Exhibit 10.7

EXECUTION

FORM OF MORTGAGE LOAN PURCHASE AND INTERIM SERVICING AGREEMENT1

[NAME OF PURCHASER],
as Purchaser

And

[NAME OF SELLER]
as Seller

Dated as of [Date]

Performing Residential Mortgage Loans

(Servicing Released)

[1]	The actual agreement with a seller may be different from the form in certain respects in order to accommodate the requirements of such sellers. Changes from the form may include language to address the following issues: the inclusion of FHA mortgages, loans with private mortgage insurance, various changes to accommodate the purchase of second lien loans, certain changes to representations and warranties, Rule 15Ga-1 notices, confidentiality of pre- and post-securitization review, certain events of default, description of deviations from underwriting guidelines, furnishing assignments of mortgage, certain MERS designated mortgage loan procedures, whole loan transfers or securitizations during interim servicing period, the use of brokers, delivery of financial statements, seller as owner of record, and litigation issues.

EXHIBITS

EXHIBIT A-1	CONTENTS OF EACH MORTGAGE FILE
EXHIBIT A-2	CONTENTS OF EACH CREDIT FILE
EXHIBIT B	MORTGAGE LOAN SCHEDULE DATA FIELDS
EXHIBIT C	FORM OF SECURITY RELEASE

EXHIBIT D	FORM OF ASSIGNMENT AND CONVEYANCE AGREEMENT
EXHIBIT E	FORM OF NOTICE OF SALE OF OWNERSHIP OF MORTGAGE LOAN
EXHIBIT F	TRANSFER PROCEDURES
EXHIBIT G	REGULATION AB COMPLIANCE ADDENDUM

ATTACHMENT 1	FORM OF ANNUAL CERTIFICATION
ATTACHMENT 2	SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

MORTGAGE LOAN PURCHASE AGREEMENT

This MORTGAGE LOAN PURCHASE AGREEMENT (the “Agreement”), dated as of [DATE], is between [NAME OF PURCHASER], a [COMPANY TYPE] having an office at [ADDRESS] (the “Purchaser”), and [NAME OF SELLER], a [COMPANY TYPE], having an office at [ADDRESS] (the “Seller”).

WITNESSETH:

WHEREAS, the Seller desires to sell, from time to time, to the Purchaser, and the Purchaser desires to purchase, from time to time, from the Seller certain residential mortgage loans originated and underwritten and/or underwritten re-underwritten by the Seller (the “Mortgage Loans”), including the Servicing Rights on a servicing released basis as described herein, and which shall be delivered in pools of whole loans (each, a “Mortgage Loan Package”) on various dates as provided herein (each, a “Closing Date”);

WHEREAS, the Purchaser and the Seller wish to prescribe the manner of the conveyance, control and interim servicing of the Mortgage Loans;

WHEREAS, each Mortgage Loan is secured by a mortgage, deed of trust or other security instrument creating a first lien on a residential dwelling located in the jurisdiction indicated on the related Mortgage Loan Schedule;

NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Seller agree as follows:

Article I

DEFINITIONS

Section 1.01         Defined Terms.

For purposes of this Agreement the following capitalized terms shall have the respective meanings set forth below.

Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices (including collection procedures) that are in all respects legal, proper and customary in the mortgage servicing business in accordance with (a) those mortgage servicing practices (including collection procedures) of prudent mortgage banking institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, (b) the terms of the Mortgage Note and Mortgage and (c) the Fannie Mae Guides. Such standard of care shall not be lower than that which the Seller customarily employs and exercises in servicing and administering similar mortgage loans for its own account and shall be in full compliance with all federal, state and local laws, ordinances, rules and regulations.

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Adjustment Date: With respect to each adjustable rate Mortgage Loan, the date set forth in the related Mortgage Note on which the Mortgage Interest Rate on the Mortgage Loan is adjusted in accordance with the terms of the Mortgage Note.

Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Agreement: This Mortgage Loan Purchase Agreement, including all exhibits, attachments and schedules hereto, and all amendments hereof and supplements hereto.

ALTA: The American Land Title Association or any successor thereto.

Applicable Law: All provisions of statutes, rules and regulations, interpretations and orders, and regulatory guidance of governmental bodies or regulatory agencies applicable to the origination, servicing, transfer, securitization or disposition of mortgage loans or any related activity thereto, and all applicable orders and decrees of all courts and arbitrators in proceedings or actions.

Appraisal Package: As defined in Section 5.01.

Appraised Value: With respect to any Mortgaged Property, the lesser of (i) the value (or the lowest value if more than one appraisal is received) thereof as determined by a Qualified Appraiser at the time of origination of the Mortgage Loan, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan; provided, however, that in the case of a refinanced Mortgage Loan, such value (or the lowest value if more than one appraisal is received) of the Mortgaged Property is based solely upon the value determined by a Qualified Appraiser at the time of origination of such refinanced Mortgage Loan.

ASF RMBS Disclosure Package: The ASF RMBS Disclosure Package issued by the American Securitization Forum on July 15, 2009, as revised from time to time.

Assignment and Conveyance Agreement: As defined in Section 6.01.

Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser.

Business Day: Any day other than (i) a Saturday or Sunday or (ii) a day on which banking and savings and loan institutions, in the State of New York are authorized or obligated by law or executive order to be closed.

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Closing Date: The date or dates on which the Purchaser from time to time shall purchase, and the Seller from time to time shall sell, the Mortgage Loans listed on the related Mortgage Loan Schedule with respect to the related Mortgage Loan Package.

Closing Documents: All documents described herein, including the Mortgage Files and the servicing Files, that are required to be delivered at the Closing by the Seller or the Purchasers pursuant to this Agreement.

Code: Internal Revenue Code of 1986, as amended.

Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

Convertible Mortgage Loan: A Mortgage Loan that by its terms and subject to certain conditions allows the Mortgagor to convert the adjustable Mortgage Interest Rate thereon to a fixed Mortgage Interest Rate.

Co-op: A private, cooperative housing corporation, having only one class of stock outstanding, which owns or leases land and all or part of a building or buildings, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes the sale of stock and the issuance of a Co-op Lease.

Co-op Lease: With respect to a Co-op Loan, the lease with respect to a dwelling unit occupied by the Mortgagor and relating to the stock allocated to the related dwelling unit.

Co-op Loan: A Mortgage Loan secured by the pledge of stock allocated to a dwelling unit in a residential cooperative housing corporation and a collateral assignment of the related Co-op Lease. A private, cooperative housing corporation, having only one class of stock outstanding, which owns or leases land and all or part of a building or buildings, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes the sale of stock and the issuance of a Co-op Lease.

Covered Loan: A Mortgage Loan categorized as Covered pursuant to Appendix E of Standard & Poor’s Glossary, or any other similarly designated loan as defined under any state, local, or federal law, as defined by applicable predatory and abusive lending laws.

Credit File: With respect to any Mortgage Loan, a file pertaining to such Mortgage Loan which contains the documents described on Exhibit A-2 attached hereto together with the credit documentation relating to the origination of such Mortgage Loan and copies of the related Mortgage Loan Documents, which may be imaged, maintained on microfilm or otherwise retained using any other comparable medium.

Credit Score: The credit score, obtained at origination or such other time by the Seller, and which, for each Mortgage Loan, shall be (i) the lesser credit score if two credit scores are obtained or (ii) the middle credit score if three credit scores are obtained. When there is more than one applicant, the lowest of the applicants’ Credit Scores will be used based on the methodology set forth in the previous sentence. There is only one (1) score for any Mortgage Loan regardless of the number of borrowers and/or applicants.

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Custodian: [CUSTODIAN], and its successors in interest.

Cut-off Date: The date or dates designated as such on the related Mortgage Loan Schedule with respect to the related Mortgage Loan Package.

Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

Fannie Mae: The Federal National Mortgage Association, or any successor thereto.

FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

FDPA: The Flood Disaster Protection Act of 1973, as amended.

FHA: The Federal Housing Administration, an agency within the United States Department of Housing and Urban Development, or any successor thereto and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

FHA Loan: A Mortgage Loan that is the subject of FHA Mortgage Insurance.

FHA Mortgage Insurance: Mortgage insurance authorized under Sections 203(b), 213, 221(d)(2), 222, and 235 of the National Housing Act, as amended, codified in 24 Code of Federal Regulations, and provided by the FHA.

FHFA: The Federal Housing Finance Agency.

FIRREA: The Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended and in effect from time to time.

First Lien Loan: A Mortgage Loan secured by a first lien Mortgage on the related Mortgaged Property.

Freddie Mac: The Federal Home Loan Mortgage Corporation, or any successor thereto.

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Gross Margin: With respect to any adjustable rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note and the related Mortgage Loan Schedule that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note to determine the new Mortgage Interest Rate for such Mortgage Loan.

Helping Families Act: As defined in Section 6.05.

High Cost Loan: A Mortgage Loan (a) covered by the Home Ownership and Equity Protection Act of 1994, (b) classified as a “high cost home,” “threshold,” “covered,” “high risk home,” “predatory” or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing, with respect to Mortgage Loans having high interest rates, points and/or fees, heightened regulatory scrutiny or additional legal liability for residential mortgage loans) or (c) categorized as High Cost pursuant to Appendix E of Standard & Poor’s Glossary. For avoidance of doubt, the parties agree that this definition shall apply to any law regardless of whether such law is presently, or in the future becomes, the subject of judicial review or litigation.

HUD: The Department of Housing and Urban Development, or any federal agency or official thereof which may from time to time succeed to the functions thereof with regard to FHA Mortgage Insurance. The term “HUD,” for purposes of this Agreement, is also deemed to include subdivisions thereof such as the FHA and Government National Mortgage Association.

Index: The index indicated in the related Mortgage Note for each adjustable rate Mortgage Loan.

Initial Rate Cap: With respect to each adjustable rate Mortgage Loan and the initial Adjustment Date therefor, a number of percentage points per annum that is set forth in the Mortgage Loan Schedule and in the related Mortgage Note, which is the maximum amount by which the Mortgage Interest Rate for such adjustable rate Mortgage Loan may increase or decrease from the Mortgage Interest Rate in effect immediately prior to such Adjustment Date.

Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

Interim Funder: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS System as the interim funder pursuant to the MERS Procedures Manual.

Interim Servicing Period: For each Mortgage Loan Package, a period commencing with the related Closing Date and expiring on the related Servicing Transfer Date.

Investor: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS System as the investor pursuant to the MERS Procedures Manual.

Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale or otherwise or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

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Maximum Mortgage Interest Rate: With respect to each adjustable rate Mortgage Loan, a rate that is set forth in the related Mortgage Note and is the maximum interest rate to which the Mortgage Interest Rate on such adjustable rate Mortgage Loan may be increased on any Adjustment Date.

Minimum Mortgage Interest Rate: With respect to each adjustable rate Mortgage Loan, a rate that is set forth in the related Mortgage Note and is the minimum interest rate to which the Mortgage Interest Rate on such adjustable rate Mortgage Loan may be decreased on any Adjustment Date.

MERS: Mortgage Electronic Registration Systems, Inc., a Delaware corporation, and its successors in interest.

MERS Designated Mortgage Loan: Mortgage Loans for which (a) the Seller has designated or will designate MERS as, and has taken or will take such action as is necessary to cause MERS to be, the mortgagee of record, as nominee for the Seller, in accordance with MERS Procedure Manual and (b) the Seller has designated or will designate the Purchaser as the Investor on the MERS System.

MERS Identification Number: The eighteen digit number permanently assigned to each MERS Designated Mortgage Loan.

MERS Procedure Manual: The MERS Procedures Manual, as it may be amended, supplemented or otherwise modified from time to time.

MERS Report: The report from the MERS System listing MERS Designated Mortgage Loans and other information.

MERS System: MERS mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

Monthly Payment: The scheduled monthly payment of principal and/or interest on a Mortgage Loan.

Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien, in the case of a First Lien Loan, or a second lien, in the case of a Second Lien Loan, on an unsubordinated estate in fee simple in real property securing the Mortgage Note; except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely accepted practice, the mortgage, deed of trust or other instrument securing the Mortgage Note may secure and create, with respect to a First Lien Loan, a first lien, and with respect to a Second Lien Loan, a second lien, in each case, upon a leasehold estate of the Mortgagor. With respect to a Co-op Loan, the Security Agreement.

Mortgage File: The items pertaining to a particular Mortgage Loan referred to in Exhibit A-1 annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

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Mortgage Interest Rate: With respect to each fixed rate Mortgage Loan, the fixed annual rate of interest borne by the related Mortgage Note. With respect to each adjustable rate Mortgage Loan, the annual rate at which interest accrues on such adjustable rate Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate, (i) as of any date of determination until the first Adjustment Date following the related Cut-off Date shall be the Mortgage Interest Rate in effect immediately following the related Cut-off Date and (ii) as of any date of determination thereafter shall be the rate as adjusted on the most recent Adjustment Date, to equal the sum of the applicable Index plus the related Gross Margin; provided that the Mortgage Interest Rate on such adjustable rate Mortgage Loan on any Adjustment Date shall never be (a) more than the lesser of (1) the sum of the Mortgage Interest Rate in effect immediately prior to the Adjustment Date plus the related Periodic Rate Cap, if any, and (2) the related Maximum Mortgage Interest Rate or, (b) less than the greater of (1) the remainder of the Mortgage Interest Rate in effect immediately prior to the Adjustment Date minus the related Periodic Rate Cap, if any, and (2) the related Minimum Mortgage Interest Rate.

Mortgage Loan: An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the applicable Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, Credit File, the Monthly Payments, Principal Prepayments, Prepayment Penalties, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased mortgage loans.

Mortgage Loan Documents: The documents specified on Exhibit A required to be delivered to the Custodian pursuant to Section 6.03 with respect to any Mortgage Loan and any additional mortgage documents pertaining to such Mortgage Loan that are customarily maintained in connection with the origination of such Mortgage Loan.

Mortgage Loan Package: Each pool of Mortgage Loans, which shall be purchased by the Purchaser from the Seller from time to time on each Closing Date.

Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the annual rate of interest remitted to the Purchaser, which shall be equal to the Mortgage Interest Rate.

Mortgage Loan Schedule: The list of Mortgage Loans for each Mortgage Loan Package subject to this Agreement identified on a Schedule 1 to the related Assignment and Conveyance setting forth each of the applicable Mortgage Loan Schedule Data Fields. To the extent the Seller implements the ASF RMBS Disclosure Package during the term of this Agreement, the Seller will provide the information with respect to each Mortgage Loan included in the ASF RMBS Disclosure Package in lieu of Exhibit B on Closing Dates following such implementation.

Mortgage Loan Schedule Data Fields: The schedule of data fields with respect to each Mortgage Loan, set forth on Exhibit B.

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Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

Mortgaged Property: With respect to a Mortgage Loan that is not a Co-op Loan, the Mortgagor’s real property (or leasehold estate, if applicable) securing repayment of a related Mortgage Note, consisting of an unsubordinated estate in fee simple or, with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely accepted practice, a leasehold estate, in a single parcel or multiple contiguous parcels of real property improved by a Residential Dwelling. With respect to a Co-op Loan, the stock allocated to a dwelling unit in the residential cooperative housing corporation that was pledged to secure such Co-op Loan and the related Co-op Lease.

Mortgagor: The obligor on the related Mortgage Note.

Officer’s Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or a President or a Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Seller, and delivered to the Purchaser as required by this Agreement.

Opinion of Counsel: A written opinion of counsel reasonably acceptable to the Purchaser; provided that any Opinion of Counsel relating to (a) qualification of the Mortgage Loans in a REMIC or (b) as otherwise described in Section 8.03, must be an opinion of counsel who (i) is in fact independent of the Purchaser, (ii) does not have any material direct or indirect financial interest in the Purchaser or in an affiliate of any such entity and (iii) is not connected with the Purchaser as an officer, employee, director or person performing similar functions.

Periodic Rate Cap: With respect to each adjustable rate Mortgage Loan and any Adjustment Date therefor, a number of percentage points per annum that is set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Interest Rate for such Mortgage Loan may increase (without regard to the Maximum Mortgage Interest Rate) or decrease (without regard to the Minimum Mortgage Interest Rate) on such Adjustment Date from the Mortgage Interest Rate in effect immediately prior to such Adjustment Date.

Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

PMI Policy: A policy of primary mortgage guaranty insurance issued by a Qualified Insurer.

Prepayment Penalty: With respect to each Mortgage Loan, the premiums, fees or charges, if any, due if the Mortgagor prepays such Mortgage Loan as provided in the related Mortgage Note or Mortgage.

Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any Prepayment Penalty or premium thereon, and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

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Purchase Price: The price paid on the related Closing Date by the Purchaser to the Seller in exchange for the Mortgage Loans purchased on such Closing Date as calculated in Article IV of this Agreement.

Purchase Price and Terms Agreement: Those certain agreements setting forth the general terms and conditions of the transactions consummated herein and identifying the Mortgage Loans to be purchased from time to time hereunder in one or more Mortgage Loan Packages, by and between the Seller and the Purchaser.

Purchaser: [NAME OF PURCHASER], a [COMPANY TYPE], and its successors in interest and assigns, or any successor to the Purchaser under this Agreement as herein provided.

Qualified Appraiser: With respect to each Mortgage Loan, an appraiser, duly appointed by the Seller, licensed or certified by the applicable governmental body in which the related Mortgaged Property is located, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfy the requirements of Fannie Mae or Freddie Mac and Title XI of FIRREA and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

Qualified Correspondent: Any Person from which Seller purchased Mortgage Loans, provided that, the following conditions are satisfied: (i) such Mortgage Loans were originated pursuant to an agreement between the Seller and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Seller, in strict compliance with the Seller Underwriting Guidelines or if not underwritten in conformance to the Seller Underwriting Guidelines, has reasonable compensating factors which are documented in the related Mortgage File; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by the Seller within such time period such that the Seller is able to comply with all the time periods set forth in this Agreement; and (iii) the Seller employed, at the time such Mortgage Loans were acquired by the Seller, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that the Persons from which it purchased the Mortgage Loans properly applied the Seller Underwriting Guidelines or if not underwritten in conformance to the Seller Underwriting Guidelines, had reasonable compensating factors and provided the Purchaser with satisfactory evidence of such compliance or such reasonable compensating factors.

Qualified Insurer: Any insurer qualified to do business in the state in which any related Mortgaged Property is located and approved as an insurer by Fannie Mae or Freddie Mac.

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Rating Agencies: Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, Moody’s Investors Service, Inc., Fitch, Inc., DBRS, Inc. or any other nationally recognized statistical rating organization.

Rating Agency Disclosure: As defined in Section 12.01.

Reconstitution: Any Whole Loan Transfer or Securitization Transaction.

Reconstitution Agreements: The agreement or agreements entered into by the Seller and the Purchaser and/or certain third parties on the Reconstitution Date or Dates with respect to any or all of the Mortgage Loans sold hereunder, in connection with a Whole Loan Transfer or Securitization Transaction pursuant to Article XII.

Reconstitution Date: As defined in Article XII.

Regulation AB: Means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506-1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Relief Act: The Servicemembers’ Civil Relief Act.

REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Internal Revenue Code of 1986.

REO Disposition: The final sale by the servicer of a Mortgaged Property acquired by the servicer in foreclosure or by deed in lieu of foreclosure.

REO Disposition Proceeds: All amounts received with respect to an REO Disposition.

REO Property: A Mortgaged Property acquired by the servicer through foreclosure or deed in lieu of foreclosure.

Repurchase Price: With respect to any Mortgage Loan for which a breach of a representation or warranty from the Agreement is found, a price equal to (i) the then outstanding principal balance of the Mortgage Loan to be repurchased, plus (ii) accrued interest thereon at the Mortgage Interest Rate from the date to which interest had last been paid through the date of such repurchase, plus (iii) the amount of any outstanding advances owed to any servicer, and plus (iv) Purchaser’s reasonable and customary out-of-pocket expenses incurred by Purchaser in transferring such Mortgage Loan, including, without limitation, expenses incurred for maintenance and repairs, assessments, taxes and similar items, to the extent not paid out of an escrow account transferred by Seller to Purchaser, and all costs and expenses incurred in the enforcement of the Seller’s repurchase obligation hereunder.

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Residential Dwelling: Any one of the following: (i) a detached one family dwelling, (ii) a detached two to four family dwelling, (iii) a one family dwelling unit in a condominium project or (iv) a one family dwelling in a planned unit development, mobile home or manufactured home.

RESPA: Real Estate Settlement Procedures Act, as amended from time to time.

Second Lien Loan: A Mortgage Loan secured by a second lien Mortgage on the related Mortgaged Property.

Securities Act: The Securities Act of 1933, as amended.

Securitization Transaction: The sale or transfer of some or all of the Mortgage Loans to a trust or other entity as part of a publicly issued and/or privately placed, rated or unrated mortgage pass-through or other mortgage-backed securities transaction.

Security Agreement: The agreement creating a security interest in the stock allocated to a dwelling unit in the residential cooperative housing corporation that was pledged to secure such Co-op Loan and the related Co-op Lease.

Seller: As defined in the initial paragraph of this Agreement, together with its successors in interest.

Seller Underwriting Guidelines: The credit-granting or underwriting criteria and guidelines used by the Seller in originating mortgage loans, and reviewed and approved by the Purchaser.

Servicing Advances: All customary, reasonable and necessary “out-of-pocket” costs and expenses incurred by a servicer in the performance of its servicing obligations and made in accordance with this Agreement and Accepted Servicing Practices, including, but not limited to, the cost of (i) inspection, preservation, restoration and repair of a Mortgaged Property, (ii) any enforcement or judicial proceedings with respect to a Mortgage Loan, including foreclosure actions and (iii) the management and liquidation of REO Property.

Servicing Rights: Any and all of the following: (a) any and all rights to service the Mortgage Loans; (b) any payments to or monies received by the Seller for servicing the Mortgage Loans; (c) any late fees, penalties or similar payments with respect to the Mortgage Loans; (d) all agreements or documents creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights and all rights of the Seller thereunder; (e) Escrow Payments or other similar payments with respect to the Mortgage Loans and any amounts actually collected by the Seller with respect thereto; (f) all accounts and other rights to payment related to any of the property described in this paragraph; and (g) any and all documents, files, records, servicing files, servicing documents, servicing records, data tapes, computer records, or other information pertaining to the Mortgage Loans or pertaining to the past, present or prospective servicing of the Mortgage Loans.

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Servicing Transfer Date: For each Mortgage Loan Package, the date set forth in the Purchase Price and Terms Agreement for transfer of the servicing from the Seller to a Successor Servicer.

Standard & Poor’s Glossary: The Standard & Poor’s LEVELS® Glossary, as may be in effect from time to time.

Static Pool Information: Static pool information as described in Item 1105(a)(1)-(3) and 1105(c) of Regulation AB.

Subservicer: Any Person with which the Seller has entered into a subservicing agreement and which is responsible for the performance (whether directly or through Subservicers or subcontractors) of a substantial portion of the material servicing functions required to be performed by the Seller under this Agreement that are identified in Item 1122(d) of Regulation AB, provided that, such Person is a Fannie Mae or Freddie Mac approved seller/servicer in good standing and no event has occurred, including but not limited to a change in insurance coverage, that would make it unable to comply with the eligibility for seller/servicers imposed by Fannie Mae or Freddie Mac.

Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Seller or a Subservicer.

Successor Servicer: As defined in Section 13.01(a).

Third Party Originator: Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Seller.

USPAP: The Uniform Standards of Professional Appraisal Practice, as amended and in effect from time to time.

VA: The United States Department of Veteran’s Affairs or any successor thereto.

VA Loan: A Mortgage Loan which is subject of a VA Loan Guaranty Agreement

VA Loan Guaranty Agreement: The obligation of the United States to pay a specific percentage of a loan (subject to a maximum amount) upon default of the Mortgagor pursuant to the Servicemen’s Readjustment Act, as amended, codified in 38 Code of Federal Regulations.

Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans, other than a Securitization Transaction.

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Article II

AGREEMENT TO SELL AND PURCHASE MORTGAGE LOANS

Section 2.01         Agreement to Sell and Purchase Mortgage Loans.

Subject to the terms and provisions of this Agreement, the Seller agrees to sell, from time to time, and the Purchaser agrees to purchase from time to time, Mortgage Loans, inclusive of the Servicing Rights associated therewith, having an aggregate principal balance on the related Cut-off Date in an amount as set forth in the related Purchase Price and Terms Agreement, or in such other amount as agreed by the Purchaser and the Seller as evidenced by the actual aggregate principal balance of the Mortgage Loans accepted by the Purchaser on each Closing Date. Each of the Seller and the Purchaser agrees that mortgage loans originated by any Third Party Originator or Qualified Correspondent shall be eligible for inclusion in a Mortgage Loan Package under this Agreement; provided, that the Seller has notified the Purchaser thereof and the Seller has underwritten such mortgage loans or undertaken a full re-underwriting of such mortgage loans, in each case in accordance with the Seller Underwriting Guidelines, and the Purchaser has consented to the inclusion of such mortgage loans in a Mortgage Loan Package.

Article III

MORTGAGE LOAN SCHEDULES

Section 3.01         Delivery of Mortgage Loan Schedule.

The Seller shall deliver the related Mortgage Loan Schedule for the Mortgage Loans to be purchased on a particular Closing Date to the Purchaser at least five (5) Business Days prior to the related Closing Date. The obligation of the Purchaser to purchase any Mortgage Loan from the Seller on the Closing Date is expressly contingent upon the satisfactory due diligence review (as set forth in Section 5.01) prior to the Closing Date by the Purchaser to confirm that such Mortgage Loan conforms to the terms of the related Purchase Price and Terms Agreement and this Agreement.

Article IV

PURCHASE PRICE

Section 4.01         Purchase Price.

The Purchase Price for each Mortgage Loan shall be the percentage of par as stated in the related Purchase Price and Terms Agreement (subject to adjustment as provided therein), multiplied by the aggregate principal balance, as of the related Cut-off Date, of the Mortgage Loans listed on the related Mortgage Loan Schedule, after application of scheduled payments of principal due on or before the related Cut-off Date, but only to the extent such payments were actually received. If so provided in the related Purchase Price and Terms Agreement, portions of the Mortgage Loans shall be priced separately.

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In addition to the Purchase Price as described above, with respect to any Mortgage Loans which are less than 30 days delinquent as of the Cut-off Date, the Purchaser shall pay to the Seller, at closing, accrued interest on the current principal amount of the related Mortgage Loans as of the related Cut-off Date at the weighted average Mortgage Interest Rate of those Mortgage Loans; provided, that, Purchaser shall not pay more than 30 days’ interest with respect to any Mortgage Loan. The Purchase Price plus accrued interest as set forth in the preceding paragraph shall be paid to the Seller by wire transfer of immediately available funds to an account designated by the Seller in writing. The Purchaser shall not reimburse the Seller for any corporate advances, servicing advances or escrow advances outstanding prior to the related Closing Date.

The Purchaser shall be entitled to (1) all recoveries of principal collected on or after the related Cut-off Date, and (2) all payments of interest on the Mortgage Loans. The outstanding principal balance of each Mortgage Loan as of the related Cut-off Date is determined after application of payments of principal received on or before the related Cut-off Date, together with any unscheduled principal prepayments collected prior to such Cut-off Date.

Article V

EXAMINATION OF MORTGAGE FILES

Section 5.01         Examination of Mortgage Files.

The Seller understands that the Purchaser agrees, subject to the terms and provisions of this Agreement, to purchase only mortgage loans that conform with any terms set forth in the related Purchase Price and Terms Agreement and that the Seller has underwritten at origination (or re-underwritten) in accordance with the Seller Underwriting Guidelines provided to the Seller by the Purchaser, except to the extent that any deviation to such guidelines is based on compensating factors which are disclosed to and accepted by the Purchaser prior to such purchase.

Prior to the related Closing Date, the Seller shall have provided the Purchaser with appraisal documentation (the “Appraisal Package”) to enable the Purchaser to perform a satisfactory valuation review of the related Mortgaged Property. The Seller agrees that the Purchaser shall be under no obligation to purchase any Mortgage Loan if the Purchaser has not been provided with such Appraisal Package, completed such review prior to the related Closing Date of the Mortgage Loan and is in agreement with the valuation.

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At least ten (10) Business Days prior to the related Closing Date, the Seller shall also (a) deliver to the Purchaser or its designee in escrow, for examination with respect to each Mortgage Loan to be purchased, the related Mortgage File, including a copy of the Assignment of Mortgage (except with respect to MERS Designated Mortgage Loans) and all credit and servicing files (including, without limitation, any related Mortgagor’s payment history (at least 12 months, if applicable)), pertaining to each Mortgage Loan, and (b) make the related Credit File available to the Purchaser for examination at such other location as shall otherwise be acceptable to the Purchaser. With respect to MERS Designated Mortgage Loans, the Seller shall take such actions as are necessary to cause the Purchaser or its designee to be shown as the owner of the related Mortgage on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Seller further agrees that it will not alter any information or documents delivered to or made available to the Purchaser pursuant to this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement. The Purchaser may also from time to time appoint a due diligence vendor as its agent to perform a due diligence review of the Mortgage Loans proposed to be sold. The Seller shall deliver or make available all required documentation with respect to the origination and/or servicing of each Mortgage Loan in the manner described herein. With respect to Mortgage Loans that were originated sixty (60) or more days prior to the related Closing Date, the Seller will also make available a current Credit Score of each Mortgagor provided by Fair Isaac Corporation or such other organization acceptable to the Purchaser. The Purchaser may also request from Seller broker price opinions or other valuation methodologies with respect to each Mortgage Loan that was originated sixty (60) or more days prior to the related Closing Date. Such examination may be made by the Purchaser or its designee at any reasonable time before or after the related Closing Date. If the Purchaser makes such examination prior to the related Closing Date and determines, in its sole discretion, that any Mortgage Loans are unacceptable to the Purchaser for any reason, such Mortgage Loans shall be deleted from the related Mortgage Loan Schedule and the Purchaser shall have no obligation to purchase such deleted Mortgage Loans. The Purchaser may, at its option and without notice to the Seller, purchase some or all of the Mortgage Loans without conducting any partial or complete examination.

Notwithstanding anything to the contrary in two preceding paragraphs, the failure of the Purchaser to identify or discover any deficiency or error with respect to any Appraisal Package, Credit File or failure to otherwise reject any such package will not release the Seller from its obligations to provide any other required documentation or correct any errors in accordance with the provisions of this Agreement, nor impair or diminish the rights of the Purchaser or any of its successors under this Agreement with respect to a breach of the representations and warranties contained in this Agreement, including but not limited to Purchaser’s or any of its successors’ rights to demand repurchase or other relief or remedy provided for in this Agreement.

Article VI

SALE AND CONVEYANCE FROM SELLER TO PURCHASER

Section 6.01         Sale and Conveyance of Mortgage Loans.

The Seller, simultaneously with the delivery of the Mortgage Loan Schedule with respect to the related Mortgage Loan Package to be purchased on each Closing Date, shall execute and deliver an Assignment and Conveyance Agreement in the form attached hereto as Exhibit D (the “Assignment and Conveyance Agreement”).

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Pursuant to Section 6.03, originals or copies (if acceptable to the Purchaser) of all Mortgage Loan Documents listed on Exhibit A hereto and comprising the Mortgage File shall be delivered to the Purchaser or the Custodian on or prior to the Closing Date. In accordance with Section 6.03, the Seller shall have access to the Mortgage Loan Documents for the sole purpose of interim servicing the related Mortgage Loans. Upon the purchase of the Mortgage Loans, the ownership of each Mortgage Note, Mortgage and each related Mortgage File is vested in the Purchaser and the ownership of all records and documents with respect to each related Mortgage Loan prepared by or which come into the possession of the Seller shall immediately vest in the Purchaser.

Section 6.02         Books and Records.

Record title to each Mortgage as of the related Closing Date shall be in a name designated by the Purchaser. All rights arising out of the Mortgage Loans, inclusive of the Servicing Rights, including, but not limited to, all funds received by the Seller or its designee servicer after the related Cut-off Date on or in connection with a Mortgage Loan shall be vested in the Purchaser or one or more designees of the Purchaser; provided, however, that prior to the Servicing Transfer Date, all funds received on or in connection with a Mortgage Loan shall be received and held by the Seller or its designee servicer in trust for the benefit of the Purchaser or the appropriate designee of the Purchaser, as the case may be, as the owner of the Mortgage Loans pursuant to the terms of this Agreement.

The Seller, while acting as interim servicer, shall maintain a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser and shall be available for inspection by the Purchaser upon request. Such books and records shall be appropriately identified in the Seller’s computer system to reflect clearly the sale of such related Mortgage Loan to the Purchaser and the ownership thereof by the Purchaser.

It is the express intention of the parties that the transactions contemplated by this Agreement be, and be construed as, a sale of the Mortgage Loans by the Seller and not a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller. Consequently, the sale of each Mortgage Loan shall be reflected as a sale on the Seller’s business records, tax returns and financial statements.

Section 6.03         Delivery of Mortgage Loan Documents.

The Seller shall deliver and release to the Custodian no later than five (5) Business Days prior to the related Closing Date pursuant to a mutually acceptable bailee letter those Mortgage Loan Documents set forth on Exhibit A hereto with respect to each Mortgage Loan set forth on the related Mortgage Loan Schedule.

The Seller shall pay all costs associated with the shipment of the Mortgage Loan Documents to the Custodian. The Seller and the Purchaser shall pay all fees and expenses of the Custodian, as incurred by each party.

The Seller shall forward to the Custodian, or to such other Person as the Purchaser shall designate in writing, original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement prior to the Servicing Transfer Date within two weeks of their execution, provided, however, that the Seller shall provide the Custodian, or to such other Person as the Purchaser shall designate in writing, with a certified true copy of any such document submitted for recordation within two weeks of its execution, and shall promptly provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within ninety (90) days of its submission for recordation.

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In the event any document required to be delivered to the Custodian under this Agreement, including an original or copy of any document submitted for recordation to the appropriate public recording office, is not so delivered to the Custodian, or to such other Person as the Purchaser shall designate in writing, within ninety (90) days following the related Closing Date (other than with respect to the Assignments of Mortgage which shall be delivered pursuant to this Section 6.03), and in the event that the Seller does not cure such failure within 30 days of discovery or receipt of written notification of such failure from the Purchaser, the related Mortgage Loan shall, upon the request of the Purchaser, be repurchased by the Seller at the price and in the manner specified in Section 8.03. The foregoing repurchase obligation shall not apply in the event that the Seller cannot deliver an original document submitted for recordation to the appropriate public recording office within the specified period due to a delay caused by the recording office in the applicable jurisdiction; provided that the Seller shall instead deliver a recording receipt of such recording office or, if such recording receipt is not available, an Officer’s Certificate of a servicing officer of the Seller, confirming that such documents have been accepted for recording; provided that, upon request of the Purchaser and delivery by the Purchaser to the Seller of a schedule of the related Mortgage Loans, the Seller shall reissue and deliver to the Purchaser or its designee said Officer’s Certificate.

All Assignments of Mortgage shall be promptly recorded in the name of the Purchaser or in ‘blank’ or in the name of a Person designated by the Purchaser in all appropriate public offices for real property records. The Seller shall pay all initial recording fees, if any, for each Assignment of Mortgage and any other fees or costs in transferring all original documents to the Custodian or, upon written request of the Purchaser, to the Purchaser or the Purchaser’s designee.

Section 6.04         MERS Designated Loans.

With respect to each MERS Designated Mortgage Loan, the Seller shall, on or prior to the related Closing Date, designate the Purchaser as the Investor and the Custodian as custodian, and no Person shall be listed as Interim Funder on the MERS System. In addition, on or prior to the related Closing Date, Seller shall provide the Custodian and the Purchaser with a MERS Report listing the Purchaser as the Investor, the Custodian as custodian and no Person as Interim Funder with respect to each MERS Designated Mortgage Loan.

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Section 6.05         Helping Families Notice.

Within thirty (30) days following the Closing Date in respect of a Mortgage Loan, the Seller, at the Purchaser’s expense, shall furnish to the borrower of such Mortgage Loan the notice required by Section 404 of the Helping Families Save Their Homes Act of 2009 (the “Helping Families Act”) in accordance with the provisions of the Helping Families Act. In addition, in connection with any Securitization Transaction with respect to any of the Mortgage Loans prior to a related Servicing Transfer Date, the Seller, at the Purchaser’s expense, shall furnish to each related borrower, within thirty (30) days following the closing date with respect to such Securitization Transaction, a notice with respect to such assignment substantially in the form of Exhibit E attached hereto (or in such other form as otherwise mutually agreed between the Seller and the Purchaser), which notice shall identify the Securitization Transaction trust as the new owner of the Mortgage Loan and include any other information required by the Helping Families Act.

Article VII

INTERIM SERVICING OF THE MORTGAGE LOANS

Section 7.01         Seller to Act as Interim Servicer.

On the Closing Date, the Mortgage Loans will be sold by the Seller to the Purchaser on a servicing released basis, including any and all rights in the Servicing Rights. Subject to, and upon the terms and conditions of this Agreement, the Seller hereby transfers, assigns and delivers to the Purchaser the right to service each such Mortgage Loan sold by it as of such Closing Date. Simultaneously with the execution and delivery of this Agreement, the Seller hereby agrees to act as interim servicer to service the Mortgage Loans listed on the Mortgage Loan Schedule during the Interim Servicing Period in accordance with this Agreement and in accordance with Accepted Servicing Practices. In servicing and administering the Mortgage Loans, the Seller shall comply with all federal, state and local laws and regulations and the Mortgage Loan Documents and employ procedures (including collection procedures) and exercise the same care that a servicer customarily employs and exercises in servicing and administering mortgage loans for its own account giving due consideration to accepted mortgage servicing practices of prudent lending institutions and government-sponsored programs.

As consideration for servicing the Mortgage Loans, the Seller shall be entitled to $8.00 per Mortgage Loan, per month (the “Servicing Fee”), which amount shall be prorated for any portion of a month during which the Mortgage Loan is interim serviced pursuant to this Agreement. In addition, the Seller will retain all ancillary income derived from the Mortgage Loans, including but not limited to late charges, fees received with respect to checks or bank drafts returned by the related bank for non-sufficient funds, assumption fees and all other incidental fees and charges. The Seller shall be required to pay all expenses incurred by it in connection with its interim servicing activities hereunder and shall not be entitled to reimbursement therefor.

Continuously during the Interim Servicing Period, the Seller shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall, in accordance with the guidelines of the Real Estate Settlement Procedures Act of 1974, as amended, and all rules and regulations promulgated thereunder, take special care in ascertaining and estimating escrow payments and all other charges that will become due and payable with respect to the Mortgage Loans and each related Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable. The Purchaser acknowledges and agrees that the Seller as interim servicer shall have no obligation to advance any amounts constituting delinquent principal and interest payments.

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On the third (3rd) Business Day of each month, the Seller shall remit by wire transfer of immediately available funds to the Purchaser all amounts collected on the Mortgage Loans during the previous calendar month or other applicable period (net of unreimbursed Servicing Advances and Servicing Fees); provided, that the Seller shall have provided to the Purchaser prior to netting of any unreimbursed Servicing Advances, all back-up documentation received or in the possession related to any such Servicing Advances incurred by the Seller during the Interim Servicing Period, and the Purchaser shall have approved such amount in writing.

During the Interim Servicing Period, the Seller shall make available loan-level information generated by it with respect to the Mortgage Loans via daily posting on a secure website or daily delivery of an electronic loan tape in such form as required by the Purchaser, or in such other practical manner as mutually-agreed to between the Seller and the Purchaser.

During the Interim Servicing Period, the Seller shall participate with the Purchaser in meetings by telephone on a weekly basis (or on such other periodic basis mutually agreed to by the Seller and the Purchaser) (each such meeting, a “status call”) during which the Seller shall report to the Purchaser on the status of items relating to the Mortgage Loans including, but not limited to, any outstanding repurchase claims with respect to a Mortgage Loan. Promptly after each such call, the Seller shall prepare a written status report with respect to each of the items that were on the agenda for the call, including any actions to be taken by it pursuant to its obligations as the Seller under this Agreement. Promptly after receipt of such written status report, but not later than the next scheduled status call, the Purchaser shall confirm its agreement with each item on the written status report as an accurate report of the matters discussed on the status call to which such written report relates or shall identify to the Seller any disagreements with or omissions from such status report as an accurate report of the matters discussed on the status call.

The transfer of servicing responsibilities for the Mortgage Loans shall occur on the Servicing Transfer Date. No later than three (3) Business Days prior to the Servicing Transfer Date, the Seller shall deliver to the Purchaser or its designee all documents and records relating to the Mortgage Loans constituting the servicing file. On or prior to the third (3rd) Business Day following the Servicing Transfer Date, the Seller shall deliver to the Purchaser or its designee an accounting of amounts collected or held by it with respect thereto (on an “actual/actual” basis), remit to Purchaser or its designee all funds held by it with respect to the Mortgage Loans and otherwise use its best efforts to effect the orderly and efficient transfer of the servicing of the Mortgage Loans to Purchaser or its designee acting as Successor Servicer. Such transfer of servicing shall be in accordance with the transfer procedures in Exhibit F to this Agreement.

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Article VIII

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER;
REMEDIES FOR BREACH

Section 8.01         Representations and Warranties Regarding the Seller.

The Seller represents, warrants and covenants to the Purchaser that as of the date hereof and as of each Closing Date:

(a)          Due Organization and Authority. The Seller is a [COMPANY TYPE], duly organized and validly existing, and in good standing under the laws of its jurisdiction of [incorporation or formation] and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in the states where the Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Seller, and in any event the Seller is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan in accordance with the terms of this Agreement; no licenses or approvals obtained by the Seller have been suspended or revoked by any court, administrative agency, arbitrator or governmental body and no proceedings are pending which might result in such suspension or revocation; the Seller has the full corporate power and authority to hold each Mortgage Loan, to sell each Mortgage Loan and to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement has been duly executed and delivered and constitutes the valid, legal, binding and enforceable obligation of the Seller. All requisite [corporate] action has been taken by the Seller to make this Agreement valid and binding upon the Seller in accordance with its terms;

(b)          No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement or the sale of the Mortgage Loans as evidenced by the consummation of the transactions contemplated by this Agreement, or, if required, such consent, approval, authorization or order has been or will, prior to the related Closing Date, be obtained;

(c)          Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, who is in the business of selling and servicing mortgage loans, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

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(d)          No Conflicts. Neither the execution and delivery of this Agreement, the acquisition or origination of the Mortgage Loans by the Seller, the sale of the Mortgage Loans to the Purchaser, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Seller’s charter, by laws or other organizational documents or any legal restriction or any agreement or instrument to which the Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject, or result in the creation or imposition of any lien, charge or encumbrance that would have an adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument, or impair the ability of the Purchaser to realize on the Mortgage Loans, impair the value of the Mortgage Loans, or impair the ability of the Purchaser to realize the full amount of any insurance benefits accruing pursuant to this Agreement;

(e)          Ability to Service. The Seller or the Seller’s approved sub-servicer is an approved seller/servicer of conventional residential mortgage loans for Fannie Mae or Freddie Mac, with the facilities, procedures, and experienced personnel necessary for the sound interim servicing of mortgage loans of the same type as the Mortgage Loans. The Servicer is a HUD approved mortgagee pursuant to Section 203 of the National Housing Act and is in good standing to sell mortgage loans to and service mortgage loans for Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Seller unable to comply with Fannie Mae or Freddie Mac eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac. The Seller is duly qualified, licensed, registered and otherwise authorized under all applicable federal, state and local laws, and regulations, if applicable, meets the minimum capital requirements set forth by HUD, the OCC or the FDIC, if applicable, and is in good standing to enforce, originate, sell mortgage loans to the Purchaser, and service mortgage loans in each jurisdiction wherein the Mortgaged Properties are located. The servicing and collection practices used by the Seller or the Seller’s sub-servicer with respect to each Mortgage Note and Mortgage have been in all respects legal, proper and prudent in the mortgage servicing business;

(f)          No Litigation Pending. There is no action, suit, proceeding or investigation pending or threatened against the Seller, before any court, administrative agency or other tribunal asserting the invalidity of this Agreement, seeking to prevent the consummation of any of the transactions contemplated by this Agreement or which, either in any one instance or in the aggregate, (i) may result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted, or in any material liability on the part of the Seller, or (ii) would prohibit the Seller from entering into this Agreement or seek to prevent the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement or (iii) would otherwise draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Seller contemplated herein, or which would be likely to prohibit or impair materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement;

(g)          Ability to Perform. The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Seller is solvent and the sale of the Mortgage Loans will not cause the Seller to become insolvent. The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of Seller’s creditors;

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(h)          Sale Treatment. The disposition of the Mortgage Loans shall be treated as a sale on the books and records of the Seller. The Seller has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for accounting and tax purposes. The Seller shall maintain records which shall reflect the Purchaser’s ownership of each Mortgage Loan;

(i)          Fair Consideration. The consideration received by the Seller upon the sale of the Mortgage Loans under this Agreement constitutes fair consideration and reasonably equivalent value for the Mortgage Loans;

(j)          Selection Process. The Mortgage Loans were selected from among the outstanding fixed and adjustable rate one- to four-family mortgage loans in the Seller’s mortgage banking portfolio at the applicable Closing Date as to which the representations and warranties set forth in Section 8.02 could be made and such selection was not made in a manner so as to affect adversely the interests of the Purchaser;

(k)          Mortgage Loan Package Characteristics. The characteristics of the related Mortgage Loan Package are as set forth on the description of the pool characteristics for the applicable Mortgage Loan Package delivered pursuant to Section 6.03(c) on the related Closing Date;

(l)          No Untrue Information. Neither this Agreement nor any information, statement, tape, diskette, report, form, or other document furnished or to be furnished pursuant to this Agreement or any Reconstitution Agreement or in connection with the transactions contemplated hereby (including any Securitization Transaction or Whole Loan Transfer) contains or will contain any untrue statement of fact or omits or will omit to state a fact necessary to make the statements contained herein or therein not misleading;

(m)          Financial Statements. The Seller has delivered to the Purchaser financial statements as to its last three (3) complete fiscal years and any later quarter ended more than sixty (60) days prior to the execution of this Agreement. All such financial statements fairly present the pertinent results of operations and changes in financial position for each of such periods and the financial position at the end of each such period of the Seller and its subsidiaries and have been prepared in accordance with generally accepted accounting principles of the United States consistently applied throughout the periods involved, except as set forth in the notes thereto. In addition, the Seller has delivered information as to its loan gain and loss experience in respect of foreclosures and its loan delinquency experience for the immediately preceding three year period, in each case with respect to mortgage loans owned by it and mortgage loans serviced for others during such period, and all such information so delivered shall be true and correct in all material respects. There has been no change in the business, operations, financial condition, properties or assets of the Seller since the date of the Seller’s financial statements that would have an adverse effect on its ability to perform its obligations under this Agreement. The Seller has completed any forms requested by the Purchaser in a timely manner and in accordance with the provided instructions;

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(n)          No Brokers. The Seller has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans;

(o)          Owner of Record. The Seller is the owner of record of each Mortgage and the indebtedness evidenced by each Mortgage Note;

(p)          Seller’s Origination. The Seller’s decision to originate any mortgage loan or to deny any mortgage loan application is an independent decision based upon the Seller Underwriting Guidelines, and is in no way made as a result of Purchaser’s decision to purchase, or not to purchase, or the price Purchaser may offer to pay for, any such mortgage loan, if originated;

(q)          Securities Law Compliance. Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of any Mortgage Loans, any interest in any Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of any Mortgage Loans, any interest in any Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to any Mortgage Loans, any interest in any Mortgage Loans or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act or which would render the disposition of any Mortgage Loans a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans;

(r)          No Material Change. There has been no material adverse change in the business, operations, financial condition or assets of the Seller since the date of the Seller’s most recent financial statements; and

(s)          Compliance with the FACT Act. The sale or transfer of each Mortgage Loan by the Seller complies with all applicable laws governing such sale or transfer, including without limitation, the Fair and Accurate Transactions Act (the “FACT Act”) and the Fair Credit Reporting Act, each as may be amended from time to time, and the Seller has not received any actual or constructive notice of any identity theft, fraud, or other misrepresentation in connection with such Mortgage Loan or any party thereto.

Section 8.02         Representations and Warranties Regarding Individual Mortgage Loans.

The Seller hereby represents and warrants to the Purchaser that, as to each Mortgage Loan, as of the related Closing Date for such Mortgage Loan:

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(a)          Mortgage Loans as Described. The Mortgage Loan is in compliance with all requirements set forth in the related Purchase Price and Terms Agreement. The information set forth in the related Mortgage Loan Schedule, including any diskette or other related data tapes sent to the Purchaser, is complete, true and correct in all material respects. The information on the Mortgage Loan Schedule and the information provided correctly and accurately reflect the contents of the Seller’s records and the Mortgage File. The Mortgage Loan Schedule contains all the fields indicated in Exhibit A-1. Any seller or builder concession has been subtracted from the appraised value of the mortgaged property for purposes of determining the loan-to-value ratio and combined loan-to-value ratio. Except for information specified to be as of the origination date of the Mortgage Loan, the Mortgage Loan Schedule contains the most current information possessed by the Seller. As of the origination date of the Mortgage Loan, the most recent Credit Score listed on the Mortgage Loan Schedule is no more than four months old. No appraisal or other property valuation referred to or used to determine any data listed on the Mortgage Loan Schedule was more than 90 days old at the time of the Mortgage Loan closing;

(b)          Payments Current. No payment under any Mortgage Loan has been thirty (30) days delinquent more than one (1) time within twelve (12) months prior to the Closing Date. All payments due on a Mortgage Loan (after giving effect to any applicable grace period) on or prior to the related Closing Date have been made as of the related Closing Date; no payment made on such Mortgage Loan has been dishonored; and neither the Seller nor any other party has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage or a third party with respect to amounts to be taken from the escrow accounts and any shortfall thereof which may be remitted by the Seller, directly or indirectly, for the payment of any amount required by the Mortgage Loan;

(c)          With respect to each Mortgage Loan which is represented by the seller to have FHA or VA insurance, (i) the FHA Mortgage Insurance contract is in full force and effect and there exists no impairment to full recovery without indemnity to HUD under FHA Mortgage Insurance, or the VA Loan Guaranty Agreement is in full force and effect to the maximum extent stated therein, as applicable, (ii) all necessary steps have been taken to keep such guaranty or insurance valid, binding and enforceable and each of such is the binding, valid and enforceable obligation of the FHA and the VA, respectively, to the full extent thereof, without surcharge, set-off or defense, (iii) such Mortgage Loan is insured, or eligible to be insured, pursuant to the National Housing Act or is guaranteed, or eligible to be guaranteed, under the provisions of Chapter 37 of Title 38 of the United States Code, as applicable, (iv) with respect to each FHA insurance certificate or VA guaranty certificate, Seller has complied with applicable provisions of the insurance for guaranty contract and federal statutes and regulations, all premiums or other charges due in connection with such insurance or guarantee have been paid, there has been no act or omission which would or may invalidate any such insurance or guaranty, and the insurance or guaranty is, or when issued, will be, in full force and effect with respect to such Mortgage Loan, (v) Seller has no knowledge of any defenses, counterclaims, or rights of setoff affecting such Mortgage Loan or affecting the validity or enforceability of any private mortgage insurance or FHA Mortgage Insurance or VA loan guaranty with respect to such Mortgage Loan, and (vi) Seller has no knowledge of any circumstance which would cause such Mortgage Loan to be ineligible for FHA Mortgage Insurance or a VA loan guaranty, as applicable, or cause FHA or VA to deny or reject the related Mortgagor’s application for FHA Mortgage Insurance or a VA loan guaranty, respectively. Each Mortgage Loan was originated in accordance with the criteria of an Agency for purchase of such Mortgage Loans;

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(d)          No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, ground rents, leasehold payments, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage Note or Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage proceeds, whichever is greater, to the day which precedes by one month the Due Date of the first installment of principal and interest. Where applicable, all Homeowner Association (HOA) fees and common charges have been paid;

(e)          Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser and which has been delivered to the Purchaser. The substance of any such waiver, alteration or modification has been approved by the issuer of any related PMI Policy or LPMI Policy and the title insurer, to the extent required by the policy, and its terms are reflected on the related Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the issuer of any related PMI Policy or LPMI Policy and the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage File delivered to the Purchaser and the terms of which are reflected in the related Mortgage Loan Schedule;

(f)          No Defenses; No Bankruptcy. The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto; and the Mortgagor was not a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated. Except as indicated on the Mortgage Loan Schedule, the Mortgaged Property is not subject to any ongoing bankruptcy proceeding or foreclosure proceeding. The Mortgagor is not in bankruptcy and is not insolvent and the Seller has no knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that could reasonably be expected to cause investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent or materially adversely affect the value or marketability of the Mortgage Loan. No borrower had a prior bankruptcy in the last seven years prior to the origination of the Mortgage Loan. No borrower previously owned a property in the last seven years that was the subject of a foreclosure during the time the borrower was the owner of record;

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(g)          Hazard and Flood Insurance. All buildings or other improvements upon the Mortgaged Property (or underlying Mortgaged Property, in the case of a Co-op Loan or a Mortgage Loan that is secured by a unit in a condominium project) are insured by a Qualified Insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (i) the replacement value of the improvements securing such Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Flood Insurance Administration is in effect with a generally acceptable insurance carrier rated A:VI or better in Best’s Key Rating in an amount representing coverage not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the full insurable value of the Mortgaged Property and (iii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended. All individual insurance policies contain a standard mortgagee clause naming the Seller and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain a hazard insurance policy at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor’s cost and expense, and to seek reimbursement therefor from the Mortgagor. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement. The Seller has not acted or failed to act so as to impair the coverage of any such insurance policy or the validity, binding effect and enforceability thereof;

(h)          Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, all applicable predatory and abusive lending, usury, truth-in-lending, real estate settlement procedures, consumer credit protection (including Uniform Consumer Credit Code laws, where applicable), fair credit reporting, unfair collection practices, equal credit opportunity or fair housing and disclosure laws applicable to the origination, servicing and collection of each such Mortgage Loan have been complied with, and the Mortgagor received all disclosure materials required by Applicable Law with respect to the origination of each such Mortgage Loan and, if such Mortgage Loan is a refinanced Mortgage Loan, rescission materials required by Applicable Laws; and the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and the Seller shall maintain in its possession, available for the Purchaser’s inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements;

(i)          No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, release, cancellation, subordination or rescission. The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, and the Seller has not waived any default resulting from any action or inaction by the Mortgagor;

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(j)          Type of Mortgaged Property. With respect to a Mortgage Loan that is not a Co-op Loan, the Mortgaged Property is a fee simple estate or a leasehold estate located in a jurisdiction in which the use of a leasehold estate for residential properties is a widely accepted practice located in the state identified on the Mortgage Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual residential condominium unit in a condominium project, or a manufactured home, or an individual unit in a planned unit development, or an individual unit in a residential cooperative housing corporation; provided, however, that any condominium unit, planned unit development or residential cooperative housing corporation and any manufactured dwelling shall conform with the applicable Fannie Mae and Freddie Mac requirements regarding such dwellings. No portion of the Mortgaged Property (or underlying Mortgaged Property, in the case of a Co-op Loan) is used for commercial or agricultural purposes, and since the date of origination, no portion of the Mortgaged Property has been used for commercial or agricultural purposes; none of the Mortgaged Properties are log homes, mobile homes, geodesic domes or other unique property types; no Mortgage Loan is secured by mixed-use properties or condotels; no Mortgage Loan is a home equity line of credit;

(k)          Leaseholds. If the Mortgage Loan is secured by a long-term residential lease: a) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor’s consent (or the lessor’s consent has been obtained and such consent is in the Mortgage File), and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protection; b) the terms of such lease do not allow the termination thereof upon the lessee’s default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default or prohibit the holder of the Mortgage from being insured under the hazard insurance policy related to the Mortgaged property; c) the original term of such lease is not less than 15 years; d) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and e) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates for residential properties is an accepted practice.

(l)          Valid First or Second Lien. The Mortgage is a valid, subsisting, enforceable and perfected, first lien (with respect to a First Lien Loan) or second lien (with respect to a Second Lien Loan) on the Mortgaged Property (or underlying Mortgaged Property, in the case of a Co-op Loan), including all buildings and improvements on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The Mortgaged Property is free and clear of all encumbrances and liens having priority over the lien of the Mortgage except for:

(i)          with respect to a Second Lien Loan only, the lien of the first Mortgage on the Mortgaged Property (or underlying Mortgaged Property, in the case of a Co-op Loan);

(ii)         (a) the lien of current real property taxes and assessments not yet due and payable or (b) with respect to any Co-op Loan, liens of the related residential cooperative housing corporation for unpaid assessments representing the Mortgagor’s pro rata share of the related residential cooperative housing corporation’s payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject;

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(iii)        covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the Seller and specifically referred to or otherwise considered in the appraisal made for the Seller; and

(iv)        other matters to which like properties are commonly subject which do not individually or in the aggregate materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property or (b) with respect to a Co-op Loan only, other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security interest intended to be provided by the related Security Agreement.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected first lien (with respect to a First Lien Loan) or second lien (with respect to a Second Lien Loan) and first priority (with respect to a First Lien Loan) or second priority (with respect to a Second Lien Loan) security interest on the property described therein, or on the related cooperative shares securing the Mortgage Note with respect to any Co-op Loan, and the Seller has full right to sell and assign the same to the Purchaser;

(m)          First Lien Loans. Unless otherwise set forth on the related Mortgage Loan Schedule, with respect to any First Lien Loan, the Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

(n)          No Default. There is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and neither the Seller nor any prior mortgagee has waived any default, breach, violation or event permitting acceleration. The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default. No foreclosure action is currently threatened or has been commenced with respect to any Mortgaged Property. With respect to each Second Lien Loan, the related First Lien Loan related thereto is in full force and effect;

(o)          Validity of Mortgage Documents. The Mortgage Note and the related Mortgage and any other agreement executed and delivered by a Mortgagor in connection therewith are original and genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms subject to bankruptcy, insolvency and other laws of general application affecting the rights of creditors and Seller has taken all action necessary to transfer such rights of enforceability to Purchaser. All parties to the Mortgage Note , the Mortgage and any other such related agreement had the legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement. The Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by the Mortgagor or such other related parties;

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(p)          No Fraud. No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to any Mortgage Loan has taken place on the part of the Seller or on the part of any other party involved in the origination of the Mortgage Loan, including, without limitation, the related Mortgagor or any broker, seller, appraiser, builder or developer or in the application of any insurance in relation to such Mortgage Loan. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. The Seller has reviewed all of the documents constituting the Mortgage File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein;

(q)          Ownership. The Seller is the sole owner of record and holder of the Mortgage Loan. The related Mortgage Note and the Mortgage are not assigned or pledged, and the Seller has good and marketable title thereto, and has full right and authority to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. In the event that the Seller retains record title, the Seller shall retain such record title to each Mortgage, each related Mortgage Note and the related Mortgage Files with respect thereto in trust for the Purchaser as the owner thereof. Each sale of the Mortgage Loan from any prior owner or the Seller was in exchange for fair equivalent value, and the prior owner or the Seller, as applicable, was solvent both prior to and after the transfer and had sufficient capital to pay and was able to pay its debts as they would generally mature;

(r)          PMI Policy. Each Mortgage Loan indicated on the related Mortgage Loan Schedule as having primary mortgage insurance is covered by a valid, binding and enforceable PMI Policy as to the principal amount of the Mortgage Loan. All provisions of such PMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. The form and substance of such PMI Policy is in substantial conformance with primary mortgage insurance policies acceptable to Fannie Mae and Freddie Mac. No action, inaction, or event has occurred and no state of facts exists that has, or will result in the exclusion from, denial of, or defense to coverage. Any Mortgage Loan subject to a PMI Policy obligates the Mortgagor thereunder to maintain the PMI Policy and to pay all premiums and charges in connection therewith; provided, that, with respect to LPMI Loans, the related servicer is obligated thereunder to maintain the LPMI Policy and to pay all premiums and charges in connection therewith. The Mortgage Interest Rate for the Mortgage Loan as set forth on the related Mortgage Loan Schedule is net of any such insurance premium;

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(s)          Title Insurance. With respect to a Mortgage Loan that is not a Co-op Loan, the Mortgage Loan is covered by (i) an attorney’s opinion of title and abstract of title the form and substance of which is acceptable to mortgage lending institutions making mortgage loans in the area where the Mortgaged Property is located, (ii) an ALTA lender’s title insurance policy, (iii) with respect to any Mortgage Loan for which the Mortgaged Property is located in California, a CLTA lender’s insurance title policy, or (iv) other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac and each such title insurance policy is issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, its successors and assigns, as to the first (with respect to a First Lien Loan) or second (with respect to a Second Lien Loan) priority lien of the Mortgage in the original principal amount of the Mortgage Loan (or to the extent a Mortgage Note provides for negative amortization, the maximum amount of negative amortization in accordance with the Mortgage), subject only to the exceptions contained in clauses (ii), (iii) and (iv) of paragraph (l) of this Section 8.02 (and clause (i) if a Second Lien Loan), and in the case of adjustable rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The Seller, its successor and assigns, are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. The assignment to the Purchaser of the Seller’s interest in such lender’s title insurance policy does not require any consent of or notification to the insurer that has not been obtained or made, such lender’s title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Purchaser. No claims have been made under such lender’s title insurance policy. No prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

(t)          Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property. No improvements on adjoining properties encroach upon the Mortgaged Property. The Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

(u)          Customary Provisions. The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage;

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(v)         Occupancy of the Mortgaged Property. The Mortgaged Property is lawfully occupied under Applicable Law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and no improvement located on or part of the Mortgaged Property is in violation of any zoning law or regulation. No Mortgaged Property has been subject to a fine or registration fee due to non-occupancy. With respect to each Mortgage Loan, the Seller gave due consideration at the time of origination to factors, including but not limited to other real estate owned by the borrower, commuting distance to work, and appraiser comments and notes, the location of the property and any difference between the mailing address active in the servicing system and the subject property address to evaluate whether the occupancy status of the property as represented by the borrower was reasonable. All owner occupied properties are occupied by the owner at the time of purchase of the Mortgage;

(w)          Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the mortgagee to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor;

(x)          Due On Sale. The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder;

(y)          No Condemnation Proceedings. There is no proceeding pending or to Seller’s knowledge, threatened for the total or partial condemnation of the Mortgaged Property, nor is such a proceeding currently occurring;

(z)          Mortgaged Property Undamaged. The Mortgaged Property is undamaged by water, fire, earthquake or earth movement other than earthquake, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises was intended;

(aa)         Collection Practices; Escrow Deposits. The Seller has the facilities, procedures, and experienced personnel necessary for the sound servicing of the Mortgage Loans. The servicing and collection practices used with respect to the Mortgage Loan have been in accordance with Accepted Servicing Practices, and have been in all material respects legal and proper. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. An escrow of funds is not prohibited by Applicable Law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under the Mortgage Note and no such escrow deposits or Escrow Payments are being held by the Seller for any work on a Mortgaged Property which has not been completed;

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(bb)         Interest on Escrows. As of the related Closing Date, the Seller has credited to the account of Mortgagors under the Mortgage Loans all interest required to be paid by Applicable Law or by the terms of the related Mortgage Note on any escrow account. Evidence of such credit shall be provided to the Purchaser upon request;

(cc)         Escrow Analysis. The Seller has properly conducted an escrow analysis for each escrowed Mortgage Loan in accordance with Applicable Law. All books and records with respect to each Mortgage Loan comply with Applicable Law and regulations, and have been adjusted to reflect the results of the escrow analyses. Except as allowed by Applicable Law, there is no inflation factor used in the escrow analysis. The Seller has delivered notification to the Mortgagor(s) under each Mortgage Loan of all adjustments resulting from such escrow analyses;

(dd)         Completion Escrows. There are no Mortgage Loans subject to outstanding completion escrows except those specifically identified by the Seller as such to the Purchaser;

(ee)         No Violation of Environmental Laws. There does not exist on the related Mortgaged Property any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation including, without limitation, asbestos. There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any environmental law, rule or regulation with respect to the Mortgage Property and, to the best of the Seller’s knowledge, the Mortgaged Property is free from any and all toxic or hazardous substances; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to the use and enjoyment of said property;

(ff)         Servicemembers’ Civil Relief Act. The Mortgagor has not notified the Seller, and the Seller has no knowledge, of any relief requested or allowed to the Mortgagor under the Relief Act, or other similar state statute;

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(gg)         Ground Leases. With respect to any ground lease to which a Mortgaged Property may be subject: (A) the Mortgagor is the owner of a valid and subsisting leasehold interest under such ground lease; (B) such ground lease is in full force and effect, unmodified and not supplemented by any writing or otherwise; (C) all rent, additional rent and other charges reserved therein have been fully paid to the extent payable as of the Closing Date; (D) the Mortgagor enjoys the quiet and peaceful possession of the leasehold estate; (E) the Mortgagor is not in default under any of the terms of such ground lease, and there are no circumstances which, with the passage of time or the giving of notice, or both, would result in a default under such ground lease; (F) the lessor under such ground lease is not in default under any of the terms or provisions of such ground lease on the part of the lessor to be observed or performed; (G) the lessor under such ground lease has satisfied any repair or construction obligations due as of the Closing Date pursuant to the terms of such ground lease; (H) the execution, delivery and performance of the Mortgage do not require the consent (other than those consents which have been obtained and are in full force and effect) under, and will not contravene any provision of or cause a default under, such ground lease; and (I) the term of such lease does not terminate earlier than the maturity date of the Mortgage Note;

(hh)         Predatory Lending Regulations. No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable, and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act. No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is in violation of any comparable state or local law. No borrower was encouraged or required to select a loan product offered by an originator that was a higher cost product designed for less-creditworthy borrowers, unless at the time of the Mortgage Loan’s origination, such borrower did not qualify, taking into account credit history and debt-to-income ratios, for a lower cost credit product then offered by such originator or any affiliate of such originator. Any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan;

(ii)         Second Lien Loan. With respect to any Second Lien Loan:

(i)          No Negative Amortization of Related First Lien Loan. The related first lien loan does not permit negative amortization;

(ii)         Request for Notice; No Consent Required. Where required or customary in the jurisdiction in which the Mortgaged Property is located, the original lender has filed for record a request for notice of any action by the related senior lienholder, and the Seller has notified such senior lienholder in writing of the existence of the Second Lien Loan and requested notification of any action to be taken against the Mortgagor by such senior lienholder. Either (a) no consent for the Second Lien Loan is required by the holder of the related first lien loan or (b) such consent has been obtained and is contained in the related Mortgage File;

(iii)        No Default Under First Lien. To the best of Seller’s knowledge, the related first lien loan is in full force and effect, and there is no default lien, breach, violation or event which would permit acceleration existing under such first lien mortgage or mortgage note, and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration under such first lien loan;

(iv)        Right to Cure First Lien. The related first lien mortgage contains a provision which provides for giving notice of default or breach to the mortgagee under the Mortgage Loan and allows such mortgagee to cure any default under the related first lien mortgage; and

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(v)         Principal Residence. The related Mortgaged Property is the Mortgagor’s principal residence;

(jj)         Junior Liens. No junior lien loan was originated at the same time or otherwise in connection with any First Lien Loan except to the extent that Seller has disclosed the existence of such junior lien loan to Purchaser;

(kk)         Tax Service Contract. Unless otherwise indicated on the related Mortgage Loan Schedule, each Mortgage Loan is covered by a paid in full, life of loan, tax service contract issued by a provider chosen by the Seller and acceptable to the Purchaser in its sole discretion, for each Mortgage Loan and such contract is assignable without penalty, premium or cost to the Purchaser. If any Mortgage Loan does not have a Tax Service Contract, the Purchaser shall be entitled to deduct $70.00 from the purchase price of such Mortgage Loan;

(ll)         Flood Certification Contract. The Seller has obtained a life of loan, transferable flood certification contract issued by a provider chosen by the Seller and acceptable to the Purchaser in its sole discretion for each Mortgage Loan and such contract is assignable without penalty, premium or cost to the Purchaser. If any Mortgage Loan does not have a Flood Certification Contract, the Purchaser shall be entitled to deduct $18.00 from the purchase price of such Mortgage Loan;

(mm)         Co-op Loans. With respect to a Mortgage Loan that is a Co-op Loan, (i) a search for filings of financing statements has been made by Seller, which Seller is acceptable to Fannie Mae and qualified to do business in the jurisdiction where the cooperative unit is located, and such search has not found anything which would materially and adversely affect the Co-op Loan, (ii) the stock that is pledged as security for the Mortgage Loan is held by a person as a “tenant stockholder” and the related cooperative corporation that owns title to the related cooperative apartment building is a “cooperative housing corporation,” each within the meaning of Section 216 of the Code and (iii) there is no prohibition against pledging the shares of the cooperative corporation or assigning the Co-op Lease;

(nn)         Condominiums/Planned Unit Developments. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project is (i) acceptable to Fannie Mae or Freddie Mac or (ii) located in a condominium or planned unit development project which has received project approval from Fannie Mae or Freddie Mac. The representations and warranties required by Fannie Mae with respect to such condominium or planned unit development have been satisfied and remain true and correct;

(oo)         Single Premium Credit Insurance. No Mortgagor was required to purchase any single premium credit insurance policy (e.g., life, disability, accident, unemployment or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single premium credit insurance policy (e.g., life, disability, accident, unemployment or health insurance product) as part of the origination of the Mortgage Loan. No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan;

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(pp)         Patriot Act. The Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the “Anti-Money Laundering Laws”). The Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws; no Mortgage Loan is subject to nullification pursuant to Executive Order 13224 (the “Executive Order”) or the regulations promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury (the “OFAC Regulations”) or in violation of the Executive Order or the OFAC Regulations, and no Mortgagor is subject to the provisions of such Executive Order or the OFAC Regulations nor listed as a “specially designated national” or “blocked person” for purposes of the OFAC Regulations. Any breach of any representations made in this clause herein shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan;

(qq)         Regarding the Mortgagor. The Mortgagor is a natural person who is legally permitted to reside in the United States and is in compliance with the Seller Underwriting Guidelines;

(rr)         Recordable Form. The Assignment of Mortgage, upon the insertion of the name of the assignee and recording information, is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located. Each original Mortgage was recorded or is in the process of being recorded and, all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded, in the appropriate jurisdictions in which such recordation is necessary to perfect the liens against creditors of the Seller;

(ss)         No Litigation with respect to Mortgage Loan or Mortgaged Property. There is no action, suit, proceeding, investigation, or litigation pending, or to the Seller’s knowledge, threatened, with respect to the Mortgage Loan or the Mortgaged Property. The Mortgage Loan is not subject to any outstanding litigation for fraud, origination, predatory lending, servicing or closing practices. There is no litigation, which has not been dismissed or settled, which sought to enjoin a foreclosure sale. The Seller has not failed to take any actions, the failure of which, and no actions have been taken by the Seller that, would adversely affect the ability of the Purchaser to commence foreclosure or similar proceedings and fully liquidate the related Mortgaged Property;

(tt)         Servicing. Each Mortgage Loan has been serviced by the Seller, either by it or by a subservicer on its behalf, and each prior servicer of the Mortgage Loan, in all material respects (i) in strict compliance with all applicable federal, state and local laws, (ii) in strict compliance with the terms of the Mortgage and Mortgage Note and (iii) in strict compliance with Accepted Servicing Practices;

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(uu)        Appraisals. Each Mortgage File contains a written appraisal prepared by a Qualified Appraiser and in accordance with the requirements of Title XI of the Financial Institutions Reform Recovery and Enforcement Act of 1989. The appraisal was written, in form and substance, to (i) customary Fannie Mae or Freddie Mac standards for mortgage loans of the same type as such Mortgage Loans and (ii) USPAP standards, and satisfies applicable legal and regulatory requirements. The appraisal was made and signed prior to the final approval of the Mortgage Loan application. The person performing any property valuation (including an appraiser) received no benefit from, and such person’s compensation or flow of business from the Seller was not affected by, the approval or disapproval of the Mortgage Loan. The selection of the person performing the property valuation was made independently of the broker (where applicable) and the Seller’s loan sales and loan production personnel. The selection of the appraiser met the criteria of Fannie Mae and Freddie Mac for selecting an independent appraiser. The loan originator has adopted, or is in the process of adopting, the Interagency Appraisal and Evaluation Guidelines appraisal and evaluation policies, procedures and practices, and for each Conventional Mortgage Loan that has an application date on or after May 1, 2011, the appraisal was obtained in a manner consistent with the Fannie Mae Appraiser Independence Requirements;

(vv)        Full Disbursement of the Proceeds. The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

(ww)       Consolidation of Future Advances. Any future advances made prior to the Cut-off Date, have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Loan Schedule. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae or Freddie Mac; the consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

(xx)        Payment Terms. Principal payments on the Mortgage Loan commenced or will commence no more than sixty (60) days after the proceeds of the Mortgage Loan were disbursed. The Mortgage Loan bears interest at the Mortgage Interest Rate. With respect to each fixed rate Mortgage Loan, the Mortgage Note is payable on the first day of each month in equal monthly installments of principal and interest, with interest in arrears, providing for full amortization by maturity over a scheduled term of not more than thirty (30) years. With respect to each adjustable rate Mortgage Loan, the Mortgage Note is payable on the first day of each month in Monthly Payments which are changed on each Adjustment Date to an amount which will fully amortize the unpaid principal balance of the Mortgage Loan over its remaining term at the Mortgage Interest Rate. The Mortgage Note does not permit negative amortization;

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(yy)        Income/Employment/Assets. With respect to each Mortgage Loan, the Seller verified the borrower’s income, employment, and assets in accordance with the Seller Underwriting Guidelines and employed procedures designed to authenticate the documentation supporting such income, employment, and assets. Such verification may include the transcripts received from the Internal Revenue Service pursuant to a filing of IRS Form 4506-T. With respect to each Mortgage Loan, in order to test the reasonableness of the income, the Seller used (i) pay statements reflecting current and year-to-date earnings and deductions, (ii) copies of tax returns provided by borrowers, (iii) transcripts received from the IRS pursuant to a filing of IRS Form 4506-T (to the extent specified in the Mortgage Loan Schedule) or (iv) public and/or commercially available information acceptable to the Purchaser;

(zz)         Underwriting. Each Mortgage Loan either (i) was underwritten in conformance with the Seller Underwriting Guidelines in effect at the time of origination without regard to any underwriter discretion or (ii) if not underwritten in conformance with the Seller Underwriting Guidelines, has reasonable and documented compensating factors. The methodology used in underwriting the extension of credit for the Mortgage Loan includes objective mathematical principles that relate to the relationship between the borrower’s income, assets and liabilities and the proposed payment. The credit score used in applying the Seller Underwriting Guidelines was the Credit Score, as defined herein. The Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae;

(aaa)       Source of Payments. With respect to each Mortgage Loan, no portion of the loan proceeds has been escrowed for the purpose of making monthly payments on behalf of the borrower and no payments due and payable under the terms of the Mortgage Note and Mortgage or deed of trust, except for seller or builder concessions or amounts paid or escrowed for payment by the borrower’s employer, have been paid by any person (other than a guarantor) who was involved in or benefited from the sale of the Mortgaged Property or the origination, refinancing, sale, or servicing of the Mortgage Loan;

(bbb)      Downpayment. No portion of the funds contributed by the borrower towards the Mortgage Loan was in the form of “gift” funds;

(ccc)       Qualified Mortgage. Each Mortgage Loan constitutes a qualified mortgage under Section 860G(a)(3)(A) of the Code and Treasury Regulations Section 1.860G-2(a)(l);

(ddd)      Manufactured Homes. To the extent that any manufactured home is included as part of the Mortgaged Property: such manufactured home is (1) together with the related land, subject to the Mortgage, (2) deemed to be a apart of the real property on which it is located pursuant to the Applicable Law of the jurisdiction in which it is located, and (3) treated as a single-family residence under Section 25(e)(10) of the Internal Revenue Code;

(eee)       No Graduated Payments or Contingent Interests; No Buydown Provisions. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature nor does it contain any “buydown” provision;

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(fff)        No Construction Loans. No Mortgage Loan was made in connection with (i) the construction or rehabilitation of a Mortgage Property or (ii) facilitating the trade-in or exchange of a Mortgaged Property other than a construction-to-permanent loan which has converted to a permanent Mortgage Loan;

(ggg)     Origination/Doing Business. The Mortgage Loan was originated by the Seller, a savings and loan association, a savings bank, a commercial bank, a credit union, an insurance company, or similar institution that is supervised and examined by a federal or state authority or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) either (i) organized under the laws of such state, or (ii) qualified to do business in such state, or (iii) federal savings and loan associations or national banks having principal offices in such state, or (iv) not doing business in such state;

(hhh)      Broker Fees. With respect to any broker fees collected and paid on any of the Mortgage Loans, all such fees have been properly assessed to the Mortgagor and no claims will arise as to such fees that are double charged and for which the Mortgagor would be entitled to reimbursement;

(iii)        MERS. With respect to each MERS Mortgage Loan, a MIN has been assigned by MERS and such MIN is accurately provided on the Mortgage Loan Schedule. The related Assignment of Mortgage to MERS has been, or is in the process of being, duly and properly recorded. With respect to each MERS Mortgage Loan, the Seller has not received any notice of liens or legal actions with respect to such Mortgage Loan and no such notices have been electronically posted by MERS;

(jjj)        Complete Mortgage Files. The Mortgage File contains each of the documents and instruments specified to be included therein duly executed and in due and proper form, and each such document or instrument is in form acceptable to the applicable federal or state regulatory agency;

(kkk)      Insurance Coverage Not Impaired. With respect to any insurance policy including, but not limited to, hazard, title, or mortgage insurance covering a Mortgage Loan and the related Mortgaged Property, the Seller has not engaged in, and has no knowledge of the borrower’s having engaged in, any act or omission that would impair the coverage of any such policy, the benefits of the endorsement, or the validity and binding effect of either, including without limitation, no unlawful fee, commission, kickback, or other unlawful compensation or value of any kind as has been or will be received, retained, or realized by any attorney, firm, or other person or entity, and no such unlawful items have been received, retained, or realized by the Seller;

(lll)        Lost Note Affidavit. With respect to each Mortgage where a lost note affidavit has been delivered to the Purchaser or its custodian in place of the related Mortgage Note, the related Mortgage Note is no longer in existence, and if such Mortgage Loan is subsequently in default, the enforcement of such Mortgage Loan will not be materially adversely affected by the absence of the original Mortgage Note;

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(mmm)   No Mechanics’ Liens. There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage which are not insured against by a title policy affording, in substance, the same protection afforded by this warranty;

(nnn)     No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in subsection (l) of this Section 8.02;

(ooo)     Acceptable Investment. There are no circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor, the Mortgage File or the Mortgagor’s credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan, or cause the Mortgage Loan to prepay during any period materially faster or slower than the mortgage loans originated by the Seller generally. No Mortgaged Property is located in a state, city, county or other local jurisdiction which the Purchaser has determined in its sole good faith discretion would cause the related Mortgage Loan to be ineligible for whole loan sale or securitization in a transaction consistent with the prevailing sale and securitization industry (including, without limitation, the practice of the rating agencies) with respect to substantially similar mortgage loans;

(ppp)     Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered under this Agreement for each Mortgage Loan constituting the related Mortgage Loan Documents have been delivered to the Custodian. The Seller is in possession of a complete, true and accurate Mortgage File in compliance with Exhibit A hereto, except for such documents the originals of which have been delivered to the Purchaser or its designee, and the Seller has retained copies thereof;

(qqq)     No Balloon Mortgage Loans. The Mortgage Loan is not a balloon Mortgage Loan unless specifically listed on the applicable Mortgage Loan Schedule;

(rrr)        No Defense to Mortgage Insurance Coverage. No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the applicable Closing Date (whether or not known to the Seller on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any primary mortgage insurance (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of the Seller, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer’s breach of such insurance policy or such insurer’s financial inability to pay. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Seller or any designee of the Seller or any corporation in which the Seller or any officer, director, or employee had a financial interest at the time of placement of such insurance;

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(sss)       Other Insurance Policies; No Defense to Coverage. No action, inaction or event has occurred and no state of facts exists or has existed on or prior to the applicable Closing Date that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable hazard insurance policy or bankruptcy bond (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured), irrespective of the cause of such failure of coverage. The Seller has caused or will cause to be performed any and all acts required to preserve the rights and remedies of the Purchaser in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of the Purchaser. In connection with the placement of any such insurance, no commission, fee, kickback or other unlawful compensation has been or will be received by the Seller or by any officer, director, or employee of the Seller or any designee of the Seller or any corporation in which the Seller or any officer, director, or employee had a financial interest at the time of placement of such insurance;

(ttt)        Disclosure Materials. The Mortgagor has, to the extent required by applicable law, executed a statement to the effect that the Mortgagor has received all disclosure materials required by Applicable Law and the Seller has complied with all Applicable Law with respect to the making of the Mortgage Loans. The Seller shall maintain proof of same in the Mortgage File;

(uuu)      Credit Reporting. With respect to each Mortgage Loan, the Seller has furnished complete information on the related borrower credit files to Equifax Inc., Experian Information Solutions, Inc. and TransUnion LLC in accordance with the Fair Credit Reporting Act and its implementing regulations;

(vvv)      Prepayment Penalty. No Mortgage Loan is subject to a prepayment penalty as provided in the related Mortgage Note except as set forth on the Mortgage Loan Schedule. With respect to each Mortgage Loan that has a prepayment penalty feature, each such prepayment penalty is enforceable and will be enforced by the Seller for the benefit of the Purchaser, and each prepayment penalty is permitted pursuant to federal, state and local law. Each such prepayment penalty is in an amount equal to the maximum amount permitted under applicable law and no such prepayment penalty may provide for a term in excess of five (5) years with respect to Mortgage Loans originated prior to October, 1, 2002. With respect to Mortgage Loans originated on or after October 1, 2002, the duration of the prepayment period shall not exceed three (3) years from the date of the Mortgage Note unless the Mortgage Loan was modified to reduce the prepayment period to no more than three (3) years from the date of such Mortgage Note and the Mortgagor was notified in writing of such reduction in prepayment period. With respect to any Mortgage Loan that contains a provision permitting imposition of a prepayment penalty upon a prepayment prior to maturity: (i) the Mortgage Loan provides some benefit to the Mortgagor (e.g., a rate or fee reduction) in exchange for accepting such prepayment penalty, (ii) prior to the Mortgage Loan origination, the Mortgagor was offered the option of obtaining a mortgage loan that did not require payment of such a penalty; (iii) the prepayment penalty was adequately disclosed to the Mortgagor in the loan documents pursuant to applicable state, local and federal law, and (iv) notwithstanding any state, local or federal law to the contrary, the Seller shall not impose such prepayment penalty in any instance when the mortgage debt is accelerated or paid off in connection with the workout of a delinquent Mortgage Loan or as a result of the Mortgagor’s default in making the Mortgage Loan payments;

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(www)   Conversion to Fixed Interest Rate. With respect to adjustable rate Mortgage Loans, the Mortgage Loan is not a Convertible Mortgage Loan;

(xxx)      Simple Interest Mortgage Loans. The Mortgage Loan is not a simple interest Mortgage Loan;

(yyy)     Endorsements. The Mortgage Note has been endorsed by Seller for its own account and not as a fiduciary, trustee, trustor or beneficiary under a trust agreement;

(zzz)       No Equity Participation. No document relating to the Mortgage Loan provides for any contingent or additional interest in the form of participation in the cash flow of the Mortgaged Property or a sharing in the appreciation of the value of the Mortgaged Property. The indebtedness evidenced by the Mortgage Note is not convertible to an ownership interest in the Mortgaged Property or the Mortgagor and Seller has not financed nor does it own directly or indirectly, any equity of any form in the Mortgaged Property or the Mortgagor;

(aaaa)    Interest Rate Adjustments. With respect to each adjustable rate Mortgage Loan, all Mortgage Interest Rate adjustments have been made in compliance with Applicable Law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to Applicable Law has been properly paid and credited;

(bbbb)   Interest Calculation. Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months;

(cccc)    Proceeds of Mortgage Loan. The proceeds of the Mortgage Loan have not been and shall not be used to satisfy, in whole or in part, any debt owed or owing by the Mortgagor to Seller or any affiliate or correspondent thereof unless such debt was originated more than twenty-four (24) months prior to the origination of such Mortgage Loan;

(dddd)   No Arbitration. No Mortgagor with respect to any Mortgage Loan originated on or after [DATE] agreed to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction; and

(eeee)    Imaging. Each imaged document represents a true, complete, and correct copy of the original document in all respects, including, but not limited to, all signatures conforming with signatures contained in the original document, no information having been added or deleted, and no imaged document having been manipulated or altered in any manner. Each imaged document is clear and legible, including, but not limited to, accurate reproductions of photographs. No original documents have been or will be altered in any manner.

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Section 8.03         Remedies for Breach of Representations and Warranties.

It is understood and agreed that the representations and warranties set forth in Sections 8.01 and 8.02 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File. Upon discovery by either the Seller or the Purchaser of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other. With respect to any of the representations and warranties set forth in Sections 8.01 and 8.02 that is made to the best of or based on the Seller’s knowledge or belief, if it is discovered that the substance of such representation and warranty is inaccurate, then, notwithstanding the Seller’s lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation and warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty and the Purchaser shall be entitled to all the remedies to which it would be entitled for a breach of representation or warranty, including without limitation, the repurchase and indemnification requirements contained herein, notwithstanding the Seller’s lack of knowledge with respect to the inaccuracy at the time the representation was made.

Within 60 days of the earlier of either discovery by or notice to the Seller of any such breach of a representation or warranty, which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser therein (or which materially and adversely affects the value of the applicable Mortgage Loan or the interest of the Purchaser therein in the case of a representation and warranty relating to a particular Mortgage Loan), the Seller shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Seller shall repurchase such Mortgage Loan at the Repurchase Price within two (2) Business Days of Purchaser’s demand. In the event that a breach shall involve any representation or warranty set forth in Section 8.01, and such breach cannot be cured within 60 days of the earlier of either discovery by or notice to the Seller of such breach, all of the Mortgage Loans affected by such breach shall, at the Purchaser’s option, be repurchased by the Seller at the Repurchase Price (each, a “Deleted Mortgage Loan”). Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Section 8.03 shall be accomplished by direct remittance of the Repurchase Price by wire transfer to an account designated by the Purchaser in accordance with the Purchaser’s instructions.

At the time of repurchase, the Purchaser and the Seller shall arrange for the reassignment of the Deleted Mortgage Loan to the Seller and the delivery to the Seller of any documents held by the Custodian relating to the Deleted Mortgage Loan. In the event of a repurchase, the Seller shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase has taken place, and amend the Mortgage Loan Schedule to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement.

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In addition to such repurchase obligation, the Seller shall indemnify the Purchaser and its present and former directors, officers, employees and agents and hold such parties harmless against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach or alleged breach of any representation or warranty made by the Seller in this Agreement. For purposes of this paragraph “Purchaser” shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were “Purchasers” under this Agreement.

It is understood and agreed that the obligations of the Seller to cure or repurchase a defective Mortgage Loan and to indemnify the Purchaser, as provided in this Section 8.03, constitute the sole remedies of the Purchaser respecting a breach of the representations and warranties set forth in Sections 8.01 and 8.02.

Any cause of action against the Seller relating to or arising out of the breach of any representations and warranties made in Sections 8.01 and 8.02 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by the Seller to the Purchaser, (ii) failure by the Seller to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Seller by the Purchaser for compliance with this Agreement.

In the event that any Mortgage Loan is held by a REMIC, notwithstanding any contrary provision of this Agreement, with respect to any Mortgage Loan that is not in default or as to which no default is imminent, the Purchaser may, in connection with any repurchase of a defective Mortgage Loan pursuant to this Section 8.03, require that the Seller deliver, at the Seller’s expense, an Opinion of Counsel to the effect that such repurchase will not (i) result in the imposition of taxes on “prohibited transactions” of such REMIC (as defined in Section 860F of the Code) or otherwise subject the REMIC to tax, or (ii) cause the REMIC to fail to qualify as a REMIC at any time.

Section 8.04         Early Payment Default.

With respect to any Mortgage Loan, if the related Mortgagor fails to make either the first, second or third Monthly Payment due to the Purchaser after the applicable Closing Date and such failure is solely due to the fault of the Mortgagor, the Seller shall, upon receipt of notice from the Purchaser, promptly repurchase such Mortgage Loan from the Purchaser within thirty (30) days from when such Monthly Payment was due at the Repurchase Price; provided, however, that in the event the related Mortgagor fails to make a required Monthly Payment set forth above prior to the Servicing Transfer Date, the Purchaser shall not be required to provide notice to the Seller and the Seller shall repurchase the Mortgage Loan within thirty (30) days from when such Monthly Payment was due at the Repurchase Price; and provided, further, that the Seller shall not be required to repurchase the Mortgage Loan hereunder if the Mortgagor’s failure is due to an administrative error by the Purchaser or a related servicer in connection with the application of payments relating to a servicing transfer so long as the Mortgagor resumes timely payment within sixty (60) days of the related Servicing Transfer Date.

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Section 8.05         Purchase Price Protection.

With respect to any Mortgage Loan that is prepaid in full during the three (3) month period from and after the related Closing Date, the Seller shall reimburse the Purchaser, within five (5) Business Days of notice of such prepayment in full, the excess of (i) the Purchase Price (as adjusted) for such Mortgage Loan and (ii) the outstanding principal balance of such Mortgage Loan as of the Cut-off Date less the amount of any valid and enforceable Prepayment Penalty to the extent collected from the Mortgagor.

Section 8.06         Mortgage Insurance Repurchase.

With respect to any Mortgage Loan listed on the Mortgage Loan Schedule as having mortgage insurance, to the extent such mortgage insurance is borrower-paid (or, if lender-paid, was obtained by the Seller or the servicer), in the event the mortgage insurer rejects, denies, or rescinds a claim on the basis of any defect in connection with the origination of the Mortgage Loan or the servicing of the Mortgage Loan prior to the Closing Date (other than as a result of the mortgage insurer’s breach of its obligations or insolvency), the Seller shall either repurchase the Mortgage Loan at the Repurchase Price or pay the Purchaser the amount of such claim within thirty (30) days from such mortgage insurer rejection.

Article IX

CLOSING

Section 9.01         Conditions to Closing.

The closing for the purchase and sale of each Mortgage Loan Package shall take place on the related Closing Date. At the Purchaser’s option, each Closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

The closing for the Mortgage Loans to be purchased on each Closing Date shall be subject to each of the following conditions:

(i)          at least two Business Days prior to the related Closing Date, the Seller shall deliver to the Purchaser a magnetic diskette, or transmit by modem, a listing on a loan level basis of the necessary information to compute the Purchase Price of the Mortgage Loans delivered on such Closing Date (including accrued interest), and prepare a Mortgage Loan Schedule;

(ii)         all of the representations and warranties relating to the Seller and the Mortgage Loans under this Agreement shall be true and correct as of the related Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

(iii)        the Purchaser shall have received, or the Purchaser’s attorneys shall have received in escrow, all Closing Documents as specified in Article X of this Agreement, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the terms hereof;

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(iv)        the Seller shall have delivered and released to the Custodian all documents required pursuant to this Agreement; and

(v)         all other terms and conditions of this Agreement and the related Purchase Price and Terms Agreement shall have been complied with.

Subject to the foregoing conditions, the Purchaser shall pay to the Seller on the related Closing Date the Purchase Price pursuant to Article IV of this Agreement, by wire transfer of immediately available funds to the account designated by the Seller.

Article X

CLOSING DOCUMENTS

Section 10.01         Required Closing Documents.

The Closing Documents for the Mortgage Loans to be purchased on each Closing Date shall consist of fully executed originals of the following documents:

(1)         this Agreement (to be executed and delivered only for the initial Closing Date);

(2)         the related Mortgage Loan Schedule (to be attached to the related Assignment and Conveyance Agreement);

(3)         a Security Release Certification, if applicable, in the form of Exhibit C, executed by any person, as requested by the Purchaser, if any of the Mortgage Loans are subject to any security interest, pledge or hypothecation for the benefit of such Person;

(4)         the Assignment and Conveyance Agreement in the form of Exhibit D hereto, and all exhibits thereto;

(5)         the Purchase Price and Terms Agreement;

(6)         the Mortgage File for each of the Mortgage Loans; and

(7)         if applicable, a MERS Report reflecting the Purchaser as Investor, the Custodian as custodian and no Person as Interim Funder for each MERS Designated Mortgage Loan.

The Seller shall bear the risk of loss of the Closing Documents until such time as they are received by the Purchaser or its attorneys.

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Article XI

COSTS

Section 11.01         Costs.

The Purchaser shall pay any commissions due its salesmen, and except as set forth in the last sentence of this Section 11.01, any and all costs incurred by the Purchaser, its employees or agents in connection with the due diligence evaluation of the Mortgage Loans, including but not limited to, the assessment of the credit, compliance or value of such Mortgage Loans, and the legal fees and expenses of its attorneys and the costs of the Custodian, as set forth herein. Except as otherwise specified herein, all other costs and expenses incurred in connection with the transaction contemplated hereby including transfer and delivery of the Mortgage Loans, recording fees, if any, fees for title policy endorsements and continuations and the Seller’s attorney’s fees shall be paid by the Seller. In the event that the transaction described in the related Purchase Price and Terms Agreement is not consummated for any reason other than material non-compliance by the Purchaser of its obligations under this Agreement and the related Purchase Price and Terms Agreement, the Seller shall reimburse Purchaser for costs and expenses incurred by Purchaser in the amount of $500 per Mortgage Loan.

Article XII

COOPERATION OF SELLER WITH A RECONSTITUTION

Section 12.01         Reconstitution of Mortgage Loans.

The Seller and the Purchaser agree that with respect to some or all of the Mortgage Loans, after the related Closing Date, on one or more dates (each, a “Reconstitution Date”) at the Purchaser’s sole option, the Purchaser may effect a sale of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to (i) one or more third party purchasers in one or more Whole Loan Transfers or (ii) one or more trusts or other entities to be formed as part of one or more Securitization Transactions (each such Whole Loan Transfer and/or Securitization Transaction, a “Reconstitution”).

With respect to each Whole Loan Transfer and Securitization Transaction entered into by the Purchaser, the Seller agrees:

(a)          to cooperate fully with the Purchaser and any prospective purchaser with respect to all reasonable requests and due diligence procedures;

(b)          to facilitate reviews required by any Rating Agency;

(c)          to make all representations and warranties set forth in Sections 8.01 and 8.02 of this Agreement to the closing date of the Whole Loan Transfer or Securitization, as applicable, each in the same form as provided herein;

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(d)          to execute, deliver and perform all Reconstitution Agreements reasonably required by the Purchaser in furtherance of the foregoing, which shall include a bring-down of the representations and warranties made by the Seller regarding itself and the individual Mortgage Loans that are provided in Sections 8.01 and 8.02 of this Agreement to the closing date of the Whole Loan Transfer or Securitization, as applicable, as well as any other representations and warranties required by any Rating Agency;

(e)          to make any other such additional representations and warranties required by any applicable Rating Agency, Fannie Mae or Freddie Mac as the Purchaser believes is necessary to provide in connection with a Securitization Transaction or Whole Loan Transfer, as applicable;

(f)          to provide as applicable:

(i)          any and all information and appropriate verification of information which may be reasonably available to the Seller, including information regarding the Seller’s foreclosure, delinquency and loss experience and the Seller Underwriting Guidelines, whether through letters of its auditors and counsel or otherwise, as the Purchaser shall request; and

(ii)         such additional opinions of counsel, negative assurances, letters from auditors, and certificates of public officials or officers of the Seller, as the Purchaser, the trustee, any Rating Agency or any credit enhancement provider, as the case may be, reasonably believes is necessary to provide in connection with any Whole-Loan Transfer or Securitization Transaction.

(g)          to agree and consent that all information provided by the Seller to any Rating Agency for the purpose of determining, and which is used in connection with, the initial rating of a rated securitization including the Mortgage Loans, or for undertaking credit rating surveillance on such securitization, may be posted on a website which complies with the requirements of Rule 17g-5 of the Securities Exchange Act of 1934, as amended, on request of the Purchaser. Upon request of the Purchaser, the Seller shall provide all such information in electronic form as needed to effect such posting. To the extent any Rating Agency conducts an originator review, servicer review, or other review of the operations of the Seller which may be used in connection with the initial rating of a securitization or the surveillance thereof, on request of the Purchaser, the Seller shall provide to Purchaser in electronic form all information that was provided to the Rating Agency in connection with such review;

(h)          to indemnify the Purchaser, each affiliate designated by the Purchaser, each Person who controls the Purchaser or such affiliate and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that each of them may sustain in any way related to (A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, data, accountants’ letter or other material provided by or on behalf of the Seller, or provided under this Agreement by or on behalf of any Subservicer, Subcontractor, independent third party or Third-Party Originator, regarding the Seller, the Mortgage Loans or the Seller Underwriting Guidelines which is provided to any rating agency in connection with any initial ratings issued in connection with any Securitization Transaction or the surveillance of such ratings (collectively, the “Rating Agency Disclosure”) or (B) the omission or alleged omission to state in the Rating Agency Disclosure a material fact required to be stated in the Rating Agency Disclosure or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. For purposes of the previous sentence, “Purchaser” shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were “Purchasers” under this Agreement; and

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(i)          to (A) represent and warrant to each Rating Agency providing a rating in a separate writing that (i) the Seller shall promptly provide to each Rating Agency all information requested by each Rating Agency in accordance with its published ratings criteria, (ii) all information provided to the Rating Agency contains no untrue statement of a material fact and does not omit a material fact necessary in order to make such information, in light of the circumstances in which it was provided, not misleading, and (iii) make any other representations or warranties or provide any other information required by any Rating Agency and (B) indemnify any such Rating Agency that provides a rating and each of its affiliates, directors, officers and employees for any losses, damages, liabilities, judgments, costs, charges and expenses (including without limitation attorneys’ fees) of whatever nature (whether foreseeable or not) arising from or in connection with the breach of any of such representations and warranties, including resulting from or relating to the use by the Rating Agency of or reliance by the Rating Agency on information provided to it by the Seller.

The Seller shall provide to the Purchaser and any other participants in such Reconstitution any and all information and appropriate verification of information which may be reasonably requested and be reasonably available to the Seller as the Purchaser or any such other participant shall reasonably request. Moreover, the Seller agrees to cooperate with all requests made by the Purchaser to effect such Reconstitution Agreements. In addition, the Seller shall provide any and all policies, statements, reports, records, files, certifications and any other information reasonably necessary in the Purchaser’s good faith determination to permit the Purchaser to comply with the provisions of Regulation AB under the Securities Act and the Securities Exchange Act of 1934, as the same may be amended from time to time. The Seller, upon request from the Purchaser, shall provide the information to Purchaser listed on Regulation AB Compliance Addendum attached hereto as Exhibit G, which the parties agree shall be amended from time to time as necessary to comply with Regulation AB. Upon and after a Securitization Transaction, the information listed in Exhibit G, as so amended, shall be required to be delivered by Seller without any request or other act by the Purchaser whatsoever. The provisions set forth in this paragraph shall survive the related Closing Date and shall not merge with the Closing Documents, but instead shall be independently enforceable by the Purchaser.

All Mortgage Loans not sold or transferred pursuant to a Reconstitution shall remain subject to this Agreement and such Mortgage Loans shall continue to be serviced in accordance with the terms of this Agreement, which shall remain in full force and effect.

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Section 12.02         Regulatory Compliance.

The Seller acknowledges and agrees that the Purchaser intends to sell or securitize the Mortgage Loans purchased from the Seller. In connection therewith, the Seller agrees that the Purchaser may assign its rights, title and interest in such Mortgage Loans and this Agreement to any successor owner, depositor or trustee in a Securitization Transaction, including without limitation, the representations and warranties made by the Seller with respect to itself and each Mortgage Loan and the right to enforce its remedies, which may be set forth herein and/or incorporated herein by reference.

In addition, the parties hereby agree to comply with the applicable laws, rules and regulations of regulatory authorities such as the Federal Deposit Insurance Corporation and the Securities and Exchange Commission (the “Commission”), and other Applicable Law related to public and private sales of mortgage loans in whole loan form, securitized form or otherwise (including, without limitation, Regulation AB and related interpretations, rules and regulations of the Commission and the Dodd–Frank Wall Street Reform and Consumer Protection Act of 2010).

In connection with any sale of the Mortgage Loans, either in whole loan form or by means of a Securitization Transaction (in the latter case, either publicly or privately), upon the Purchaser’s reasonable request, the Seller shall provide, in the timeframe specified by the Purchaser, any and all information, data, reports or disclosure reasonably necessary to ensure (in the judgment of counsel to the Purchaser, which may be in-house counsel) that such sales will comply in all respects with all laws, regulations and guidance of any agency or government instrumentality having jurisdiction over the transaction. The Seller, upon reasonable request from the Purchaser, shall also provide the information required in Section 12.01, in accordance with the provisions of that Section, which Section the parties agree shall be amended from time to time to facilitate compliance with such laws, rules and regulations such that the Purchaser may complete any proposed Securitization Transaction. The Seller shall provide any certifications, legal opinions, negative assurances, indemnifications, additional representations and warranties, or other assurances that the Purchaser may reasonably request with respect to all information, data, reports or disclosure provided to it by the Seller. The Purchaser and the Seller shall agree in advance to the commercially reasonable expenses which the Seller shall be required to incur in order to comply with the obligations of this Article XII.

The Seller further covenants to provide the Purchaser on request all information the Purchaser deems necessary in order to comply with any amendments to Regulation AB and any other securities laws and regulations with respect to information provided in connection with a securitization of the Mortgage Loans and shall enter into any necessary amendments to this Agreement required to comply with same.

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Article XIII

THE SELLER

Section 13.01         Additional Indemnification by the Seller; Third Party Claims.

(a)          The Seller shall indemnify the Purchaser and its present and former directors, officers, employees and agents and any Successor Servicer and its present and former directors, officers, employees and agents, and hold such parties harmless against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses (including legal fees and expenses incurred in connection with the enforcement of the Seller’s indemnification obligation under this Section 13.01) and related costs, judgments, and any other costs, fees and expenses that such parties may sustain in any way in connection with or relating to (i) a breach by Seller of any of the representations and warranties contained in Section 8.01 or 8.02 of this Agreement or (ii) a breach by Seller of any of its covenants and other obligations contained herein including any failure to interim service the Mortgage Loans in compliance with the terms of this Agreement. For purposes of this paragraph “Purchaser” shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were “Purchasers” under this Agreement and “Successor Servicer” shall mean any Person designated as the Successor Servicer pursuant to this Agreement and any and all Persons who previously were “Successor Servicers” pursuant to this Agreement.

(b)          Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party under this Agreement, except to the extent that it has been prejudiced in any material respect, or from any liability which it may have, otherwise than under this Agreement. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party or parties shall have reasonably concluded that there may be legal defenses available to it or them and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party for expenses incurred by the indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with one local counsel, if applicable)), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

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Section 13.02         Merger or Consolidation of the Seller.

(a)          The Seller shall keep in full effect its existence, rights and franchises and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

(b)          Any Person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller shall be a party, or any Person succeeding to the business of the Seller, shall be the successor of the Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that the successor or surviving Person shall be an institution which is a Fannie Mae/Freddie Mac-approved seller/servicer in good standing. Furthermore, in the event the Seller transfers or otherwise disposes of all or substantially all of its assets to an affiliate of the Seller, such affiliate shall satisfy the condition above, and shall also be fully liable to the Purchaser for all of the Seller’s obligations and liabilities hereunder.

Section 13.03         Financial Statements.

(a)          The Seller understands that in connection with the Purchaser’s marketing of the Mortgage Loans, the Purchaser shall make available to prospective purchasers the Seller’s financial statements for the most recently completed three fiscal years respecting which such statements are available. The Seller also shall make available any comparable interim statements to the extent any such statements have been prepared by the Seller (and are available upon request to members or stockholders of the Seller). The Seller, if it has not already done so, agrees to furnish promptly to the Purchaser copies of the statements specified above. The Seller also shall make available information on its servicing performance with respect to mortgage loans serviced for others, including delinquency ratios.

(b)          The Seller also agrees to allow access to knowledgeable financial, accounting, origination and servicing officers of the Seller for the purpose of answering questions asked by any prospective purchaser regarding recent developments affecting the Seller, its loan origination or servicing practices or the financial statements of the Seller.

(c)          Notwithstanding the above, the Purchaser agrees that the Seller’s non-public financial information will be kept confidential by the Purchaser and will not be disclosed for a period of one (1) year after the Purchaser’s receipt thereof except (a) as required by applicable law, regulation, legal or judicial process, with reasonable prior written notice to the Seller; (b) pursuant to routine and regularly scheduled compliance examinations and requests from regulatory agencies; and (c) the Purchaser may disclose the Seller’s non-public financial information or portions thereof to those who need to know the Seller’s non-public financial information for the purpose of evaluating a potential sale of the Mortgage Loans in the secondary market; provided, that they (i) are informed of the confidential nature of the Seller’s non-public financial information; and (ii) agree to treat such information as set forth in this provision.

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Section 13.04         Quality Control Program.

The Seller shall have an internal quality control program that verifies, on a regular basis, the existence and accuracy of the legal documents, credit documents, property appraisals, and underwriting decisions. The program shall evaluate and monitor the overall quality of the Seller’s loan production and the servicing activities of the Seller in accordance with industry standards. The Seller shall make available upon request of the Purchaser information regarding its quality control program.

Article XIV

MISCELLANEOUS PROVISIONS

Section 14.01         Mandatory Delivery; Grant of Security Interest.

The sale and delivery on the related Closing Date of the Mortgage Loans described on the related Mortgage Loan Schedule is mandatory from and after the date of the execution of the related Purchase Price and Terms Agreement, it being specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser (including damages to prospective purchasers of the Mortgage Loans) in the event of the Seller’s failure to deliver (i) each of the related Mortgage Loans or (ii) one or more Mortgage Loans otherwise acceptable to the Purchaser on or before the related Closing Date.

Section 14.02         Notices.

Any notice or other communication must be in writing and will be deemed to have been given or made on the date of delivery, in the case of hand delivery, or three (3) Business Days after deposit in the United States Certified Mail, postage prepaid, or upon receipt if transmitted by fax, addressed as follows:

(i)          if to the Seller:

[SELLER ADDRESS]

With a copy to:

[SELLER ADDRESS]

(ii)         if to the Purchaser:

[PURCHASER ADDRESS]

With a copy to:

[PURCHASER ADDRESS]

or such other address as may hereafter be furnished to the other party by like notice.

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Section 14.03         Severability Clause.

Any part, provision representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

Section 14.04         Counterparts.

This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. The parties agree that this Agreement, any documents to be delivered pursuant to this Agreement and any notices hereunder may be transmitted between them by email and/or by facsimile. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart of this Agreement.

Section 14.05         Governing Law Jurisdiction; Consent to Service of Process.

THIS AGREEMENT SHALL BE DEEMED IN EFFECT WHEN A FULLY EXECUTED COUNTERPART THEREOF IS RECEIVED BY THE PURCHASER IN THE STATE OF NEW YORK AND SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF NEW YORK. THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW RULES AND PRINCIPLES. EACH OF THE PURCHASER AND THE SELLER IRREVOCABLY (I) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT; (II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT; (III) AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (IV) CONSENTS TO SERVICE OF PROCESS UPON IT BY MAILING A COPY THEREOF BY CERTIFIED MAIL ADDRESSED TO IT AS PROVIDED FOR NOTICES HEREUNDER.

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Section 14.06         Intention of the Parties.

(a)          It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling the Mortgage Loans and not a debt instrument of the Seller or another security. Accordingly, the parties hereto each intend to treat the transaction for Federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans. Moreover, the arrangement under which the Mortgage Loans are held shall be consistent with classification of such arrangement as a grantor trust in the event it is not found to represent direct ownership of the Mortgage Loans. The Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Loan Files to determine the characteristics of the Mortgage Loans which shall affect the Federal income tax consequences of owning the Mortgage Loans and the Seller shall cooperate with all reasonable requests made by the Purchaser in the course of such review.

(b)          To the extent that any transfer of any Mortgage Loan hereunder from the Seller is characterized as a loan by the Purchaser to the Seller secured by such Mortgage Loan, each of the Purchaser and the Seller represents and warrants as to itself that each receipt by the Purchaser of collections in respect of such Mortgage Loan, to the extent deemed to constitute a remittance of such collections by the Seller to the Purchaser, will have been (i) in payment of a debt incurred by the Seller in the ordinary course of business or financial affairs of the Seller and the Purchaser and (ii) made in the ordinary course of business or financial affairs of the Seller and the Purchaser.

Section 14.07         Successors and Assigns; Assignment of Purchase Agreement.

This Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser and the respective permitted successors and assigns of the Seller and the successors and assigns of the Purchaser. This Agreement shall not be assigned, pledged or hypothecated by the Seller to a third party without the prior written consent of the Purchaser, which consent may be withheld by the Purchaser in its sole discretion. This Agreement may be assigned, pledged or hypothecated by the Purchaser in whole or in part, and with respect to one or more of the Mortgage Loans, without the consent of the Seller. There shall be no limitation on the number of assignments or transfers allowable by the Purchaser with respect to the Mortgage Loans and this Agreement. In the event the Purchaser assigns this Agreement, and the assignee assumes any of the Purchaser’s obligations hereunder, the Seller acknowledges and agrees to look solely to such assignee, and not to the Purchaser, for performance of the obligations so assumed and the Purchaser shall be relieved from any liability to the Seller with respect thereto.

Section 14.08         Waivers.

No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

Section 14.09         Exhibits.

The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 14.10         General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

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(a)          the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)          accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c)          references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs,” and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d)          reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e)          the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(f)          the term “include” or “including” shall mean without limitation by reason of enumeration.

Section 14.11         Reproduction of Documents.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 14.12         Further Agreements.

The Seller and the Purchaser each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

Section 14.13         Relationship of Parties.

Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Seller as interim servicer shall be rendered as an independent contractor and not as agent for the Purchaser.

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Section 14.14         No Personal Solicitation.

From and after the related Closing Date, the Seller hereby agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on its behalf, to personally, by telephone or mail, solicit the Mortgagor or obligor under any related Mortgage Loan for any purpose whatsoever, including but not limited to any pay-off requests or refinance of a Mortgage Loan, in whole or in part, without the prior written consent of the Purchaser. It is understood and agreed that all rights and benefits relating to the solicitation of any Mortgagors and the attendant rights, title and interest in and to the list of such Mortgagors and data relating to their Mortgages (including insurance renewal dates) shall be transferred to the Purchaser pursuant hereto on the related Closing Date and the Seller shall take no action to undermine these rights and benefits. Notwithstanding the foregoing, it is understood and agreed that promotions undertaken by or on behalf of the Seller or any of its affiliates which are directed to the general public at large, including, without limitation, mass mailing based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this Section 14.14.

Section 14.15         Confidentiality.

Each of the Seller and the Purchaser hereby agrees to fully comply with all applicable laws, rules and regulations governing the confidentiality of any information acquired from or concerning the Mortgagors. Notwithstanding other provisions of this Agreement, the Seller and the Purchaser (and each employee, representative or other agent of any of the foregoing) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of transactions covered by this agreement and all materials of any kind (including opinions or other tax analyses) that are provided to any of the foregoing parties relating to such tax treatment and tax structure.

Section 14.16         Power of Attorney.

The Seller hereby authorizes the Purchaser, at the Seller’s expense, to perform all acts which the Purchaser deems appropriate to protect, preserve and realize upon the Mortgage Loans, including, but not limited to, the right to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any mortgage insurance or with respect to any Mortgage Note, complete blanks in documents, transfer servicing (including, but not limited, to sending “good-bye letters” to any Mortgagor) and execute assignments on behalf of the Seller as its attorney in fact. This power of attorney is coupled with an interest and is irrevocable without Purchaser’s consent.

Section 14.17         Waiver of Trial by Jury.

THE SELLER AND THE PURCHASER EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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[Signature Page Follows]

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IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

[NAME OF PURCHASER]
(Purchaser)

By:
Name:
Title:

[NAME OF SELLER]
(Seller)

By:
Name:
Title:

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IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

[NAME OF PURCHASER]
(Purchaser)

By:
Name:
Title:

[NAME OF SELLER]
(Seller)

By:
Name:
Title:

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EXHIBIT A-1

CONTENTS OF EACH MORTGAGE FILE

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and any prospective Purchaser, and which shall be delivered to the Custodian, or to such other Person as the Purchaser shall designate in writing, pursuant to Article V of the Mortgage Loan Purchase Agreement to which this Exhibit is attached (the “Agreement”):

(a)          the original Mortgage Note bearing all intervening endorsements, endorsed “Pay to the order of __________, without recourse” and signed in the name of the last endorsee (the “Last Endorsee”) by an authorized officer. To the extent that there is no room on the face of the Mortgage Notes for endorsements, the endorsement may be contained on an allonge, if state law so allows and the Custodian is so advised by the Seller that state law so allows. If the Mortgage Loan was acquired by the Seller in a merger, the endorsement must be by “[Last Endorsee], successor by merger to [name of predecessor]”. If the Mortgage Loan was acquired or originated by the Last Endorsee while doing business under another name, the endorsement must be by “[Last Endorsee], formerly known as [previous name]”;

(b)          the original of any guarantee executed in connection with the Mortgage Note;

(c)          with respect to Mortgage Loans that are not Co-op Loans, the original Mortgage with evidence of recording thereon. With respect to any Co-op Loan, an original or copy of the Security Agreement. If in connection with any Mortgage Loan, the Seller cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Seller shall deliver or cause to be delivered to the Custodian, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the Seller (or certified by the title company, escrow agent, or closing attorney) stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian upon receipt thereof by the Seller; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

(d)          the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon;

A-1-1

(e)          with respect to Mortgage Loans that are not Co-op Loans, the original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording (except with respect to MERS Designated Loans). The Assignment of Mortgage must be duly recorded only if recordation is either necessary under applicable law or commonly required by private institutional mortgage investors in the area where the Mortgaged Property is located or on direction of the Purchaser as provided in this Agreement. If the Assignment of Mortgage is to be recorded, the Mortgage shall be assigned to the Purchaser. If the Assignment of Mortgage is not to be recorded, the Assignment of Mortgage shall be delivered in blank. If the Mortgage Loan was acquired by the Seller in a merger, the Assignment of Mortgage must be made by “[Seller], successor by merger to [name of predecessor]”. If the Mortgage Loan was acquired or originated by the Seller while doing business under another name, the Assignment of Mortgage must be by “[Seller], formerly known as [previous name]”;

(f)          with respect to Mortgage Loans that are not Co-op Loans, the originals of all intervening assignments of mortgage (if any) evidencing a complete chain of assignment from the Seller to the Last Endorsee (or, in the case of a MERS Designated Loan, MERS) with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, the Seller shall deliver or cause to be delivered to the Custodian, a photocopy of such intervening assignment, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the Seller (or certified by the title company, escrow agent, or closing attorney) stating that such intervening assignment of mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Custodian upon receipt thereof by the Seller; or (ii) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment;

(g)          with respect to Mortgage Loans that are not Co-op Loans, the original mortgagee policy of title insurance or, in the event such original title policy is unavailable, a certified true copy of the related policy binder or commitment for title certified to be true and complete by the title insurance company;

(h)          the original or, if unavailable, a copy of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage;

(i)          with respect to any Co-op Loan: (i) a copy of the Co-op Lease and the assignment of such Co-op Lease, with all intervening assignments showing a complete chain of title and an assignment thereof by Seller; (ii) the stock certificate together with an undated stock power relating to such stock certificate executed in blank; (iii) the recognition agreement of the interests of the mortgagee with respect to the Co-op Loan by the residential housing corporation, the stock of which was pledged by the related Mortgagor to the Seller as originator of such Co-op Loan; and (iv) copies of the financing statement filed by the Seller as secured party and, if applicable, a filed UCC 3 assignment of the subject security interest showing a complete chain of title, together with an executed UCC 3 assignment of such security interest by the Seller in a form sufficient for filing; and

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(j)          if any of the above documents has been executed by a person holding a power of attorney, an original or photocopy of such power certified by the Seller to be a true and correct copy of the original.

In the event an Officer’s Certificate of the Seller is delivered to the Purchaser because of a delay caused by the public recording office in returning any recorded document, the Seller shall deliver to the Purchaser, within 90 days of the related Closing Date, an Officer’s Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian; provided, however, that any recorded document shall in no event be delivered later than one year following the related Closing Date. An extension of the date specified in clause (iv) above may be requested from the Purchaser, which consent shall not be unreasonably withheld.

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EXHIBIT A-2

CONTENTS OF CREDIT FILE

1.	The original hazard insurance policy and, if required by law, flood insurance policy.

2.	Fully executed residential loan application.

3.	Fully executed Mortgage Loan closing statement (Form HUD-1) and any other truth-in-lending or real estate settlement procedure forms required by law.

4.	Verification of employment and income (if required pursuant to the Seller Underwriting Guidelines).

5.	Verification of acceptable evidence of source and amount of down payment (if required pursuant to the Seller Underwriting Guidelines).

6.	Credit report on the Mortgagor.

7.	Residential appraisal report.

8.	Photograph of the Mortgaged Property.

9.	Survey of the Mortgaged Property, if required by the title company or applicable law.

10.	Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e. map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

11.	All fully executed required disclosure statements required by state and federal law.

12.	If applicable, termite report, structural engineer’s report, water portability and septic certification.

13.	Sales contract, if applicable.

14.	Evidence of payment of taxes and insurance premiums, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

15.	Amortization schedule, if available.

16.	Payment history for any Mortgage Loan that has been closed for more than 90 days.

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17.	Fully executed power of attorney, if applicable.

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EXHIBIT B

MORTGAGE LOAN SCHEDULE DATA FIELDS

The following data fields will be included for each Mortgage Loan:

(1)         the Seller’s Mortgage Loan identifying number;

(2)         the Mortgagor’s name;

(3)         the full street address, city, state and zip code of the Mortgaged Property;

(4)         a code indicating whether the Mortgaged Property is a single family residence, two-family residence, three-family residence, four-family residence, PUD, condominium, or manufactured home;

(5)         the current Mortgage Interest Rate;

(6)         the current Monthly Payment;

(7)         the original term to maturity;

(8)         the scheduled maturity date;

(9)         the original principal balance of the Mortgage Loan and, if different, the principal balance of the Mortgage Loan as of the related Servicing Transfer Date after deduction of payments of principal due on or before the related Servicing Transfer Date to the extent actually collected;

(10)        with respect to each first lien Mortgage Loan, the loan-to-value ratio at the time of origination;

(11)        a code indicating the FICO score of the Mortgagor at the time of origination;

(12)        a code indicating the name of the issuer of the PMI Policy or the LPMI Policy, if any, and the certificate or policy number and percentage coverage, if applicable;

(13)        the Appraised Value;

(14)        the date on which the first Monthly Payment was due and the applicable Due Date;

(15)        the Due Date;

(16)        the documentation level (full, alternative, limited);

(17)        loan purpose (i.e., purchase financing, rate/term refinancing, cash-out refinancing);

(18)        a code indicating whether the Mortgaged Property is owner-occupied or investor property;

(19)        a code indicating the product type (e.g., 2/28, 3/27, 15-year fixed, etc);

(20)        a code indicating whether the Mortgage Loan is subject to any Prepayment Penalty;

(21)        the term of any Prepayment Penalty;

(22)        the type and amount of any Prepayment Penalty;

(23)        the Mortgagor’s debt-to-income ratio at origination, if applicable;

(24)        with respect to each adjustable rate Mortgage Loan, the gross margin;

(25)        with respect to each adjustable rate Mortgage Loan, the next adjustment date;

(26)        with respect to each adjustable rate Mortgage Loan, the lifetime maximum Mortgage Interest Rate;

(27)        with respect to each adjustable rate Mortgage Loan, the lifetime minimum Mortgage Interest Rate;

(28)        with respect to each adjustable rate Mortgage Loan, the initial Mortgage Interest Rate cap;

(29)        with respect to each adjustable rate Mortgage Loan, the periodic Mortgage Interest Rate cap;

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(30)        with respect to each adjustable rate Mortgage Loan, the Index;

(31)        a code indicating whether the Mortgage Loan is convertible;

(32)        a code indicating whether the Mortgage Loan is an adjustable rate Mortgage Loan or a fixed rate Mortgage Loan;

(33)        a code indicating whether the Mortgage Loan is a balloon Mortgage Loan;

(34)        a code indicating whether the Mortgage Loan is secured by a first or second lien on the related Mortgaged Property;

(35)        with respect to each second lien Loan, the combined loan-to-value ratio as of origination;

(36)        with respect to each MERS Designated Mortgage Loan, the MIN;

(37)        whether the Mortgage Loan is subject to negative amortization and, if applicable, the maximum negative amortization for such Mortgage Loan; and

(38)        a code indicating whether the related Mortgaged Property has been subject to a bankruptcy proceeding or foreclosure proceeding.

With respect to the Mortgage Loans in the aggregate for such Servicing Transfer Date, the respective Mortgage Loan Schedule Date Fields shall set forth the following information, as of the related Servicing Transfer Date: (1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; (3) the current weighted average Mortgage Interest Rate of the Mortgage Loans; (4) the weighted average months to maturity of the Mortgage Loans; and (5) the applicable Servicing Transfer Date.

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EXHIBIT C

FORM OF SECURITY RELEASE CERTIFICATION

I. Release of Security Interest

The financial institution named below hereby relinquishes any and all right, title, interest, lien or claim of any kind it may have in all mortgage loans described on the attached Schedule A (the “Mortgage Loans”), to be purchased by [NAME OF PURCHASER] from the Seller named on the next page (the “Seller”) pursuant to that certain Mortgage Loan Purchase Agreement, dated as of __________ __, 20__, and certifies that all notes, mortgages, assignments and other documents in its possession relating to such Mortgage Loans have been delivered and released to the Seller or its designees, as of the date and time of the sale of such Mortgage Loans to [NAME OF PURCHASER]. Such release shall be effective automatically without any further action by any party upon payment in one or more installments, in immediately available funds, of $__________, in accordance with the wire instructions set forth below.

Name, Address and Wire Instructions of Financial Institution

(Name)

(Address)

By:

II. Certification of Release

The Seller named below hereby certifies to [NAME OF PURCHASER] that, as of the date and time of the sale of the above-mentioned Mortgage Loans to [NAME OF PURCHASER] the security interests in the Mortgage Loans released by the below-named financial institution comprise all security interests relating to or affecting any and all such Mortgage Loans. The Seller warrants that, as of such time, there are and will be no other security interests affecting any or all of such Mortgage Loans.

By:
Title:
Date:

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EXHIBIT D

FORM OF ASSIGNMENT AND CONVEYANCE AGREEMENT

On this ___ day of __________, 20__, __________ (“Seller”), as the Seller under (i) that certain Purchase Price and Terms Agreement, dated as of __________, 20__ (the “PPTA”), and (ii) that certain Mortgage Loan Purchase Agreement, dated as of __________, 20__ (the “Purchase Agreement”), does hereby sell, transfer, assign, set over and convey to [NAME OF PURCHASER] (“Purchaser”) as the Purchaser under the Agreements (as defined below) without recourse, but subject to the terms of the Agreements, all right, title and interest of, in and to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto as Exhibit A (the “Mortgage Loans”), together with the Mortgage Files and the related Servicing Rights and all rights and obligations arising under the documents contained therein. Pursuant to Article V of the Purchase Agreement, the Seller has delivered to the Custodian the documents for each Mortgage Loan to be purchased as set forth in the Purchase Agreement. The Seller’s possession of any portion of the Mortgage File is at the will of the Purchaser for the sole purpose of facilitating interim servicing of the related Mortgage Loan pursuant to the Purchase Agreement, and such retention and possession by the Seller shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage, the Servicing Rights and the contents of the Mortgage File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller or the Servicer shall immediately vest in the Purchaser and shall be retained and maintained, in trust, by the Seller at the will of the Purchaser in a custodial capacity only. The PPTA and the Purchase Agreement shall collectively be referred to as the “Agreements” herein.

In accordance with Article VI of the Purchase Agreement, the Purchaser accepts the Mortgage Loans listed on Exhibit A attached hereto. Notwithstanding the foregoing the Purchaser does not waive any rights or remedies it may have under the Agreements.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.

[SIGNATURE PAGE FOLLOWS]

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[SELLER]

By:
Name:
Title:

Accepted and Agreed:

[NAME OF PURCHASER]

By:
Name:
Title:

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EXHIBIT A

TO ASSIGNMENT AND CONVEYANCE AGREEMENT

MORTGAGE LOAN SCHEDULE*

[*To be attached as diskette in “read only” format]

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EXHIBIT E

FORM OF NOTICE OF SALE OF OWNERSHIP OF MORTGAGE LOAN

Under federal law, borrowers are required to be notified in writing whenever ownership of a mortgage loan secured by their principal dwelling is sold, transferred or assigned (collectively, “sold”) to a new creditor. This Notice is to inform you that your prior creditor has sold your loan (described below) to us, the new creditor identified below.

**Please note that while we now own your loan, we are not the servicer of your loan. The servicer (identified below) acts on our behalf to handle the ongoing administration of your loan, including the collection of mortgage payments. Please continue to send your mortgage payments as directed by the servicer, and NOT to us. Also, should you have any questions regarding your loan, please contact the servicer using the contact information set forth below. The servicer is authorized to handle routine inquiries and requests regarding your loan and, if necessary, to consult with us regarding your request and communicate to you our decision with respect to such request. **

Please note that the sale of your loan to us may also result in a change of servicer. If this occurs, you will receive a separate notice, required under federal law, providing information regarding the new servicer.

LOAN INFORMATION Date of Loan: Original Amount of Loan: Date Your Loan was Sold to the New Creditor: Address of Mortgaged Property:
SERVICER INFORMATION Name: Mailing Address: Telephone Number (Toll free):
NEW CREDITOR INFORMATION Name: Mailing Address: (not for payments): Telephone Number (Toll free):

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AGENT INFORMATION (If we have granted an agent other than the servicer authority to act on our behalf, contact information for such agent will appear below):

Name:

Mailing Address:

Telephone Number (Toll free):

The transfer of the lien associated with your loan is currently recorded, or in the future may be recorded, in the public records of the local County Recorder’s office for the county where your property is located. If checked ☐, ownership of your loan is also recorded on the registry of the Mortgage Electronic Registrations System at 1818 Library Street, Suite 300, Reston, VA 20190.

[Confirm if applicable] Your loan has been securitized and we own legal title to your loan acting as trustee of the related securitization trust (the “Trust”) for the benefit of the holders (the “Holders”) of the mortgage-backed securities issued by the Trust. Our rights and obligations, as trustee, are defined in one or more contracts among us, the Holders and certain other parties. As a result, our authority to respond favorably to your requests or inquiries may be limited by the terms of such contracts.

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EXHIBIT F

TRANSFER PROCEDURES

Part 1. Transfer of Servicing. The Seller agrees to act reasonably, in good faith and in accordance with all applicable laws and regulations and to do all things necessary to effect the transfer of the servicing of the Mortgage Loans to the Purchaser or its designee acting as Successor Servicer on the Servicing Transfer Date.

Part 2. Obligations of the Seller Prior to the Servicing Transfer Date. The Seller shall take, or cause to be taken, the following actions with respect to the Mortgage Loans prior to the Servicing Transfer Date (or within such time as may otherwise be specified below):

(a)          Notice to Hazard Insurers. The Seller shall inform, by written notice, all hazard insurance companies and/or their agents of the transfer and request a change in the loss payee mortgage endorsement clause to the Purchaser’s or the Purchaser’s designee’s name;

(b)          Notice to Mortgage Insurance Companies. The Seller shall inform, by written notice, all insurers under any policy and/or their agents of the transfer and request a change in the loss payee clause to the Purchaser’s name or the Purchaser’s designee’s;

(c)          Tax Service Contracts. The Seller shall have obtained a life of loan transferable real estate tax service contract with [tax servicer], which contract shall transfer to the Purchaser’s servicer at no cost to the Purchaser or its servicer and the Seller shall submit Reverse Adds tape to [tax servicer] no later than five (5) days prior to the Servicing Transfer Date;

(d)          Flood Certifications. The Seller shall have obtained a life of loan, transferable flood certification with [___] and the Seller shall submit Reverse Adds tape to [_____] no later than five (5) days prior to the Servicing Transfer Date;

(e)          Notice to Mortgagors. The Seller shall, no later than fifteen (15) days prior to the Servicing Transfer Date, inform in writing all Mortgagors of the transfer of servicing in accordance with applicable law. The notice to Mortgagors shall include a direction to such Mortgagors to terminate automatic (“ACH”) mortgage payments to the Seller and to establish new ACH instructions with respect to the Successor Servicer. In addition, the notice to Mortgagors shall inform such Mortgagors that the Seller will not assume payment obligations on such Mortgagors’ behalf with respect to any optional insurance policies and direct such Mortgagors to cancel such policies or pay such optional insurance on a direct basis. The Seller shall obtain the Purchaser’s approval of the form of such notification prior to mailing. The Seller acknowledges that the Purchaser’s review of this notice shall not be a review for statutory or regulatory compliance purposes, and that the Seller shall have the sole responsibility for such compliance;

(f)          Payment of Real Estate Taxes. The Seller shall pay, or cause to be paid, any real estate taxes on the escrowed Mortgage Loans which (i) will be delinquent on or prior to the Servicing Transfer Date, (ii) are required to be paid within thirty (30) days after the Servicing Transfer Date to receive a discount if such bill is available, or (iii) will be delinquent within thirty (30) days after the Servicing Transfer Date, if such bill is available. On non-escrowed Mortgage Loans, the Seller shall ensure that all taxes which would otherwise be delinquent by the Servicing Transfer Date, if not paid by such date, have been paid, if such bill is available;

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(g)          Payment of Insurance Premiums. The Seller shall pay all hazard, flood and private mortgage insurance premiums required to be paid prior to or within thirty (30) days after the Servicing Transfer Date if such bills are available; and

(h)          ARM Adjustments. With respect to each adjustable rate Mortgage Loan whose index value for any interest adjustment date is available on or prior to the Servicing Transfer Date, the Seller shall make all such adjustments and shall inform the related Mortgagors of such adjustments.

(i)          REO. For any Mortgage Loan that becomes REO prior to the Servicing Transfer Date, the Seller shall take title of the related property in such name as directed by the Purchaser, but in no event shall the Seller take title in the name of the Seller.

(j)          Servicing Files. The Seller shall forward to the Purchaser or its designee all documents and records relating to the Mortgage Loans constituting the servicing files no later than three (3) business days prior to the Servicing Transfer Date.

Part 3. Obligations of the Seller after the Servicing Transfer Date. The Seller shall take, or cause to be taken, the following actions with respect to the Mortgage Loans within three (3) business days following the Servicing Transfer Date (or within such time as may otherwise be specified below):

(a)          Transfer Data File. The Seller shall forward to the Purchaser, or its affiliate, a transfer data file containing requested Mortgage Loan information as of the Servicing Transfer Date. The transfer data file shall be in Excel format and shall include all field descriptions as described in Attachment I hereto, along with any reasonable additional data requirements identified by the Purchaser, or its designee, upon review of the preliminary transfer data file. The Seller shall forward, directly to the Purchaser, a hard or electronic copy trial balance report for the Mortgage Loans as of the Servicing Transfer Date, which includes, as of the Servicing Transfer Date, the Seller’s account number, borrower name, current principal balance, current escrow balance, current buydown balance, current unapplied suspense balance, current uncollected late charge balance, current interest paid-to date and current due date for each Mortgage Loan;

(b)          Accounting Reports. The Seller shall furnish to the Purchaser copies of all accounting reports relating to the Mortgage Loans as of the Servicing Transfer Date including, without limitation, a trial balance as described in Part 3(a) above, payment histories in hard or electronic copy format and reports of collections, delinquencies, prepaids, curtailments, escrow payments, escrow balances, partial payments, partial payment balances and other like information with respect to the Mortgage Loans;

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(c)          Transfer of Escrow Funds and Other Proceeds. The Seller shall transfer to the Purchaser, by wire transfer to the account designated by the Purchaser, an amount equal to the sum of (i) any positive escrow balances net of any negative escrow balances with respect to the related Mortgage Loan accrued between the Closing Date and the Servicing Transfer Date, net of any amounts permitted to be retained by the Seller but remaining unpaid, (ii) all undistributed insurance loss draft funds, (iii) all unapplied funds received by the Seller, (iv) all unapplied interest on escrow balances accrued through the Servicing Transfer Date, (v) all buydown funds held by the Seller as of the Servicing Transfer Date, and (vi) all other amounts held by the Seller on behalf of the Purchaser with respect to the Mortgage Loans as of the Servicing Transfer Date which the Seller is not entitled to retain (collectively, the “Escrow Proceeds”). Within five (5) business days following the Purchaser’s receipt of the Escrow Proceeds, the Seller and the Purchaser shall resolve any discrepancies between the Seller’s accounting statement and the Purchaser’s reconciliation with respect thereto. No later than ten (10) business days following the Servicing Transfer Date, the Seller or the Purchaser, as the case may be, shall transfer to the other, by wire transfer to the designated account, any amounts to which the other party is entitled under such reconciliation including any amounts the Seller is owed, in which case, the Purchaser shall wire such amount to the Seller;

(d)          Mortgage Payments Received After Servicing Transfer Date. Any Mortgage Loan payments received by the Seller within thirty (30) days following the Servicing Transfer Date shall be forwarded to the Purchaser, within three (3) business days after the Seller’s receipt of same, by overnight mail. Future Mortgage Loan payments received by the Seller up to sixty (60) days following the Servicing Transfer Date shall be forwarded to the Purchaser, within three (3) business days after the Seller’s receipt of same, by regular mail. The Seller shall forward payments to the Purchaser as (i) checks with an endorsement of the Mortgage Loan payment to the Purchaser and coupons as identified or (ii) if such payment has been received in cash or by the Seller’s lockbox facility, a corporate check payable to the Purchaser and a loan summary. Any Mortgage Loan payments received by the Seller after sixty (60) days following the Servicing Transfer Date shall be immediately returned to the Mortgagor with a notice that Mortgagor must send payments to the Purchaser. All other Mortgage Loan correspondence or documentation received by the Seller after the Servicing Transfer Date shall be forwarded to the Purchaser no later than five (5) business days after receipt by the Seller;

(e)          Payoffs and Assumptions. Within five (5) business days after the Servicing Transfer Date, the Seller shall provide to the Purchaser (i) copies of all assumption and payoff statements generated by the Seller on the Mortgage Loans within the preceding thirty (30) calendar days and (ii) a status report for any assumption or payoff in process as of the Servicing Transfer Date. The Seller and the Purchaser shall cooperate with and assist each other, as requested, in completing any payoff or assumption that is in process as of the Servicing Transfer Date;

(f)          Misapplied Payments. Misapplied payments on Mortgage Loans shall be processed as follows: (i) all parties shall cooperate in correcting misapplication errors; (ii) the party receiving notice of a misapplied payment occurring prior to the Servicing Transfer Date and discovered after the Servicing Transfer Date shall immediately notify the other party; (iii) if a misapplied payment which occurred prior to the Servicing Transfer Date has created an improper Purchase Price as the result of an inaccurate outstanding principal balance, the party with notice of such misapplied payment shall promptly inform the other party and funds shall be issued to the party shorted by the improper payment application within ten (10) business days after notice thereof by the other party; and (iv) any funds issued under the provisions of this section shall be accompanied by a statement indicating the corresponding Mortgagor and the Mortgage Loan identification number and an explanation of the allocation of any such payments.

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(g)          Year-End Tax Reporting. The Seller shall be responsible for providing the Internal Revenue Service and Mortgagors with all appropriate tax forms and information for transactions affecting the Mortgage Loans during the period in which the Seller serviced the Mortgage Loans; and

(h)          Payment Histories and Servicing Comments. With regard to each Mortgage Loan’s payment histories, servicing and collection histories and comments, the Seller shall forward to the Purchaser all such information that it has in its possession.

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Attachment I

DATA FILE SPECIFICATIONS

DATA FILE – TRANSFER DATA FIELDS

Loan Number	Secondary Marital Status	Interest Only Term
Principal & Interest Payment	Primary Age	Convert Code
Escrow Payment	Secondary Age	Assumption Status
Original Loan Amount	Number of Borrowers	Insurance Information
Origination Date	1st Time Home Buyer	Escrow! Non-Escrow
Term Closed (Months)	Home Phone Work Phone	Type of Insurance
Balloon Date	Monthly Income	Frequency
Maturity Date	Monthly Payment	Insurance Company Name
Note Rate (Current Rate)	Monthly Obligation	Insurance Company Address
Loan Type (Conv, Conv w! MI, FHA, VA)	Property Address	Policy Number
Late Charge Codes (e.g. % PI or % PITI)	Property County	Coverage Amount of Policy
Late Charge Factor (%)	Property City, State, Zip Code	Disbursement Date
Grace Days	Mailing Address	Annual Premium
Appraised Date	Mailing City, State, Zip Code	Tax Information
Appraised Amount	Interest Method	Escrow! Non-Escrow
Sales Price	Prepayment Flag	Type of Tax
1st Payment Due Date	Prepay Pen Exp Date	Frequency
Purpose	LTV	Name of Taxing Authority
Occupancy	CLTV	Address of Taxing Authority
Property Type	ARM Type	Next Tax Disbursement Due
Number of Units	Adjustment Rate Cap	Amount of Next Tax Payment
Approval Type (Docs Type)	Maximum Interest Rate	PMI Information
Program/Sub program Type	Margin	Escrow/ Non-Escrow
DU/LP System	Minimum Interest Rate	Certificate Number
DU/LP Decision	Max Rate Adjustment	Name of Insurance Carrier
DU/LP Case Number	Next PI Change Date	Monthly or Annual Product
Next Due Date	Original Interest Rate	Disbursement Date
Interest Pd to Date	1st Interest Rate Chang Date	Last Amount Paid
Current Principal Balance	1st Interest Change Maximum	80% LTV Date

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Unapplied/Suspense Balance	1st Interest Change Minimum	78% LTV Date
Uncollected Late Charges	MERS Identification Number	Midpoint Date
Delinquency Expense	MOM Flag	MI Coverage Percentage
Escrow Balance	Debt Ratio	MI Information
NSF Fees	FICO Score	Escrow/ Non-Escrow
Buydown Balance	Lien Type	One Time MIP Payment
Original Buydown Balance	Payments Per Year	Date Last Paid to HUD
Buydown Interest Rate	Type of Construction	Amount Paid
Borrower Name (first & last)	Number of Bedrooms	Amount of Monthly Payment
Co-borrower Name (first & last)	Eligible Rent	Disbursement Date
Borrower SSN	Square Feet	Yearly Amount
Co-Borrower SSN	Year Built	Case/ Section Number
Borrower Gender	SMSA	ACH Draft Data
Borrower Race	Census Tract	Customer’s Full Name
Borrower Ethnicity	Replacement Cost	Bank Routing Number
Co-Borrower Gender	Land Value	Checking or Savings Indicator
Co-Borrower Race	Legal Description	Checking or Savings Account #
Co-Borrower Ethnicity	APR Rate	Additional Principal Payment Amount
Primary Marital Status	Interest Only Flag	Draft Date
Flood Cert info	Tax service info
Escrow due dates	Foreclosure info	BK info
REO info	{Daily Simple Interest (accrued interest, amount paid towards next due date roll, and interest poor amount to the extent that Seller is able to provide)}

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EXHIBIT G

COMPLIANCE REQUIREMENTS

DEFINED TERMS

Commission: The United States Securities and Exchange Commission.

Company Information: As defined in this Exhibit.

Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

Exchange Act. The Securities Exchange Act of 1934, as amended.

Qualified Correspondent: Any Person from which the Seller purchased Mortgage Loans, provided that the following conditions are satisfied: (i) such Mortgage Loans were originated pursuant to an agreement between the Seller and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Seller, in accordance with underwriting guidelines designated by the Seller (“Designated Guidelines”) or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by the Seller within 180 days after origination; (iii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Seller in origination of mortgage loans of the same type as the Mortgage Loans for the Seller’s own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Seller on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Seller; and (iv) the Seller employed, at the time such Mortgage Loans were acquired by the Seller, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Seller.

Reconstitution: Any Securitization Transaction or Whole Loan Transfer.

Regulation AB: Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Securities Act: The Securities Act of 1933, as amended.

Securitization Transaction. Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

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Static Pool Information: Static pool information as described in Item 1105(a)(1)-(3) and 1105(c) of Regulation AB.

Third-Party Originator: Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Seller.

Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans, other than a Securitization Transaction.

Section 1.01.    Intent of the Parties; Reasonableness.

The Purchaser and the Seller acknowledge and agree that the purpose of this Exhibit to this Agreement is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Although Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act, the Seller acknowledges that investors in privately offered securities may require that the Purchaser or any Depositor provide comparable disclosure in unregistered offerings. References in this Agreement to compliance with Regulation AB include provision of comparable disclosure in private offerings.

Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Seller acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Purchaser or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Securitization Transaction, the Seller shall cooperate fully with the Purchaser to deliver to the Purchaser (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Purchaser or any Depositor to permit the Purchaser or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Seller, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Purchaser or any Depositor to be necessary in order to effect such compliance.

The Purchaser (including any of its assignees or designees) shall cooperate with the Seller by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Purchaser’s reasonable judgment, to comply with Regulation AB.

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Section 1.02.     Additional Representations and Warranties of the Seller.

(a)          The Seller shall be deemed to represent to the Purchaser and to any Depositor, as of the date on which information is first provided to the Purchaser or any Depositor under Section 1.03 that, except as disclosed in writing to the Purchaser or such Depositor prior to such date: (i) the Seller is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Seller, respectively; (ii) the Seller has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Seller as servicer has been disclosed or reported by the Seller; (iv) no material changes to the Seller’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the related Securitization Transaction; (v) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Seller or any Third-Party Originator; and (vi) there are no affiliations, relationships or transactions relating to the Seller or any Third-Party Originator with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB.

(b)          If so requested by the Purchaser or any Depositor on any date following the date on which information is first provided to the Purchaser or any Depositor under Section 1.03, the Seller shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

Section 1.03.      Information to Be Provided by the Seller.

In connection with any Securitization Transaction the Seller shall (i) within five Business Days following request by the Purchaser or any Depositor, provide to the Purchaser and such Depositor (or, as applicable, cause each Third-Party Originator and each Subservicer to provide), in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, the information and materials specified in paragraphs (a), (b), (c) and (f) of this Section, and (ii) as promptly as practicable following notice to or discovery by the Seller, provide to the Purchaser and any Depositor (in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor) the information specified in paragraph (d) of this Section.

(c)          If so requested by the Purchaser or any Depositor, the Seller shall provide such information regarding (i) the Seller, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), or (ii) each Third-Party Originator, as is requested for the purpose of compliance with Items 1103(a)(1), 1105, 1110, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

(A)         the originator’s form of organization;

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(B)         a description of the originator’s origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator’s experience in originating mortgage loans of a similar type as the Mortgage Loans; information regarding the size and composition of the originator’s origination portfolio; and information that may be material, in the good faith judgment of the Purchaser or any Depositor, to an analysis of the performance of the Mortgage Loans, including the originators’ credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

(C)         a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Seller and each Third-Party Originator; and

(D)         a description of any affiliation or relationship between the Seller, each Third-Party Originator and any of the following parties to a Securitization Transaction, as such parties are identified to the Seller by the Purchaser or any Depositor in writing in advance of such Securitization Transaction:

(1)         the sponsor;

(2)         the depositor;

(3)         the issuing entity;

(4)         any servicer;

(5)         any trustee;

(6)         any originator;

(7)         any significant obligor;

(8)         any enhancement or support provider; and

(9)         any other material transaction party.

(d)          If so requested by the Purchaser or any Depositor, the Seller shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Purchaser as provided below) originated by (i) the Seller, if the Seller is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), and/or (ii) each Third-Party Originator. Such Static Pool Information shall be prepared by the Seller (or Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB. To the extent that there is reasonably available to the Seller (or Third-Party Originator) Static Pool Information with respect to more than one mortgage loan type, the Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph. The content of such Static Pool Information may be in the form customarily provided by the Seller, and need not be customized for the Purchaser or any Depositor. Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool. The most recent periodic increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference. The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format reasonably required by the Purchaser or the Depositor, as applicable.

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Promptly following notice or discovery of a material error in Static Pool Information provided pursuant to the immediately preceding paragraph (including an omission to include therein information required to be provided pursuant to such paragraph), the Seller shall provide corrected Static Pool Information to the Purchaser or any Depositor, as applicable, in the same format in which Static Pool Information was previously provided to such party by the Seller.

If so requested by the Purchaser or any Depositor, the Seller shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such agreed-upon procedures letters of certified public accountants reasonably acceptable to the Purchaser or Depositor, as applicable, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after [DATE] or, in the case of Static Pool Information with respect to the Seller’s or Third-Party Originator’s originations or purchases, to calendar months commencing [DATE], as the Purchaser or such Depositor shall reasonably request. Such letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which may include, by way of example, any Sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.

(e)          For the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Seller shall (or shall cause each Third-Party Originator to) (i) notify the Purchaser and any Depositor in writing of (A) any material litigation or governmental proceedings pending against the Seller or any Third-Party Originator and (B) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Seller or any Third-Party Originator and any of the parties specified in clause (D) of paragraph (a) of this Section (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, (C) any Event of Default of which it is aware or has received notice under the terms of the Agreement or any Reconstitution Agreement, and (D) any merger or consolidation where Seller is not the surviving entity or sale of substantially all of the assets of Seller and (ii) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships.

Section 1.04.     Indemnification; Remedies.

(a)          The Seller shall indemnify the Purchaser, each affiliate of the Purchaser, and each of the following parties participating in a Securitization Transaction: each sponsor and issuing entity; each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Depositor, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

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(i)(A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, accountants’ letter or other material provided in written or electronic form under this Exhibit by or on behalf of the Seller, or provided under this Exhibit by or on behalf of any Third-Party Originator (collectively, the “Company Information”), or (B) the omission or alleged omission to state in the Company Information a material fact required to be stated in the Company Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Company Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Company Information or any portion thereof is presented together with or separately from such other information;

(ii)         any breach by the Seller of its obligation under this Article I, including particularly any failure by the Seller or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Exhibit; or

(iii)        any breach by the Seller of a representation or warranty set forth in Section 1.02(a) or in a writing furnished pursuant to Section 1.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Seller of a representation or warranty in a writing furnished pursuant to Section 1.02(b) to the extent made as of a date subsequent to such closing date.

If the indemnification provided for herein is unavailable or insufficient to hold harmless an Indemnified Party, then the Seller agrees that it shall contribute to the amount paid or payable by such Indemnified Party as a result of any claims, losses, damages or liabilities incurred by such Indemnified Party in such proportion as is appropriate to reflect the relative fault of such Indemnified Party on the one hand and the Seller, on the other.

In the case of any failure of performance described in clause (a)(ii) of this Section, the Seller shall promptly reimburse the Purchaser, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Seller or any Third-Party Originator.

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(b)          This indemnification shall survive the termination of the Agreement or the termination of any party to the Agreement.

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EXHIBIT C

EXHIBIT H

ARBITRATION PROCEDURES

If any allegation of a breach of a representation or warranty made in Section 8.02 has not been resolved to the satisfaction of both the Purchaser and the Seller, either party may commence Arbitration to resolve the dispute. To commence Arbitration, the moving party shall deliver written notice to the other party that it has elected to pursue Arbitration in accordance with this Section 8.02; provided that, neither the Seller nor the Purchaser shall commence Arbitration with respect to an alleged breach of representation or warranty made in Section 8.02 before one hundred eighty (180) days following notification by the Purchaser to the Seller of the alleged breach unless the Seller has not provided a response to Purchaser’s notification of such an alleged breach within sixty (60) days thereof, in which case Purchaser may commence Arbitration prior to the end of such one hundred eighty (180) day period. Within ten (10) Business Days after a party has provided notice that it has elected to pursue Arbitration, each party may submit the names of one or more proposed Arbitrators to the other party in writing. If the parties have not agreed on the selection of an Arbitrator within five (5) Business Days after the first such submission, then the party commencing Arbitration shall, within the next five (5) Business Days, notify the American Arbitration Association in New York, NY (the “AAANY”) and request that it appoint a single Arbitrator with experience in arbitrating disputes arising in the financial services industry and who has not been previously rejected by either party. To the extent practicable, the parties shall coordinate outstanding Arbitrations with the AAANY such that the Arbitration proceedings hereunder are held twice per calendar year during the months of March and September.

Upon a showing of good cause, a party may request the Arbitrator to direct the production of such information, evidence and/or documentation from the parties that the Arbitrator deems appropriate. If requested by the Arbitrator or any party, any hearing with respect to an Arbitration shall be conducted by video conference or teleconference except upon the agreement of both parties or the request of the Arbitrator.

The finding of the Arbitrator shall be final and binding upon the parties. Judgment upon any arbitration award rendered may be entered and enforced in any court of competent jurisdiction. The costs of the Arbitrator shall be shared equally between both parties. Each party, however, shall bear its own attorneys fees and costs in connection with the Arbitration. Nothing herein shall be construed as an agreement or consent to Arbitrate any disputes arising between the Seller or the Purchaser other than in connection with an allegation of a breach of a representation or warranty made in Section 8.02.

For purposes of this Exhibit H the following capitalized terms shall have the respective meanings set forth below:

Arbitration: Arbitration in accordance with the then governing Complex Arbitration Procedures of the American Arbitration Association (“AAA”), which shall be conducted in New York, New York or other place mutually acceptable to the Seller and the Purchaser.

Arbitrator: A person who is not affiliated with any originator, Seller, Servicer or any prior owner of the Mortgage Loans or any prior servicer of any of the Mortgage Loans, who is a member of the American Arbitration Association and who is an attorney with consumer finance experience.

[NAME OF PURCHASER]

Purchaser

and

[COMPANY]

Company

FORM OF FLOW SALE AND INTERIM SERVICING AGREEMENT1

Dated as of [__________] [_], 20[__]

Fixed and Adjustable-Rate Mortgage Loans

(Servicing Released)

1             The actual agreement with a seller may be different from the form in certain respects in order to accommodate the requirements of such sellers. Changes from the form may include language to address the following issues: The inclusion of FHA mortgages, variations on the mortgage loan schedule, certain changes to accommodate the purchase of second lien loans, certain changes to representations and warranties, tax service and flood certification contract requirements, timing of appraisal values and their delivery, pricing procedures and purchase price calculation, events of default, certain closing conditions, description of deviations from underwriting guidelines, certain MERS designated mortgage loan procedures, interim servicing procedures, annual compliance statements and accountants reports for mortgage loans that are not part of a securitization, whole loan transfers or securitizations during interim servicing period, delivery of financial statements, litigation and arbitration issues and servicing issues related to loans that are not sold on a servicing-released basis.

TABLE OF CONTENTS

ARTICLE I DEFINITIONS		1

ARTICLE II AGREEMENT TO PURCHASE; MORTGAGE FILES; SERVICING FILES; BOOKS AND RECORDS; CUSTODIAL AGREEMENT; DELIVERY OF DOCUMENTS; CLOSING CONDITIONS		17

Section 2.01	Agreement to Purchase; Possession and Ownership of Mortgage Files; Servicing Files.	17
Section 2.02	Books and Records; Transfers of Mortgage Loans.	18
Section 2.03	Custodial Agreement; Delivery of Documents.	18
Section 2.04	Quality Control Procedures.	20
Section 2.05	Closing Conditions.	20

ARTICLE III REPRESENTATIONS AND WARRANTIES REMEDIES AND BREACH		21

Section 3.01	Company Representations and Warranties.	21
Section 3.02	Representations, Warranties and Covenants Regarding Individual Mortgage Loans.	23
Section 3.03	Repurchase.	38
Section 3.04	Repurchase of Mortgage Loans With Early Payment Defaults.	40
Section 3.05	Prepayment Protection.	40
Section 3.06	Review of Mortgage Loans.	40
Section 3.07	PMI Policy	40

ARTICLE IV INTERIM SERVICING OF MORTGAGE LOANS		41

Section 4.01	Company to Act as Interim Servicer.	41
Section 4.02	Collection of Mortgage Loan Payments.	41
Section 4.03	Realization Upon Defaulted Mortgage Loans: Environmental Issues.	42
Section 4.04	Establishment of and Deposits to Custodial Account.	43
Section 4.05	Permitted Withdrawals From the Custodial Account.	44
Section 4.06	Establishment of Escrow Accounts; Deposits in Escrow Accounts.	46
Section 4.07	Permitted Withdrawals From Escrow Account.	45
Section 4.08	Payment of Taxes, Insurance and Other Charges; Maintenance of PMI Policies; Collections Thereunder.	46
Section 4.09	Transfer of Accounts.	47
Section 4.10	Maintenance of Hazard Insurance.	47
Section 4.11	Maintenance of Mortgage Impairment Insurance Policy.	48
Section 4.12	Fidelity Bond, Errors and Omissions Insurance.	48
Section 4.13	Title, Management and Disposition of REO Property.	49
Section 4.14	Distributions.	49
Section 4.15	Remittance Reports.	50
Section 4.16	Statements to the Purchaser.	50
Section 4.17	Restoration of Mortgaged Property.	51
Section 4.18	Assumption Agreements.	51

EXHIBITS AND ADDENDA

Exhibit A-1	Form of Assignment, Assumption and Recognition Agreement (Whole Loan Transfer)
Exhibit A-2	Form of Assignment, Assumption and Recognition Agreement (Securitization)
Exhibit B	Form of Purchase Confirmation
Exhibit C	Arbitration Procedures
Exhibit D	Form of Officer’s Certificate of the Company
Exhibit E	Form of Power of Attorney
Exhibit F	Form of Opinion of Counsel

Addendum 1	Regulation AB Compliance Addendum

This is a Flow Sale and Interim Servicing Agreement for adjustable and fixed rate residential first lien mortgage loans, dated and effective as of [__________] [_], 2014, and is executed between [NAME OF PURCHASER], as purchaser (the “Purchaser”), and [NAME OF COMPANY], as seller and interim servicer (the “Company”).

WITNESSETH

WHEREAS, the Purchaser has agreed to purchase from time to time from the Company and the Company has agreed to sell from time to time to the Purchaser first lien adjustable and fixed rate mortgage loans including all Servicing Rights (as defined herein) related thereto;

WHEREAS, the Mortgage Loans (as defined herein) will be sold by the Company and purchased by the Purchaser as pools or groups of whole loans, servicing released on each Closing Date (as defined herein);

WHEREAS, each of the Mortgage Loans as of the related Closing Date will be secured by a mortgage, deed of trust or other security instrument creating a first lien on a residential dwelling located in the jurisdiction indicated on the related Mortgage Loan Schedule (as defined herein) for the related Mortgage Loan Package (as defined herein), which will be annexed to the related Purchase Confirmation (as defined herein) on the related Closing Date;

WHEREAS, the Purchaser and the Company wish to prescribe the manner of purchase of the Mortgage Loans and Servicing Rights and the conveyance, interim servicing, transfer of Servicing Rights and control of the Mortgage Loans; and

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Purchaser and the Company agree as follows:

ARTICLE I

DEFINITIONS

Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

AAA: The American Arbitration Association.

Accepted Servicing Practices: With respect to any Mortgage Loan, servicing practices and procedures (including collection procedures) that are in all respects legal, proper and customary in the mortgage servicing business in accordance with (a) the practices and procedures of prudent mortgage banking institutions that service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, (b) Applicable Law, (c) the terms of the Mortgage Note, the Mortgage and any other Mortgage Loan Document, (d) any applicable forbearance plan or bankruptcy plan, (e) the Fannie Mae Guides and (f) servicing practices that the Company customarily employs and exercises in servicing and administering mortgage loans of the same type as the Mortgage Loan for its own account (to the extent not conflicting with clauses (a) through (e) in this definition).

Adjustable Rate Mortgage Loan: A Mortgage Loan that contains a provision pursuant to which the Mortgage Interest Rate is adjusted periodically.

Adjustment Date: As to each Adjustable Rate Mortgage Loan, the date on which the Mortgage Interest Rate is adjusted in accordance with the terms of the related Mortgage Note and Mortgage.

Agreement: This Flow Sale and Interim Servicing Agreement and all amendments hereof and supplements hereto.

ALTA: The American Land Title Association or any successor thereto.

Anti-Money Laundering Law: All anti-money laundering laws and regulations, including without limitation the Bank Secrecy Act, as amended.

Applicable Law: All applicable (i) federal, state or local legal requirements (statutes, rules, regulations and ordinances) including, without limitation, anti-predatory and abusive lending, usury, truth-in-lending (including the Truth in Lending Act of 1968, as amended), real estate settlement procedures (including the Real Estate Settlement Procedures Act of 1974, as amended), consumer credit protection (including Uniform Consumer Credit Code laws), fair credit reporting, unfair and deceptive acts and practices (including collection practices), equal credit opportunity or fair housing and disclosure laws (including, without limitation, any provisions relating to Prepayment Premiums) applicable to the solicitation, origination, servicing and collection of the Mortgage Loan and any Prepayment Premiums associated with such Mortgage Loan; (ii) requirements and guidelines of each governmental agency, board, commission, instrumentality, and other governmental body or office having jurisdiction (including, without limitation, the CFPB); and (iii) judicial and administrative judgments, orders, stipulations, awards, writs, and injunctions.

Appraisal: A written appraisal of a Mortgaged Property made by a Qualified Appraiser, which appraisal must be written, in form and substance, to Fannie Mae and Freddie Mac standards applicable at the time of origination for mortgage loans of the same type as the Mortgage Loans, and satisfies the requirements of FIRREA.

Appraised Value: With respect to any Mortgaged Property, the lesser of (i) the value set forth on the Appraisal made in connection with the origination of the related Mortgage Loan as the value of such Mortgaged Property, or (ii) the purchase price paid for such Mortgaged Property, provided, however, that in the case of a refinanced Mortgage Loan, such value shall be based solely on the Appraisal made in connection with the origination of such Mortgage Loan.

Arbitration: Arbitration in accordance with the then governing Complex Arbitration Procedures of the AAA, which shall be conducted in New York, New York or other place mutually acceptable to the Company and the Purchaser.

Arbitrator: A person who is not affiliated with any Obligated Party or any prior servicer of any of the Mortgage Loans, who is a member of the AAA and who is an attorney with consumer finance experience.

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Assignment, Assumption and Recognition Agreement (Securitization): The agreement substantially in the form of Exhibit A-2 attached hereto.

Assignment, Assumption and Recognition Agreement (Whole Loan Transfer): The agreement substantially in the form of Exhibit A-1 attached hereto.

Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser.

Assignment of Proprietary Lease: With respect to a Cooperative Loan, an assignment of the Proprietary Lease sufficient under the laws of the jurisdiction wherein the related Cooperative Unit is located to reflect the assignment of such Proprietary Lease.

Bankruptcy Code: The Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101-1532), as amended, modified, or supplemented from time to time, and any successor statute, and all rules and regulations issued or promulgated in connection therewith.

Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking or savings and loan institutions in the State of New York or the state in which the Company’s servicing operations are located are authorized or obligated by law or executive order to be closed.

CFPB: The Consumer Financial Protection Bureau or any successor thereto.

CERCLA: The Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended.

Change in Control: With respect to any Person, the acquisition by any other Person, or two or more other Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Commission under the Exchange Act) of outstanding shares of voting stock or other equity interests of such Person at any time if after giving effect to such acquisition such other Person or Persons owns fifty percent (50%) or more of such outstanding voting stock or other equity interests, as applicable.

Closing Date: With respect to a Mortgage Loan Package, the date set forth in the related Purchase Confirmation, on which the Purchaser will purchase and the Company will sell the Mortgage Loans identified therein.

Code: The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

Commission: The U.S. Securities and Exchange Commission.

Company: [NAME OF COMPANY], or its successor in interest or assigns, or any successor to the Company under this Agreement appointed as herein provided.

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Company Information: As defined in Section 8.01(i).

Complex Arbitration Procedures: As defined in Section 3.03(e).

Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

Consent: A document executed by the Cooperative Corporation (i) consenting to the sale of the Cooperative Unit to the Mortgagor and (ii) certifying that all maintenance charges relating to the Cooperative Unit have been paid.

Consumer Information: Any personally identifiable information in any form (written electronic or otherwise) relating to a Mortgagor, including, but not limited to: a Mortgagor’s name, address, telephone number, social security number, birth date, Mortgage Loan number, Mortgage Loan payment history, delinquency status, insurance carrier or payment information, tax amount or payment information; the fact that the Mortgagor has a relationship with the Company or the Originator of the related Mortgage Loan; and any other non-public personally identifiable information.

Cooperative Corporation: With respect to any Cooperative Loan, the cooperative apartment corporation that holds legal title to the related Cooperative Project and grants occupancy rights to units therein to stockholders through Proprietary Leases or similar arrangements, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under Section 216 of the Code.

Cooperative Lien Search: A search for (a) federal tax liens, mechanics’ liens, lis pendens, judgments of record or otherwise against (i) the Cooperative Corporation and (ii) the seller of the Cooperative Unit, (b) filings of Financing Statements and (c) the deed of the Cooperative Project into the Cooperative Corporation.

Cooperative Loan: A Mortgage Loan that is secured by a first lien on and a perfected security interest in Cooperative Shares and the related Proprietary Lease granting exclusive rights to occupy the related Cooperative Unit in the building owned by the related Cooperative Corporation.

Cooperative Pledge Agreement: The specific agreement creating a first lien on and pledge of the Cooperative Shares and the appurtenant Proprietary Lease securing a Cooperative Loan.

Cooperative Project: With respect to any Cooperative Loan, all real property and improvements thereto and rights therein and thereto owned by a Cooperative Corporation including without limitation the land, separate dwelling units and all common elements.

Cooperative Shares: With respect to any Cooperative Loan, the shares of stock issued by a Cooperative Corporation and allocated to a Cooperative Unit and represented by stock certificates.

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Cooperative Unit: With respect to any Cooperative Loan, a specific unit in a Cooperative Project.

Covered Loan: A Mortgage Loan covered by HOEPA or categorized as “Covered” pursuant to Appendix E of Standard & Poor’s LEVELS® Glossary, as revised from time to time.

Credit Score: The credit score, obtained at origination or such other time by the Originator or the Company, as applicable, for each Mortgage Loan shall be (i) the lesser credit score if two credit scores are obtained or (ii) the middle credit score if three credit scores are obtained. When there is more than one applicant, the lowest of the applicants’ Credit Scores will be used based on the methodology set forth in the previous sentence. There is only one (1) score for any Mortgage Loan regardless of the number of Mortgagors and/or applicants.

Custodial Account: The separate account or accounts created and maintained pursuant to Section 4.04.

Custodial Agreement: The agreement governing the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage and other Mortgage Loan Documents.

Custodian: The custodian under the Custodial Agreement, or its successor in interest or assigns, or any successor to the Custodian under the Custodial Agreement as provided therein.

Cut-off Date: With respect to each Mortgage Loan, either the first day of the month of the related Closing Date or such other date specified in the related Purchase Confirmation.

DBRS: DBRS, Inc. or any successor thereto.

Defective Document: As defined in Section 2.03(b).

Deleted Mortgage Loan: A Mortgage Loan which is repurchased by the Company in accordance with the terms of this Agreement.

Delinquent: The delinquency method used for calculations with respect to the Mortgage Loans will be in accordance with the methodology used by the Mortgage Bankers Association. Under this method, a Mortgage Loan is considered “30 days or more Delinquent” if the Mortgagor fails to make a scheduled payment prior to the Mortgage Loan’s first succeeding Due Date. For example, if a Mortgage Loan with a payment due on July 1 that remained unpaid as of the close of business on July 31 would be described as “30 days or more Delinquent” as of the close of business on July 31. A mortgage loan would be considered “60 days or more Delinquent” with respect to such scheduled payment if such scheduled payment were not made prior to the close of business on the day prior to the Mortgage Loan’s second succeeding Due Date (or, in the preceding example, if the Mortgage Loan with a payment due on June 1 remained unpaid as of the close of business on July 31). Similarly for “90 days or more Delinquent” and so on. Unless otherwise specified, with respect to any date of determination, determinations of delinquency are made as of the last day of the prior calendar month. Mortgage Loans with Due Dates which are not the first of the month are treated as if the Due Date was the first of the following month.

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Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization.

Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace as specified in the related Mortgage Note.

Errors and Omissions Insurance Policy: An errors and omissions insurance policy to be maintained by the Company pursuant to Section 4.12.

Escrow Account: The separate account or accounts created and maintained pursuant to Section 4.06.

Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other related document.

Escrow Proceeds: As defined in Section 5.03(e).

Event of Default: As defined in Section 10.01.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Fannie Mae: The entity formally known as the Federal National Mortgage Association (FNMA), or any successor thereto.

Fannie Mae Guides: Collectively, the Fannie Mae Seller’s Guide and Fannie Mae Servicers’ Guide and all amendments or additions thereto, including, but not limited to, future updates thereof.

FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

Fidelity Bond: A fidelity bond to be maintained by the Company pursuant to Section 4.12.

Final Recovery Determination: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property repurchased by the Company pursuant to this Agreement), a determination made by the Company that all Condemnation Proceeds, Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Company, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Company shall maintain records, prepared by a servicing officer of the Company, of each Final Recovery Determination.

Financing Statement: With respect to any Cooperative Loan, a financing statement in the form of a UCC-1 filed pursuant to the Uniform Commercial Code to perfect a security interest in the Cooperative Shares and Pledge Instruments.

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Financing Statement Change: With respect to any Cooperative Loan, a financing statement in the form of a UCC-3 filed to continue, terminate, release, assign or amend an existing Financing Statement.

FIRREA: Title XI of the Financial Institution Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder.

Fitch: Fitch Ratings or any successor thereto.

Freddie Mac: The entity formally known as the Federal Home Loan Mortgage Corporation (FHLMC), or any successor thereto.

GAAP: Generally accepted accounting principles, consistently applied.

Governmental Authority: Any U.S. federal, state, or local government, or political subdivision thereof, or other entity exercising executive, legislative, judicial, regulatory, or administrative functions, including but not limited to the CFPB, HUD, the Federal Housing Administration of HUD, the Department of Veterans Affairs, the Department of the Treasury, the Federal Reserve, the OCC, the FDIC, the Commission, the Federal Emergency Management Agency and any state agency or body with authority to regulate banking, securities, or mortgage-related activities, and any similar agency or body, each to the extent of its authority over the affected Person or activity.

High Cost Loan: A Mortgage Loan that is (a) a “high cost” mortgage loan under HOEPA, (b) a “high cost home,” “threshold,” “covered,” “high risk home,” “predatory,” “abusive,” or similarly defined loan, including refinance loans, under any other applicable state, federal or local law or regulation (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) categorized as High Cost pursuant to Appendix E of Standard & Poor’s LEVELS® Glossary, as revised from time to time. For avoidance of doubt, the parties agree that this definition shall apply to any law regardless of whether such law is presently, or in the future becomes, the subject of judicial review or litigation.

HMDA: The Home Mortgage Disclosure Act, as amended.

HOEPA: The Home Ownership and Equity Protection Act of 1994, as amended.

HUD: The United States Department of Housing and Urban Development or any successor thereto.

Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property, including proceeds of any PMI Policy, if applicable.

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Insured Amount: With respect to hazard insurance and any Mortgage Loan other than one secured by a condominium unit, the greater of (i) the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan (plus any additional amount required to prevent the Mortgagor from being deemed a co-insurer) and (i) an amount such that the proceeds of such insurance shall be sufficient to avoid the application to the Mortgagor or loss payee of any coinsurance under the insurance policy, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis. With respect to hazard insurance and any Mortgage Loans secured by a condominium unit, the greater of (i) the lesser of 100% of the insurable value of the condominium unit and the outstanding principal balance of the Mortgage Loan (plus any additional amount required to prevent the Mortgagor from being deemed a co-insurer) and (ii) an amount such that the proceeds of such insurance shall be sufficient to avoid the application to the Mortgagor or loss payee of any coinsurance under the insurance policy, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis. With respect to flood insurance and any Mortgage Loan, the least of (i) the outstanding principal balance of the Mortgage Loan (plus any additional amount required to prevent the Mortgagor from being deemed a co-insurer), (ii) the full insurable value of the related Mortgaged Property and (iii) the maximum amount of insurance which was available under the Flood Disaster Protection Act of 1973, as amended.

Insurer: Any (i) Person who insures or guarantees all or any portion of the risk of loss on any Mortgage Loan, including, without limitation, any provider of hazard insurance, flood insurance, earthquake insurance, or title insurance, or a PMI Policy with respect to any Mortgage Loan; or (ii) Person who provides any fidelity bond, direct surety bond, letter of credit, or other credit enhancement instrument or errors and omissions policy.

Interim Funder: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS System as the interim funder pursuant to the MERS Procedures Manual.

Interim Servicing Period: With respect to each Mortgage Loan Package, the period commencing with the related Closing Date and ending with the related Servicing Transfer Date.

Investor: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS System as the investor pursuant to the MERS Procedures Manual.

IRS: Internal Revenue Service.

Kroll: Kroll Bond Rating Agency or any successor thereto.

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Lease Requirements: (A) the Mortgagor is the owner of a valid and subsisting interest as tenant under such lease and is not in default thereunder; (B) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor’s consent (or the lessor’s consent has been obtained, such consent is in the Mortgage File and such consent is in full force and effect) and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protection; (C) the terms of such lease do not (x) allow the termination thereof upon the lessee’s default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default or (y) prohibit the holder of the Mortgage from being insured under the hazard insurance policy relating to the Mortgaged Property; (D) the original term of such lease is not less than fifteen (15) years; (E) the term of such lease does not terminate earlier than ten (10) years after the maturity date of the Mortgage Note; (F) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates for residential properties is an accepted practice; (G) the mortgagee under the Mortgage Loan is given at least thirty (30) days’ notice of any default and an opportunity to cure any defaults under such lease or to take over the Mortgagor’s rights under such lease; (H) such lease does not contain any default provisions that could give rise to forfeiture or termination of such lease except for the non-payment of such lease’s rents; (I) such lease provides that the leasehold can be transferred, mortgaged and sublet an unlimited number of times either without restriction or on payment of a reasonable fee and delivery of reasonable documentation to the lessor; (J) the lease is in full force and effect; (K) the lessor is not in default; (L) the lease protects the interests of the mortgagee under the Mortgage Loan in the event of a property condemnation; and (M) all rents and other charges have been paid when due.

Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

Loan-to-Value Ratio: With respect to any Mortgage Loan and as of any date of determination, the fraction, expressed as a percentage, the numerator of which is the outstanding principal balance of the related Mortgage Loan at such date and the denominator of which is the Appraised Value of the related Mortgaged Property.

Manufactured Home: A single family residential unit that is constructed in a factory in sections in accordance with the Federal Manufactured Home Construction and Safety Standards adopted on July 15, 1976, by HUD, as amended in 2000, which preempts state and local building codes.

Material Adverse Change: With respect to a Person, any material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of such Person.

MERS: Collectively, MERSCORP, Inc. and Mortgage Electronic Registration System, Inc., their successors and assigns.

MERS Designated Mortgage Loan: A Mortgage Loan for which (a) the Company has designated or will designate MERS as, and has taken or will take such action as is necessary to cause MERS to be, the mortgagee of record, as nominee for the Company, in accordance with MERS Procedures Manual and (b) the Company has designated or will designate the Purchaser as the Investor on the MERS System.

MERS Procedures Manual: The MERS Procedures Manual, as it may be amended, supplemented or otherwise modified from time to time.

MERS Report: The report from the MERS System listing MERS Designated Mortgage Loans and other information.

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MERS System: The MERS mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

MIN: The Mortgage Identification Number used to identify mortgage loans registered under the MERS System.

MOM Loan: A Mortgage Loan with respect to which MERS is acting as the mortgagee of such Mortgage Loan, solely as nominee for the Originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

Moody’s: Moody’s Investors Service, Inc., or any successor thereto.

Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates (i) a first lien with respect to a Mortgage Loan other than a Cooperative Loan, an unsubordinated estate in fee simple or a long-term residential lease or (ii) a first lien with respect to a Cooperative Loan, the Proprietary Lease and related Cooperative Shares, which in either case secures the related Mortgage Note.

Mortgage File: The items pertaining to a particular Mortgage Loan listed in the Seller Guide, including the Mortgage Loan Documents, any origination and servicing documents and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

Mortgage Interest Rate: The annual rate of interest on the unpaid principal balance of a Mortgage Note calculated in accordance with the provisions of the Mortgage Note.

Mortgage Loan: An individual mortgage loan (which may be a Cooperative Loan) which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the Mortgage Loan Schedule annexed to the related Purchase Confirmation, which Mortgage Loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, Servicing Rights and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

Mortgage Loan Documents: With respect to a particular Mortgage Loan, the mortgage loan documents listed in the Seller Guide, the originals or copies of which are delivered to the Custodian pursuant to Section 2.03.

Mortgage Loan Package: The Mortgage Loan, pool or group of Mortgage Loans purchased on a Closing Date, as described in the Mortgage Loan Schedule annexed to the related Purchase Confirmation.

Mortgage Loan Schedule: With respect to each Mortgage Loan Package, the schedule of Mortgage Loans annexed to the related Purchase Confirmation (and delivered to the Purchaser in electronic format acceptable to the Purchaser, which shall contain such information as set forth in the Seller Guide and as otherwise agreed upon by the Company and the Purchaser).

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Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

Mortgaged Property: With respect to a Mortgage Loan that is not a Cooperative Loan, the underlying real property securing repayment of a Mortgage Note, consisting of a fee simple parcel of real estate or leasehold. With respect to a Cooperative Loan, the related Cooperative Shares and Proprietary Lease securing the indebtedness of the Mortgagor under the related Mortgage Loan.

Mortgagor: The obligor on a Mortgage Note.

Net Worth: With respect to any Person, the excess of total assets of such Person, over total liabilities of such Person, determined in accordance with GAAP.

Nonrecoverable Servicing Advance: Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Company, will not, or, in the case of a proposed Servicing Advance, would not be, ultimately recoverable from related late payments, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

Obligated Party: The Originator, Company or Prior Owner of a Mortgage Loan or their affiliates or assigns, as the case may be.

OCC: The Office of the Comptroller of the Currency.

OFAC Regulations: The regulations promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury.

Officer’s Certificate: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Senior Vice President, a First Vice President, a Vice President or an Assistant Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Company, and delivered to the Purchaser as required by this Agreement.

Opinion of Counsel: A written opinion of an independent external counsel reasonably acceptable to the Purchaser.

Originator: With respect to any Mortgage Loan, the Person(s) (which may be the Company) that (i) took the Mortgagor’s loan application, (ii) processed the Mortgagor’s loan application, or (iii) closed and/or funded such Mortgage Loan.

Periodic Interest Rate Cap: As to each Adjustable Rate Mortgage Loan, the maximum increase or decrease in the Mortgage Interest Rate on any Adjustment Date pursuant to the terms of the Mortgage Note.

Person: Any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

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Pledge Instruments: With respect to each Cooperative Loan, the Stock Power, the Assignment of the Proprietary Lease, the assignment of the Mortgage Note and the Cooperative Pledge Agreement.

PMI Policy: A policy of primary mortgage guaranty insurance issued by a Qualified Insurer, as required by this Agreement with respect to certain Mortgage Loans.

Post-Securitization TPR: A post-securitization forensic review to audit loan information and monitor representations and warranties in accordance (i) with Moody’s Criteria for Evaluating Independent Third-Party Loan Level Reviews for U.S. Residential Mortgage Backed Securities (RMBS), dated as of October 5, 2009, and additions thereto, including, but not limited to, future updates thereof or (ii) any other similar post-securitization forensic review to audit loan information and monitor representations and warranties as may be required by any other Rating Agency.

Prepayment Period: The calendar month preceding the month in which the related Servicer Remittance Date occurs.

Prepayment Premium: With respect to any Mortgage Loan, the prepayment charge or penalty interest, if any, required to be paid by the Mortgagor in connection with a prepayment of the related Mortgage Loan, as provided in the related Mortgage Note or Mortgage, and as specified on the related Mortgage Loan Schedule.

Pre-Securitization TPR: A pre-securitization third-party loan level review to assess the characteristics and quality of the Mortgage Loans in accordance (i) with Moody’s Criteria for Evaluating Independent Third-Party Loan Level Reviews for U.S. Residential Mortgage Backed Securities (RMBS), dated as of October 5, 2009, and additions thereto, including, but not limited to, future updates thereof or (ii) any other similar pre-securitization third-party loan level review to assess the characteristics and quality of the Mortgage Loans as may be required by any other Rating Agency.

Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any Prepayment Premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Prior Owner: Any Person who at the time had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee, servicer or otherwise.

Proprietary Lease: The lease on a Cooperative Unit evidencing the possessory interest of the owner of the Cooperative Shares in such Cooperative Unit.

Purchase Confirmation: With respect to each Mortgage Loan and the Mortgage Loan Package, the purchase confirmation, substantially in the form of Exhibit B attached hereto, confirming the sale by Company and the purchase by Purchaser of the Mortgage Loan Package on the related Closing Date.

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Purchase Price: The price paid on the Closing Date by the Purchaser to the Company for the Mortgage Loans included in one or more Mortgage Loan Packages as set forth in the Purchase Confirmation.

Purchaser: [________], or its successor in interest or any successor to or assignee of the Purchaser under this Agreement as herein provided.

Qualified Appraiser: An appraiser licensed or certified by the applicable governmental body in which the Mortgaged Property is located in accordance with the requirements of FIRREA, who met the minimum requirements of Fannie Mae and Freddie Mac and was selected in accordance with Fannie Mae and Freddie Mac requirements for selecting an independent appraiser and whose compensation was not affected by the approval or disapproval of the Mortgage Loan.

Qualified Correspondent: Any Person from which Company purchased Mortgage Loans, provided that, the following conditions are satisfied: (i) such Mortgage Loans were originated pursuant to an agreement between the Company and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Company, in strict compliance with the Underwriting Guidelines or if not underwritten in conformance to the Underwriting Guidelines, has reasonable compensating factors which are documented in the related Mortgage File; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by the Company within such time period such that the Company is able to comply with all the time periods set forth in this Agreement; and (iii) the Company employed, at the time such Mortgage Loans were acquired by the Company, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that the Persons from which it purchased the Mortgage Loans properly applied the Underwriting Guidelines or if not underwritten in conformance to the Underwriting Guidelines, had reasonable compensating factors and provided the Purchaser with satisfactory evidence of such compliance or such reasonable compensating factors.

Qualified Depository: An account or accounts the deposits in which are insured by the FDIC to the limits established by such corporation, provided that, any such deposits not so insured shall be maintained in an account at a depository institution or trust company whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt obligations of such holding company) have been rated by each Rating Agency in its highest short-term rating category and in one of the three highest long-term rating categories of each Rating Agency; provided, that following a downgrade, withdrawal, or suspension of such institution’s rating below such level, each account shall promptly (and in any case within not more than thirty (30) calendar days) be moved to one or more segregated trust accounts in the trust department of such institution, or to an account at another institution that complies with the above requirements.

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Qualified Insurer: An Insurer duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized, and licensed in such states to transact the applicable insurance business and to write the insurance provided and approved as an insurer by Fannie Mae or Freddie Mac.

Rating Agency: Each of DBRS, Fitch, Kroll, Moody’s and S&P, or any successor thereto.

Rating Agency Disclosure: As defined in Section 8.01(j).

Recognition Agreement: An agreement among a Cooperative Corporation, a lender and a Mortgagor with respect to a Cooperative Loan whereby such parties (i) acknowledge that such lender may make, or intends to make, such Cooperative Loan, and (ii) make certain agreements with respect to such Cooperative Loan.

Reconstitution Date: The date on which any or all of the Mortgage Loans serviced under this Agreement shall be removed from this Agreement and reconstituted as part of a Securitization or Whole Loan Transfer pursuant to Section 8.01 hereof. The Reconstitution Date shall be such date which the Purchaser and the subsequent purchaser or transferee of the related Mortgage Loans shall designate. On such date, except as provided in this Agreement, the Mortgage Loans transferred shall cease to be covered by this Agreement and the Company’s servicing responsibilities, if any, shall cease under this Agreement with respect to the related transferred Mortgage Loans.

Regulation AB: Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,631 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Regulation AB Compliance Addendum: Addendum 1 attached hereto and incorporated herein by reference thereto.

REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC Provisions: Provisions of the federal income tax law relating to a REMIC, which appear at Section 860A through 860G of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions, and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

REO Property: A Mortgaged Property acquired through foreclosure or by deed in lieu of foreclosure.

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Repurchase Price: With respect to any Mortgage Loan, a price equal to (i) the greater of (A) the outstanding principal balance of the Mortgage Loan as of the date on which such repurchase takes place or (B) the outstanding principal balance of the Mortgage Loan as of the date on which such repurchase takes place multiplied by the Purchase Price percentage set forth in the related Purchase Confirmation, plus (ii) interest on such outstanding principal balance at the Mortgage Interest Rate from the date on which interest has last been paid and distributed to the Purchaser through the last day of the month in which such repurchase occurs, plus (iii) any out-of-pocket costs and expenses incurred by the Purchaser in connection with the enforcement of the Company’s repurchase obligation under Section 3.03, plus (iv) any and all damages, fees, costs and expenses (including reasonable attorney fees) incurred by or on behalf of the Purchaser arising out of or in connection with any violation with respect to such Mortgage Loan of any applicable predatory or abusive-lending law.

S&P: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies., Inc., or any successor thereto.

Securities Act: The Securities Act of 1933, as amended.

Securitization: Any transaction involving either (i) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly by the Purchaser to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (ii) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

Seller Guide: The Five Oaks Acquisition Corp. Seller Guide and all amendments or additions thereto, including, but not limited to, future updates thereof.

Servicer Remittance Date: The 10th (tenth) Business Day of each month following the Closing Date.

Servicing Advance: All “out of pocket” costs and expenses that are customary, reasonable and necessary which are incurred by the Company in the performance of its servicing obligations hereunder and made in accordance with the terms of this Agreement and Accepted Servicing Practices, including (without limitation) (i) reasonable attorneys’ fees and (ii) the cost of (a) the preservation, restoration and protection of the Mortgaged Property and REO Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the servicing and liquidation of any delinquent Mortgage Loan and/or any REO Property, and (d) compliance with the Company’s obligations under Section 4.08.

Servicing Fee: The Servicing Fee shall be an amount set forth in the related Purchase Confirmation. Such fee shall be payable monthly. The obligation of the Purchaser to pay the Servicing Fee is limited to, and payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds and other proceeds, to the extent permitted by Section 4.05) of related Monthly Payment collected by the Company, or as otherwise provided under Section 4.05. If the Interim Servicing Period includes any partial month, the Servicing Fee for such month shall be prorated at a per diem rate based upon a 30 day month.

Servicing File: With respect to each Mortgage Loan, the file consisting of originals or copies, which may be imaged copies, of all documents in the Mortgage File which are not delivered to the Custodian and copies of the Mortgage Loan Documents.

Servicing Officer: As defined in Section 4.19.

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Servicing Rights: With respect to each Mortgage Loan, any and all of the following: (a) all rights to administer and service the Mortgage Loans; (b) any payments or monies payable or received for servicing the Mortgage Loans; (c) any late fees, assumption fees, penalties or similar payments with respect to the Mortgage Loans; (d) all agreements or documents creating, defining or evidencing any such Servicing Rights and all rights of the Company thereunder, including, but not limited to, any clean-up calls and termination options; (e) the right to collect and hold Escrow Payments or other similar payments with respect to the Mortgage Loans and any amounts actually collected with respect thereto; (f) all accounts and other rights to payments related to any of the property described in this paragraph; (g) possession and use of any and all Mortgage Files pertaining to the Mortgage Loans or pertaining to the past, present, or prospective servicing of the Mortgage Loans; and (h) all rights, powers and privileges incident to any of the foregoing.

Servicing Transfer Date: With respect to each sale and purchase of Mortgage Loans as contemplated hereunder, the date upon which the actual transfer of servicing responsibilities for the Mortgage Loans is transferred from the Company to the Purchaser.

Stated Principal Balance: As to each Mortgage Loan and any Purchase Confirmation, the unpaid principal balance of the Mortgage Loan as of the Cut-off Date.

Stock Certificate: With respect to a Cooperative Loan, the certificates evidencing ownership of the Cooperative Shares issued by the Cooperative Corporation.

Stock Power: With respect to a Cooperative Loan, an assignment of the Stock Certificate or an assignment of the Cooperative Shares issued by the Cooperative Corporation.

Subservicer: Any Person with which the Company has entered into a subservicing agreement and which is responsible for the performance (whether directly or through Subservicers or subcontractors) of a substantial portion of the material servicing functions required to be performed by the Company under this Agreement, provided that, such Person is a Fannie Mae or Freddie Mac approved seller/servicer in good standing and no event has occurred, including but not limited to a change in insurance coverage, that would make it unable to comply with the eligibility for seller/servicers imposed by Fannie Mae or Freddie Mac.

Subservicing Agreement: The written contract between the Company and a Subservicer relating to servicing and administration of certain Mortgage Loans as provided in Section 4.24.

Third Parties: As defined in Section 8.01(g).

Underwriting Guidelines: The Company’s underwriting guidelines and program guidelines in the form delivered to the Purchaser prior to the related Closing Date and in effect at the time the related Mortgage Loan was originated.

Uniform Commercial Code (UCC): The Uniform Commercial Code as in effect on the date hereof in the State of New York; provided that, if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

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USPAP: The Uniform Standards of Professional Appraisal Practice.

Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans by the Purchaser to a third party which sale or transfer is not a Securitization.

ARTICLE II

AGREEMENT TO PURCHASE; MORTGAGE FILES; SERVICING FILES; BOOKS AND RECORDS; CUSTODIAL AGREEMENT; DELIVERY OF DOCUMENTS; CLOSING CONDITIONS

Section 2.01         Agreement to Purchase; Possession and Ownership of Mortgage Files; Servicing Files.

(a)          Agreement to Purchase. In exchange for the payment of the Purchase Price on the related Closing Date, the Company agrees to sell and the Purchaser agrees to purchase, without recourse, but subject to the terms of this Agreement, on a servicing released basis, all of the right, title and interest of the Company in and to the Mortgage Loans in a Mortgage Loan Package having an aggregate Stated Principal Balance on the related Cut-off Date in an amount as set forth in the related Purchase Confirmation, including the Servicing Rights related thereto. The Company shall deliver the Mortgage Loan Schedule for the Mortgage Loan Package to be purchased on the related Closing Date to the Purchaser at least three (3) Business Days prior to such Closing Date. The Company will deliver the related Mortgage Loan Documents to the Custodian pursuant to Section 2.03.

(b)          Possession and Ownership of Mortgage Files; Servicing Files. The Company shall take all necessary steps to ensure that the documents required to be included in the Servicing File are complete and shall transfer the Servicing File as required by this Agreement and Accepted Servicing Practices but in no event later than three (3) Business Days following the Servicing Transfer Date. Possession of each Servicing File by the Company is at the will of the Purchaser for the sole purpose of interim servicing the related Mortgage Loan, and such retention and possession by the Company is in a custodial capacity only. Upon the sale of the Mortgage Loans the ownership of each Mortgage Note, the related Mortgage and the related Mortgage File and Servicing File shall vest immediately in the Purchaser, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Company shall vest immediately in the Purchaser and shall be retained and maintained by the Company, in trust, at the will of the Purchaser and only in such custodial capacity. During the period in which the Company is interim servicing the Mortgage Loans, the Company shall release its custody of the contents of any Servicing File only in accordance with written instructions from the Purchaser, unless such release is required hereunder or as incidental to the Company’s interim servicing of the Mortgage Loans or is in connection with a repurchase of any Mortgage Loan pursuant to Sections 2.03, 3.03, 3.04, 3.07 or 6.01.

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Section 2.02         Books and Records; Transfers of Mortgage Loans. From and after the sale of the Mortgage Loans to the Purchaser all rights arising out of the Mortgage Loans, including, but not limited to, all funds received on or in connection with the Mortgage Loans, shall be received and held by the Company in trust for the benefit of the Purchaser as owner of the Mortgage Loans.

The sale of each Mortgage Loan and related Servicing Rights shall be reflected on the Company’s balance sheet and other financial statements, tax returns and business records as a sale of assets by the Company. The Company shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan, which shall be marked clearly to reflect the ownership of each Mortgage Loan and the Servicing Rights by the Purchaser. In particular, the Company shall maintain in its possession, available for inspection by the Purchaser, or its designee, and shall deliver to the Purchaser upon demand, evidence of compliance with all Applicable Laws and, if applicable, requirements of Fannie Mae or Freddie Mac.

The Company shall maintain with respect to each Mortgage Loan and shall make available for inspection by the Purchaser or its designee the related Servicing File during the Interim Servicing Period and thereafter in accordance with Applicable Laws.

Section 2.03         Custodial Agreement; Delivery of Documents.

(a)          The Company shall, with respect to each Mortgage Loan, deliver and release the Mortgage Loan Documents to the Custodian at least seven (7) Business Days (or such other time period acceptable to the Purchaser in its sole discretion) prior to the related Closing Date. The Company further agrees that it will not alter the information referenced in this paragraph with respect to any Mortgage Loan and/or Servicing Rights during the term of this Agreement unless and until such Mortgage Loan and/or Servicing Rights are repurchased in accordance with the terms of this Agreement.

(b)          The Custodian shall be required to certify its receipt of the Mortgage Loan Documents required to be delivered hereunder prior to the related Closing Date, as evidenced by a trust receipt. The Company shall be responsible for providing the Assignments of Mortgage in the name of the Purchaser or its designee to the Custodian for Mortgage Loans (i) not registered under the MERS System, (ii) required to be recorded pursuant to Applicable Law or (iii) requested to be recorded by the Purchaser. The Purchaser shall be responsible for the initial and on-going fees and expenses of the Custodian. The Company shall be required to deliver such Assignments of Mortgage for recording within thirty (30) days after the related Closing Date. All recording fees and other costs associated with the recording of Assignments of Mortgage and other relevant documents to the Purchaser or its designee will be borne by the Company. The Company shall furnish the Custodian with a copy of each Assignment of Mortgage submitted for recording. In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Company shall promptly have a substitute Assignment of Mortgage prepared or have such defect cured, as the case may be, and thereafter cause such Assignment of Mortgage to be duly recorded.

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Except as otherwise provided in this Section 2.03 and in Section 3.03, upon discovery or receipt of notice of any materially defective or missing document required to be included in a Mortgage File (“Defective Document”), the Company shall have ninety (90) calendar days (except as provided below with regard to recorded documents) to cure such defect or deliver such missing document to the Custodian. Any document required to be included in a Mortgage File that is not executed as required or does not strictly comply with all legal requirements shall be deemed to be materially defective. If the Company does not cure such defect or deliver such missing document within such ninety (90) day time period, the Company shall repurchase such Mortgage Loan in accordance with Section 3.03.

If the original or a copy certified by the appropriate recording office of any document submitted for recordation to the appropriate public recording office and evidencing recordation is not so delivered to the Custodian within one hundred eighty (180) days following the related Closing Date, the related Mortgage Loan shall be repurchased by the Company at the Repurchase Price within five (5) Business Days of the expiration of such one hundred eighty (180) day period in accordance with Section 3.03.

Notwithstanding anything to the contrary herein, in the event that the Company is not able to cure or deliver a Defective Document or deliver an original or certified document submitted for recording and evidencing recordation within the applicable cure periods set forth above due to exceptional circumstances, the Company may request an extension of such cure period by delivering a written request to the Purchaser setting forth the reasons for such delay and the estimated date by which the Company will cure such defect and/or deliver such missing document to the Custodian. The Purchaser shall grant extensions at its sole and absolute discretion and may charge additional fees to the Company in connection with any extension granted under this Agreement.

(c)          In addition to any rights granted to the Purchaser to review the Mortgage Loan Documents prior to the Closing Date, the Purchaser shall be entitled to conduct a due diligence review of the Mortgage Files in accordance with the timetable and terms and conditions set forth in the Seller Guide. Such review by the Purchaser or its designee shall not impair or diminish the rights of the Purchaser or any of its successors under this Agreement with respect to a breach of the representations and warranties contained in this Agreement. The fact that the Purchaser or its designee has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser’s or any of its successors’ rights to demand repurchase or other relief or remedy provided for in this Agreement. Any review by the Purchaser or its designee of the Mortgage File shall in no way alter or reduce the Company’s obligations hereunder.

At Purchaser’s direction, the Company, on behalf of the Purchaser, shall reasonably cooperate with and assist the Purchaser and provide all necessary information so that the Purchaser or its designee may deliver the notices required by Section 404 of the Helping Families Save their Homes Act of 2009, as amended.

On or after the related Closing Date, in connection with the sale of any MERS Designated Mortgage Loan, the Company, at its own expense, will enter in the MERS System the information required by the MERS System to identify the Purchaser as owner of such Mortgage Loans and related Servicing Rights. On or within five (5) Business Days following the related Closing Date, the Company will provide the Custodian and the Purchaser with a MERS Report reflecting the Purchaser as the Investor on the MERS System with respect to each MERS Designated Mortgage Loan and no Person as Interim Funder for each MERS Designated Mortgage Loan.

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Section 2.04         Quality Control Procedures. The Company shall have an internal quality control program that verifies, on a regular basis, the existence and accuracy of the legal documents, credit documents, property appraisals, and underwriting decisions. The program shall (i) include evaluating and monitoring the overall quality of the Company’s underwriting, originating, administering and servicing activities in accordance with industry standards, the Underwriting Guidelines and Accepted Servicing Practices; (ii) guard against dishonest, fraudulent, or negligent acts; and (iii) guard against errors and omissions by officers, employees, or other authorized Persons. The Company shall make available upon request of the Purchaser information regarding its quality control program and results.

With respect to each Mortgagor, the Company will monitor applicable sanction lists pursuant to, and in accordance with Anti-Money Laundering Laws, including to determine whether any Mortgagor becomes listed as a “blocked person” for purposes of the OFAC Regulations. In the event a Mortgagor is listed as a “blocked person”, the Company shall immediately notify the Purchaser.

Section 2.05         Closing Conditions. The closing for the purchase and sale of each Mortgage Loan Package shall take place on the respective Closing Date. The closing shall be either: by telephone, confirmed by letter, facsimile, electronic mail or such other method as the parties shall agree, or conducted in person, at such place as the parties may agree.

The closing for each Mortgage Loan Package shall be subject to the satisfaction of each of the following conditions:

(a)          the Company shall have delivered and released to the Custodian all documents required pursuant to this Agreement;

(b)          all of the representations and warranties of the Company under this Agreement shall be true and correct as of the related Closing Date (or, with respect to Section 3.02, such other date specified therein) in all material respects;

(c)          the Purchaser and its counsel shall have received an opinion from the Company’s counsel, substantially in the form of Exhibit F attached hereto (with respect to the initial closing only);

(d)          the Purchaser shall have received from the Custodian a trust receipt in form and substance acceptable to the Purchaser with respect to the Custodian’s receipt of the Mortgage Loan Documents for the related Mortgage Loans;

(e)          the Purchaser shall have received an executed copy of the related Purchase Confirmation, executed on behalf of the Company, and an attached funding schedule setting forth the related Purchase Price, the accrued interest thereon, and any other pertinent purchase price information for the related Mortgage Loan Package;

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(f)          the Purchaser shall have received a final related Mortgage Loan Schedule and an electronic data file containing information on a loan-level basis as of the related Cut-off Date;

(g)          the Purchaser shall have received an Officer’s Certificate, in the form of Exhibit D hereto with respect to the Company, including all attachments thereto (with respect to the initial closing and any additional closing if reasonably requested by the Purchaser);

(h)          a security release certification, if applicable, in the form and substance acceptable to the Purchaser, executed by any Person, as requested by the Purchaser, if any of the Mortgage Loans have at any time been subject to any security interest, pledge or hypothecation for the benefit of such Person;

(i)          a certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the Company by merger or acquired or originated by the Company while conducting business under a name other than its present name, if applicable;

(j)          the completion of satisfactory due diligence with respect to the related Mortgage Loan Package and the Company by the Purchaser, including conformity with the Purchaser’s purchase criteria as provided to the Company, including by electronic delivery, and as may be amended from time to time;

(k)          the Purchaser shall have received the Underwriting Guidelines related to the Mortgage Loans;

(l)          no Material Adverse Change shall have occurred since the date of the Purchase Confirmation; and

(m)          all other terms and conditions of this Agreement and the related Purchase Confirmation to be satisfied by the Company shall have been complied with in all material respects.

In the event of an occurrence of a Material Adverse Change, the Purchaser shall have the right to cancel the related closing and the Company shall pay, in addition to its own costs, all reasonable costs and fees of the Purchaser in connection with the transaction (including legal fees and expenses of attorneys, hedging costs, due diligence expenses and costs and fees of outside accounting and financial advisors).

ARTICLE III

REPRESENTATIONS AND WARRANTIES REMEDIES AND BREACH

Section 3.01         Company Representations and Warranties. The Company hereby represents and warrants to the Purchaser that, as of the related Closing Date:

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(a)          Due Organization and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of [STATE OF COMPANY’S INCORPORATION] and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Company, and in any event the Company is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan and the servicing of such Mortgage Loan in accordance with the terms of this Agreement; the Company has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Company and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the legal, valid, binding and enforceable obligation of the Company; and all requisite corporate action has been taken by the Company to make this Agreement valid and binding upon the Company in accordance with its terms;

(b)          Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Company, which is in the business of selling and servicing loans, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Company pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(c)          No Conflicts. Neither the execution and delivery of this Agreement, the acquisition of the Mortgage Loans by the Company, the sale of the Mortgage Loans to the Purchaser or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with or result in a breach of any of the articles of incorporation or by-laws of the Company or any legal restriction or any agreement or instrument to which the Company is now a party or by which it is bound, or constitute a default or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject, or impair the ability of the Purchaser to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

(d)          Ability to Interim Service. The Company is an approved seller/servicer of conventional residential mortgage loans for Fannie Mae or Freddie Mac, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Company is a HUD approved mortgagee pursuant to Section 203 of the National Housing Act of 1934 and is in good standing to sell mortgage loans to and service mortgage loans for Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Company unable to comply with Fannie Mae or Freddie Mac eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac;

(e)          Fair Consideration. The consideration received by the Company upon the sale of the Mortgage Loans under this Agreement shall constitute fair consideration and reasonably equivalent value for the Mortgage Loans;

(f)          Ability to Perform; Solvency. The Company does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Company is solvent and the sale of the Mortgage Loans will not cause the Company to become insolvent. The sale of the Mortgage Loans is not undertaken to hinder, delay or defraud any of the Company’s creditors;

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(g)          No Litigation Pending. There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, threatened against the Company which, either in any one instance or in the aggregate, may result in any Material Adverse Change in the business, operations, financial condition, properties or assets of the Company, or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted, or in any material liability on the part of the Company, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be contemplated herein, or which would be likely to impair materially the ability of the Company to perform under the terms of this Agreement;

(h)          Applicable Law. As of the Closing Date, the sale or transfer of each Mortgage Loan by the Company complies with all Applicable Laws governing such sale or transfer.

(i)          No Consent Required. No consent, approval, authorization or order of any court or Governmental Authority is required for the execution, delivery and performance by the Company of or compliance by the Company with this Agreement or the sale of the Mortgage Loans as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such consent, approval, authorization or order has been obtained prior to the related Closing Date;

(j)          Sale Treatment. The Company has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for accounting and tax purposes;

(k)          No Brokers’ Fees. The Company has not dealt with any broker, investment banker, agent or other Person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans; and

(l)          MERS. The Company is in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Designated Mortgage Loans.

Section 3.02         Representations, Warranties and Covenants Regarding Individual Mortgage Loans. As to each Mortgage Loan, the Company hereby represents, warrants and covenants to the Purchaser that as of the related Closing Date:

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(a)          Mortgage Loans as Described. The information and data set forth in the related Mortgage Loan Schedule annexed to the related Purchase Confirmation is complete, true and correct. The information and data on the Mortgage Loan Schedule correctly and accurately reflects the information contained in the Company’s records and the originator’s records, if the Company is not the originator (including, without limitation, the Mortgage File) in all material respects. In addition, the information contained under each of the headings in the Mortgage Loan Schedule (e.g. borrower’s income, employment, occupancy, among others) is true and correct. With respect to each Mortgage Loan, any seller or builder concession in excess of the allowable limits established by Fannie Mae or Freddie Mac and applicable at the time of origination has been subtracted from the Appraised Value of the Mortgaged Property for purposes of determining the Loan-to-Value Ratio. As of the related Closing Date, the most recent Credit Score listed on the Mortgage Loan Schedule was no more than four (4) months old. As of the date of funding of the Mortgage Loan to the Mortgagor, no Appraisal or other property valuation listed on the Mortgage Loan Schedule was more than four (4) months old.

(b)          Payments Current. All payments required to be made prior to the related Cut-off Date for the Mortgage Loan under the terms of the Mortgage Note have been made and credited. No scheduled monthly payment under any Mortgage Loan has been thirty (30) days or more Delinquent since origination of such Mortgage Loan;

(c)          No Outstanding Charges. All taxes, governmental assessments, insurance premiums, leasehold payments, ground rents, water, sewer and municipal charges or other outstanding charges affecting the related Mortgaged Property, which previously became due and owing have been paid by the Mortgagor, or an escrow of funds has been established to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable;

(d)          Original Terms Unmodified. The terms of the Mortgage Note and Mortgage (and the Proprietary Lease and the Pledge Instruments with respect to each Cooperative Loan) have not been impaired, waived, altered or modified in any respect. No instrument of waiver, alteration or modification has been executed in connection with the Mortgage Loan, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the Insurer of any related PMI Policy and the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan Documents delivered to the Custodian and the terms of which are reflected on the related Mortgage Loan Schedule;

(e)          No Defenses. The Mortgage Note and the Mortgage (and the Cooperative Pledge Agreement related to each Cooperative Loan) are not subject to any right of rescission, reformation, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, reformation, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, reformation, set-off, counterclaim or defense has been asserted with respect thereto, and there is no basis for the Mortgage Loan to be modified or reformed without the consent of the mortgagee under Applicable Law;

(f)          No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, release, cancellation, subordination or rescission;

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(g)          Validity of Mortgage Documents. Each Mortgage Note, the related Mortgage (in the case of a Cooperative Loan, the related Cooperative Pledge Agreement) and any other agreements executed in connection therewith are original and genuine, have been duly and properly executed and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other principles of equity affecting the rights of creditors generally, whether considered in the proceeding at law or in equity. All parties to the Mortgage Note, Mortgage and any other agreements executed in connection therewith had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and Mortgage and any other agreements executed in connection therewith; and the Mortgage Note, Mortgage and any other agreements executed in connection therewith have been duly and properly executed and delivered by such parties. With respect to each Cooperative Loan, all parties to the Mortgage Note and the Mortgage Loan had legal capacity to execute and deliver the Mortgage Note, the Cooperative Pledge Agreement, the Proprietary Lease, the Stock Power, the Recognition Agreement, the Financing Statement and the Assignment of Proprietary Lease and such documents have been duly and properly executed and delivered by such parties; each Stock Power (i) has all signatures guaranteed or (ii) if all signatures are not guaranteed, then such Cooperative Shares will be transferred by the stock transfer agent of the Cooperative Corporation if the Company undertakes to convert the ownership of the collateral securing the related Cooperative Loan;

(h)          No Fraud. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place (i) on the part of the Obligated Party, the Mortgagor, or any other Person, including, without limitation, any servicer, any appraiser, builder, developer, escrow agent, broker or correspondent, closing or settlement agent, closing attorney, realtor, title company or any other party involved in the solicitation, origination, sale or servicing of the Mortgage Loan or in the determination of the value of the Mortgaged Property or the sale of the Mortgaged Property, or (ii) in the application for any insurance in relation to such Mortgage Loan or in connection with the sale of such Mortgage Loan to the Purchaser, or (iii) that would impair in any way the rights of the Purchaser in the Mortgage Loan or Mortgaged Property or that violated Applicable Law. No Obligated Party has made any representations to the Mortgagor that are inconsistent with the Mortgage Loan Documents;

(i)          Location and Type of Mortgaged Property. The Mortgaged Property is located in the United States in the state identified in the Mortgage Loan Schedule and consists of a fee simple interest in a contiguous parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development or a townhouse or, in the case of a Mortgage Loan secured by Cooperative Shares, leases or occupancy agreements; provided, however, that, unless otherwise required by the Underwriting Guidelines, any condominium project or planned unit development shall conform with the applicable Fannie Mae or Freddie Mac requirements regarding such dwellings applicable at the time of origination of the related Mortgage Loan. If the Mortgage Loan is secured by a long-term residential lease, it satisfies the Lease Requirements.

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Unless otherwise permitted by the Underwriting Guidelines, none of the Mortgaged Properties are Manufactured Homes, condotels, agricultural properties, log homes, mobile homes, geodesic domes or other unique property types. As of the respective appraisal date for each Mortgaged Property, no portion of the Mortgaged Property was being used for commercial or mixed-use purposes and since the date of such Appraisal, no portion of the Mortgaged Property has been used for commercial or mixed-use purposes. No Mortgage Loan finances builder inventory.

(j)          Valid First Lien. The Mortgage is a valid, subsisting, enforceable and perfected first lien and first priority security interest on the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located, annexed or affixed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing; and the Mortgage and the related Mortgage Note do not contain any evidence of any security interest or other interest or right superior thereto. Such lien is free and clear of all adverse claims, liens and encumbrances having priority over the first lien of the Mortgage subject only to:

(i)         the lien of the current real property taxes and assessments not yet due and payable;

(ii)        covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions in the area where the Mortgaged Property is located generally and specifically referred to in the lender’s title insurance policy or attorney’s title opinion delivered to the Originator of the Mortgage Loan and (i) referred to or otherwise considered in the Appraisal made for the Originator of the Mortgage Loan and (ii) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such Appraisal; and

(iii)        other matters to which like properties are commonly subject which do not individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates in the Company a valid, subsisting, enforceable and perfected first lien and first priority security interest with respect to each Mortgage Loan on the property described therein and the Company has full right to sell and assign the same to the Purchaser. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage.

With respect to any Cooperative Loan, the Cooperative Pledge Agreement is a valid, subsisting and enforceable first priority security interest on the related Cooperative Shares securing the Mortgage Note, subject only to (a) liens of the related residential Cooperative Corporation for unpaid assessments representing the Mortgagor’s pro rata share of the related residential Cooperative Corporation’s payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security interest intended to be provided by such Cooperative Pledge Agreement;

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(k)          Full Disbursement of Proceeds. The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor, and there is no requirement for future advances thereunder. Any and all requirements as to completion of any on-site or off-site improvements and any and all requirements as to disbursements of escrow funds for such improvements have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

(l)          Ownership. The Company, or MERS as nominee for the Company, is the sole owner of record and holder of the Mortgage Loan (and with respect to any Cooperative Loan, the sole owner of the related Cooperative Pledge Agreement) and the related Mortgage Note and the Mortgage are not assigned or pledged to any other Person, and the Company has good, indefeasible and marketable title thereto and has full right and authority subject to no interest or participation of, or agreement with any other Person, to transfer, assign and sell the Mortgage Loan to the Purchaser pursuant to this Agreement. The Company is transferring the Mortgage Loan free and clear of any and all encumbrances, liens, pledges, equities, participation interests, charges, claims (including, but not limited to, any preference or fraudulent transfer claims), agreements with other parties to sell or otherwise transfer the Mortgage Loan or security interests of any nature encumbering such Mortgage Loan except any such interest created pursuant to or in accordance with the terms of this Agreement. Each sale of the Mortgage Loan from any Prior Owner or the Company, as applicable, was in exchange for fair equivalent value, and the Prior Owner or the Company, as applicable, was solvent both prior to and after the transfer and had sufficient capital to pay and was able to pay its debts as they would generally mature. Following the sale of the Mortgage Loan to the Purchaser, the Purchaser will own and hold such Mortgage Loan free and clear of any and all encumbrances, equities, participation interests, liens, pledges, charges, claims (including, but not limited to, any preference or fraudulent transfer claims), agreements with other parties to sell or otherwise transfer the Mortgage Loan or security interest of any nature encumbering such Mortgage Loan except any such interest created pursuant to or in accordance with the terms of this Agreement;

(m)          Origination/Doing Business. The Mortgage Loan was originated by a savings and loan association, a savings bank, a commercial bank, a credit union, an insurance company, or similar institution that is supervised and examined by a federal or state authority or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act. All parties which have had any interest in the Mortgage Loan, whether as Originator, mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (ii) either (A) organized under the laws of such state, (B) qualified to do business in such state, (C) federal savings and loan associations or national banks having principal offices in such state, or (D) not doing business in such state;

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(n)          Loan-to-Value Ratio, PMI Policy. If a Mortgage Loan had an original Loan-to-Value Ratio of 80% or greater, and the Mortgage Loan Schedule reflects that the Mortgage Loan is covered by a PMI Policy, the excess over 80% is and will be insured as to payment defaults by a PMI Policy until terminated pursuant to the Homeowners Protection Act of 1998, 12 U.S.C. §4901, et seq. All provisions of such PMI Policy have been and are being complied with, such policy is valid, binding, enforceable and in full force and effect, all premiums due thereunder have been paid, the form and substance of such PMI Policy is in substantial conformance with primary mortgage insurance policies acceptable to Fannie Mae and Freddie Mac at the time of origination and no action, inaction, or event has occurred and no state of facts exists that has, or will, result in the exclusion from, denial of, or defense to coverage of such PMI Policy. The Insurer under such PMI Policy is a Qualified Insurer at the time of origination. Any Mortgage Loan subject to a Mortgagor-paid PMI Policy obligates the Mortgagor thereunder to maintain the PMI Policy and to pay all premiums and charges in connection therewith up to the time it may be discontinued according to Applicable Law. Any such premium is not payable from any portion of the Mortgage Interest Rate. No Mortgage Loan requires payment of such premiums, in whole or in part, by the Purchaser; provided, however, that a PMI Policy will not be required for any Cooperative Loan if (i) the proceeds of such Cooperative Loan were used to purchase a Cooperative Unit at the “insider’s price” when the building was converted to a Cooperative Corporation, (ii) the value of the Cooperative Unit for purposes of establishing the Loan-to-Value Ratio at origination was such “insider’s price,” (iii) the principal balance of the Cooperative Loan at origination was not more than 100% of such “insider’s price.” The Mortgage Interest Rate for the Mortgage Loan does not include any such insurance premium.

(o)          Title Insurance. The Mortgage Loan (except: any (i) Mortgage Loan secured by a Mortgaged Property located in the State of Iowa and an attorney’s certificate and/or a certificate of title guaranty has been obtained and (ii) Mortgage Loan secured by Cooperative Shares) is covered by an ALTA lender’s title insurance policy (which, in the case of an Adjustable Rate Mortgage Loan, has an adjustable rate mortgage endorsement in the current ALTA form) issued at origination and acceptable to Fannie Mae or Freddie Mac or other generally acceptable form of policy of insurance acceptable to Fannie Mae or Freddie Mac, issued by a Qualified Insurer, insuring the Originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (i) and (ii) of Paragraph (j) of this Section 3.02 and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of such lender’s title insurance policy. The Company, its successors and assigns, are the sole insureds of such lender’s title insurance policy, the assignment to the Purchaser of the Company’s interest in such lender’s title insurance policy does not require any consent of or notification to the Insurer which has not been obtained or made, such lender’s title insurance policy is valid and remains in full force and effect and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the purchase of the Mortgage Loans as contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and no Obligated Party, any servicer or any other Person has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy;

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(p)          No Defaults. There is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note (monetary or otherwise) and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Company nor its predecessors have waived any default, breach, violation or event of acceleration. The Company has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default. No foreclosure action is currently being threatened or has begun with respect to the Mortgage Loan. With respect to each Cooperative Loan, there is no default in complying with the terms of the Mortgage Note, the Cooperative Pledge Agreement and the Proprietary Lease and all maintenance charges and assessments (including assessments payable in future installments, which previously became due and owing) have been paid, and the Company has the right under the terms of the Mortgage Note, Cooperative Pledge Agreement and Recognition Agreement to pay any maintenance charges or assessments owed by the Mortgagor;

(q)          No Mechanics’ Liens. There are no mechanics’ or materialmen’s or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

(r)          Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property and, as of the date the related Mortgage Loan was originated and as of the Closing Date, no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property, as of the date the related Mortgage Loan was originated and as of the Closing Date, is in violation of any applicable zoning law, building law, occupancy law, ordinance, regulation, standard, license or certificate and the Company has not received any notice of noncompliance with any use or zoning law, building law, occupancy law, ordinance, regulation, standard, license or certificate with respect to the Mortgaged Property;

(s)          Customary Provisions. The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby (such as for the enforcement of the lien against the Mortgaged Property), including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure thereon, or trustee’s sale of, the Mortgaged Property pursuant to proper procedures, the holder of the Mortgage Loan will be able to deliver good and marketable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor or any other Person, or restriction on the Mortgagor or any other Person, including without limitation, any federal, state or local, law, ordinance, decree, regulation, guidance, attorney general action, or other pronouncement, whether temporary or permanent in nature, that would interfere with, restrict or delay, either (a) the ability of the Company, Purchaser or any servicer or any successor servicer to sell the related Mortgaged Property at a trustee’s sale or otherwise, or (b) the ability of the Company, Purchaser or any servicer or any successor servicer to foreclose on the related Mortgage;

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(t)          Occupancy of the Mortgaged Property. As of the date of origination, the Mortgaged Property (or with respect to a Cooperative Loan, the related Cooperative Unit) was lawfully occupied in accordance with the Mortgage and under Applicable Law and the Mortgaged Property (or with respect to a Cooperative Loan, the related Cooperative Unit) is lawfully occupied as of the Closing Date. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate Governmental Authorities and no Obligated Party or any other Person has received any notice regarding any noncompliance with any use or occupancy law, ordinance, regulation, standard, licenses or certificates with respect to such Mortgage Property. With respect to each Mortgage Loan, the Originator gave due consideration at the time of origination to factors, including, but not limited to, other real estate owned by Mortgagor, the commuting distance to work, appraiser comments and notes, the location of the property and any difference between the mailing address active in the servicing system and the Mortgaged Property address, to evaluate whether the intended occupancy status of the Mortgaged Property as represented by the Mortgagor was reasonable;

(u)          No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in Paragraph (j) above;

(v)         Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under Applicable Law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the mortgagee or the trust to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor;

(w)          Acceptable Investment. There are no circumstances or conditions with respect to the Mortgage Loan, the Mortgaged Property (or with respect to a Cooperative Loan, the Cooperative Pledge Agreement, the Cooperative Unit or the Cooperative Project), the Mortgagor or the Mortgagor’s credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become thirty (30) days or more Delinquent, or adversely affect the value or marketability of the Mortgage Loan;

(x)          Mortgage Recorded; Transfer of Mortgage Loans. Each original Mortgage was recorded, and all subsequent assignments of the original Mortgage have been recorded in the appropriate jurisdictions in which such recordation is necessary to perfect the liens against creditors of the Company or are in the process of being recorded;

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(y)          Mortgaged Property Undamaged. The Mortgaged Property (and with respect to a Cooperative Loan, the related Cooperative Project and Cooperative Unit) is in good repair and undamaged by waste, fire, earthquake or earth movement, windstorm, hurricane, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and such Mortgaged Property is in substantially the same condition it was in at the time the most recent Appraised Value was obtained;

(z)          Origination; Servicing and Collection Practices; Escrow Deposits. The origination practices used with respect to each Mortgage Loan have been in accordance with Applicable Law and the servicing and collection practices used with respect to each Mortgage Loan have been in accordance with Accepted Servicing Practices, whether such servicing was done by the Company, its affiliates, or any third party or any subservicer or servicing agent of any of the foregoing. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of the Company and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law. No escrow deposits or Escrow Payments or other charges or payments have been capitalized under the Mortgage Note;

(aa)         No Condemnation. At origination of the Mortgage Loan there was, and as of the Closing Date, there is, no proceeding pending or threatened for the total or partial condemnation of the related Mortgaged Property;

(bb)         The Appraisal. The Mortgage File contains an Appraisal of the related Mortgaged Property in conformity (in form and substance) with USPAP standards, satisfies current industry practices and complies with (i) Applicable Laws and (ii), with respect to any Mortgage Loan with an application date on or after April 1, 2011, the Interagency Appraisal and Evaluation Guidelines (75 Federal Register 77450). The Appraisal was made and signed, prior to the final approval of the Mortgage Loan application, by a Qualified Appraiser (i) who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof and (ii) whose compensation or flow of business is not affected by the approval or disapproval of the Mortgage Loan.

Any Person performing any property valuation (including the appraiser) had no ownership interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof and received no benefit from, and such Person’s compensation or referral of further business or flow of business from the Originator was not affected by, the approval or disapproval of the Mortgage Loan. The selection of the Person performing the property valuation was made independently of the broker (where applicable) and the Originator’s loan sales and loan production personnel;

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(cc)         Hazard Insurance and Flood Insurance. For each Mortgage Loan, the related Mortgaged Property (including all buildings and improvements thereon), is insured by a Qualified Insurer acceptable to Fannie Mae or Freddie Mac standards applicable at the time of origination of the related Mortgage Loan against loss by fire or perils and such hazards as are covered under a standard extended coverage endorsement and such other hazards required to be covered by Fannie Mae or Freddie Mac or are customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to Accepted Servicing Practices, in an amount which is not less than the Insured Amount. With respect to a Mortgage Loan secured by a condominium unit, it is included under the coverage afforded by a blanket policy for the project in an amount which is not less than the Insured Amount. If required by the Flood Disaster Protection Act of 1973, as amended or if any portion of the Mortgaged Property (including any improvements thereon) is in an area identified in the Federal Register by the Federal Emergency Management Agency or by any other Governmental Authority as having special flood hazards, then a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance & Mitigation Administration is in effect with a generally acceptable insurance carrier and such policy conforms to the requirements of Fannie Mae or Freddie Mac applicable at the time of origination of the related Mortgage Loan. Such flood insurance policy is in an amount representing coverage not less than the Insured Amount. All individual insurance policies are insured by a Qualified Insurer acceptable to Fannie Mae or Freddie Mac at the time of origination of the related Mortgage Loan and on the date of origination, contained a standard mortgagee clause naming the Company and its successors and assigns as mortgagee and as loss payee and such clause is still in effect, and all premiums thereon have been paid. Each such insurance policy may not be reduced, terminated or canceled without thirty (30) days’ prior written notice to the mortgagee. No such notice has been received by any Obligated Party. The Mortgage obligates the Mortgagor thereunder to maintain all such hazard insurance policies at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor’s cost and expense, and to seek reimbursement therefor from the Mortgagor. Each such insurance policy is the valid and binding obligation of the Qualified Insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement;

(dd)         No Impairment of Insurance Coverage. No action, inaction, or event has occurred and no state of facts exists or has existed that has resulted or will result in (i) the exclusion from, denial of, or defense to coverage under any applicable insurance policy, including but not limited to hazard insurance policy, PMI Policy, title insurance policy or bankruptcy bond, irrespective of the cause of such failure of coverage or (ii) the impairment of the benefits of the endorsements or the validity and binding effect of such coverage. In connection with the placement of any such insurance, without limitation, no commission, unlawful fee, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by the, Originator, the Company (or any designee of the Company or any corporation in which the Company or any officer, director, or employee who had a financial interest at the time of placement of such insurance) or any other Person, firm or entity;

(ee)         Servicemembers Civil Relief Act. The Mortgagor has not notified the Company, and the Company has no knowledge of any relief requested by or allowed to the Mortgagor under the Servicemembers Civil Relief Act or any similar state law or local laws;

(ff)         Graduated Payments or Contingent Interests. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

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(gg)         No Construction Loans. No Mortgage Loan was made in connection with (i) the construction or rehabilitation of a Mortgaged Property or (ii) facilitating the trade-in or exchange of a Mortgaged Property other than a construction-to-permanent loan which has converted to a permanent Mortgage Loan;

(hh)         Underwriting. Each Mortgage Loan was underwritten in accordance with (i) the Underwriting Guidelines in effect at the time of origination of such Mortgage Loan without regard to any underwriter discretion or (ii) if not underwritten in conformance to the Underwriting Guidelines, has reasonable compensating factors which are documented in the Mortgage File. The methodology used in underwriting the extension of credit for each Mortgage Loan employs objective mathematical principles which relate the Mortgagor’s income, assets (if applicable for the product type) and liabilities to the proposed payment. The source of the down payment with respect to each Mortgage Loan has been fully verified by the Originator in accordance with the Underwriting Guidelines;

(ii)         No Bankruptcy. No Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated and following the date of origination of the Mortgage Loan and as of the Closing Date, the Mortgagor with respect to the Mortgage Loan was not a debtor in any state or federal bankruptcy or insolvency proceeding, and the Mortgaged Property has not been subject to any bankruptcy or foreclosure proceedings;

(jj)         Delivery of Mortgage Files. The Mortgage Loan Documents for the related Mortgage Loans have been or will be delivered to the Custodian in compliance with this Agreement. The Company is in possession of a complete Mortgage File (including all documents used in the qualification of the Mortgagor) for each Mortgage Loan, except for such documents the originals of which have been delivered to the Custodian, and all documents required to be included in the Mortgage File shall be complete, executed as required and in compliance with Applicable Law;

(kk)         No Violation of Environmental Laws. The Mortgaged Property is free from any and all toxic or hazardous substances, hazardous wastes or solid wastes, as such terms are defined in CERCLA and the Resource Conservation and Recovery Act of 1976, and there exists no violation of any other local, state or federal environmental law, rule or regulation, including, without limitation, asbestos. There is no pending action or proceeding directly involving any Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

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(ll)         The Mortgagor. The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a “living trust” and such “living trust” is in compliance with Fannie Mae or Freddie Mac guidelines applicable at the time of origination of the related Mortgage Loan. In the event the Mortgagor is a trustee of a “living trust,” such trustee is a natural person and is an obligor under the Mortgage Note in his or her individual capacity. As of the time of origination, the Mortgagor was and is either a United States citizen or a permanent resident alien who has the right legally to live and work permanently in the United States. Evidence of residency status for a permanent resident alien has been validated by documentation acceptable to Fannie Mae and Freddie Mac. The Mortgagor was not the subject of a bankruptcy proceeding that was dismissed or discharged in the seven (7) years prior to the origination of the Mortgage Loan. The Mortgagor has not previously owned a property with respect to which a foreclosure sale was completed or with respect to which title was conveyed to the Originator or a deed in lieu of foreclosure was given, in each case for which the Mortgagor was the borrower or owner of record, in the seven (7) years prior to the origination of the related Mortgage Loan;

(mm)         Due on Sale. The Mortgage contains an enforceable provision, to the extent not prohibited by Applicable Law as of the date of such Mortgage, for the acceleration of the payment of the outstanding principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder;

(nn)         Qualified Mortgages. Each Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1);

(oo)         No “Flipped” Loans. Any Mortgage Loan originated in connection with the refinancing of an existing mortgage loan provides a tangible, net economic benefit to the related Mortgagor if required by Applicable Law;

(pp)         Single Premium Credit Life Insurance. No Mortgagor was required to purchase any credit life, credit disability, credit unemployment, credit property, accident or health insurance product as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single-premium credit life, credit disability, credit unemployment, credit property, accident or health insurance policy in connection with the origination of the Mortgage Loan. None of the proceeds of the Mortgage Loan were used to purchase or finance single-premium credit insurance policies as part of the origination of, or as a condition to the closing, such Mortgage Loan;

(qq)         Compliance with Applicable Laws. All requirements of any Applicable Law have been complied with regardless of whether the Originator or the Company is exempted from applicable state or local law by virtue of federal preemption, the Mortgagor received all disclosure materials required by Applicable Law with respect to the making of mortgage loans of the same type as the Mortgage Loan and, if the Mortgage Loan is a refinanced Mortgage Loan, rescission materials required by Applicable Laws;

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(rr)         HOEPA and Similar Laws; Predatory Lending. No Mortgage Loan is a High Cost Loan regardless of whether the Originator or the Company is exempted from applicable state or local law by virtue of federal preemption, provided that, any Mortgage Loan secured by a Mortgaged Property in Illinois characterized as a “threshold” loan shall not be a “high cost” loan unless it is characterized as “predatory” under applicable local law. The Company has implemented and conducted compliance procedures to determine if each Mortgage Loan is a High Cost Loan under the Applicable Laws and performed a review of the disclosure provided to the related Mortgagor in accordance with such laws and the related Mortgage Note in order to determine that such Mortgage Loan, if subject to any such law, does not violate any such law. No Mortgage Loan has an “annual percentage rate” or “total points and fees” (as each such term is defined under HOEPA) payable by the Mortgagor that equals or exceeds the applicable thresholds as defined under HOEPA (as defined in 12 CFR 226.32 (a)(1)(i) and (ii)). No Mortgage Loan is in violation of any comparable state or local law. No Mortgage Loan is a Covered Loan. Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of Fannie Mae. No Mortgage Loan has a percentage listed under the Indicative Loss Severity Column (as reflected in the then-current version of S&P’s Anti-Predatory Lending Law Update Table (included as Appendix E of the U.S. Residential Mortgage Input File Format, Glossary, And Appendices To The Glossary For LEVELS (the “LEVELS Glossary”))). The Mortgage Loan is acceptable to S&P based on the criteria set forth in the LEVELS Glossary;

(ss)         Higher Cost Credit Products. No Mortgagor was encouraged or required to select a Mortgage Loan product offered by the Originator that was a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan’s origination, such Mortgagor did not qualify, taking into account credit history and debt-to-income ratios, for a lower cost credit product then offered by the Originator or an affiliate of the Originator. If, at the time of loan application, the Mortgagor may have qualified for a lower cost credit product then offered by the Originator or any mortgage lending affiliate of the Originator, the Originator referred the Mortgagor’s application to such affiliate for underwriting consideration;

(tt)         No Mandatory Arbitration Provisions. With respect to each Mortgage Loan, neither the related Mortgage nor the related Mortgage Note requires the Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction;

(uu)         Source of Borrower Payments. No portion of the Mortgage Loan proceeds has been escrowed for the purpose of making monthly payments on behalf of the Mortgagor and no payments due and payable under the terms of the Mortgage Note and Mortgage or Deed of Trust, except for seller or builder concessions or temporary buydown funds or amounts paid or escrowed for payment by the Mortgagor’s employer, have been paid by any Person (other than the Mortgagor and any guarantor) who was involved in, or benefited from, the sale or purchase of the Mortgaged Property or the origination, refinancing, sale, purchase or servicing of the Mortgage Loan;

(vv)         Income/Assets Verification. With respect to each Mortgage Loan whose document type on the Mortgage Loan Schedule indicates documented income, employment, and/or assets, the Originator verified the Mortgagor’s income, employment, and/or assets in accordance with the Underwriting Guidelines and employed procedures designed to authenticate the documentation supporting such income, employment, and/or assets. Such verification includes the transcripts received from the IRS pursuant to using IRS Forms 4506 or 4506-T. With respect to each Mortgage Loan, in order to test the reasonableness of the income, the Originator used (i) pay statements reflecting current and year-to-date earnings and deductions, (ii) copies of W-2 forms and tax returns provided by Mortgagor, (iii) transcripts received from the IRS pursuant to using IRS Forms 4506 or 4506-T (to the extent specified in the Mortgage Loan Schedule) or (iv) where commercially reasonable, public and/or commercially available information (such as salary.com). The Originator reviewed other attributes of the Mortgagor, which may include but are not limited to, assets, disposable income, reserves and credit history, and reasonably determined that such attributes supported the income used to approve the Mortgage Loan;

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(ww)         Monthly Performance Data Covenant. All Mortgage Loan variables and performance data fields sent to S&P, monthly, for as long as the Company is the servicer of the related Mortgage Loans, will be true and correct in all material respects as of the date submitted;

(xx)        Downpayment. With respect to each Mortgage Loan whose purpose is listed on the Mortgage Loan Schedule as “purchase” or otherwise as a purchase money mortgage, the Mortgagor and/or co-Mortgagor paid at least 5% of the purchase price with his/her own funds;

(yy)         No Litigation Pending. There is no action, suit, proceeding or investigation pending, or to the Company’s knowledge threatened, that is related to the Mortgage Loan and likely to affect materially and adversely such Mortgage Loan;

(zz)         No Second Liens. No Mortgage Loan is secured by a second priority lien on the related Mortgaged Property;

(aaa)        No Illinois Mortgage Loans. No Mortgage Loan was originated in connection with a Mortgaged Property in the State of Illinois;

(bbb)        Cooperative Loans. With respect to a Mortgage Loan that is a Cooperative Loan, the Cooperative Shares that are pledged as security for the Mortgage Loan are held by a Person as a tenant-stockholder (as defined in Section 216 of the Code) in a cooperative housing corporation (as defined in Section 216 of the Code);

(ccc)        Cooperative Lien Search. With respect to each Cooperative Loan, a Cooperative Lien Search has been made by a company competent to make the same which company is acceptable to Fannie Mae and Freddie Mac and qualified to do business in the jurisdiction where the Cooperative Unit is located;

(ddd)        Cooperative Loan - Proprietary Lease. With respect to each Cooperative Loan, (i) the term of the related Proprietary Lease is longer than the term of the Cooperative Loan, (ii) there is no provision in any Proprietary Lease which requires the Mortgagor to offer for sale the Cooperative Shares owned by such Mortgagor first to the Cooperative Corporation, (iii) there is no prohibition in any Proprietary Lease against pledging the Cooperative Shares or assigning the Proprietary Lease and (iv) the Recognition Agreement is on a form of agreement published by the Aztech Document Systems, Inc. or includes provisions which are no less favorable to the lender than those contained in such agreement;

(eee)        Cooperative Loan - UCC Financing Statement. With respect to each Cooperative Loan, each original Financing Statement, Financing Statement Change or other governmental filing or recordation necessary to create or preserve the perfection and priority of the first priority lien and security interest in the Cooperative Shares and Proprietary Lease has been timely and properly made. Any security agreement, chattel mortgage or equivalent document related to the Cooperative Loan and delivered to the Mortgagor or its designee establishes in the Mortgagor a valid and subsisting perfected first lien on and security interest in the Mortgaged Property described therein, and the Mortgagor has full right to sell and assign the same;

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(fff)        Cooperative Loan - Foreclosure Action. With respect to each Cooperative Loan, no foreclosure action or private or public sale under the Uniform Commercial Code has ever been threatened or commenced;

(ggg)        Cooperative Loan - Cooperative Pledge Agreement. With respect to each Cooperative Loan, each Cooperative Pledge Agreement contains enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization of the benefits of the security provided thereby. The Cooperative Pledge Agreement contains an enforceable provision for the acceleration of the payment of the outstanding principal balance of the Mortgage Note in the event the Cooperative Unit is transferred or sold without the consent of the holder thereof; and

(hhh)        Qualified Mortgage; Ability-to-Repay.

(i) Prior to the origination of each Mortgage Loan, the Originator made a reasonable and good faith determination that the related Mortgagor had a reasonable ability to repay the loan according to its terms, and that at a minimum, the Originator underwrote the Mortgage Loan in accordance with the eight underwriting factors set forth in 12 CFR 1026.43(c); and

(ii) Each Mortgage Loan is a “Qualified Mortgage” as defined in 12 CFR 1026.43(e); and

(iii) The Originator has retained written records that evidence its compliance with those “ability-to-repay” and “Qualified Mortgage” standards that include, but are not limited to: (a) borrower income and debt worksheet, (b) a points and fees worksheet and, (c) if applicable, a written approval that the Mortgage Loan satisfied the underwriting standards of or is otherwise eligible for purchase by or to be insured or guaranteed  by Fannie Mae, Freddie Mac, HUD, the US Department of Veterans Affairs, the U.S. Department of Agriculture or the Rural Housing Service.

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Section 3.03         Repurchase.

(a)          It is understood and agreed that the representations and warranties set forth in Sections 3.01 and 3.02 shall survive the sale of the Mortgage Loans to the Purchaser and the delivery of the Mortgage Loan Documents to the Custodian and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File. Upon discovery by either the Company, the successor servicer or the Purchaser of any Defective Document or a breach of any of the representations and warranties set forth in Sections 3.01 and 3.02 that materially and adversely affects the value of a Mortgage Loan or the interest of the Purchaser therein (or that materially and adversely affects the interest of Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), the party discovering such Defective Document or a breach shall give prompt written notice to the other. A breach of any of the representations and warranties in Paragraphs (m), (nn), (pp), (qq), (rr), (ss), (tt) and (hhh) of Section 3.02 shall be deemed to materially and adversely affect the value of the related Mortgage Loan or the interest of the Purchaser in the related Mortgage Loan. Any such breach or Defective Document that causes a Mortgage Loan not to be a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code shall be deemed to materially and adversely affect the interests of the Purchaser. With respect to any representation or warranty set forth in Sections 3.01 and 3.02 that is made to the Company’s knowledge, if it is discovered that the substance of such representation or warranty was, as of the time made or deemed made, inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest of the Purchaser in such Mortgage Loan, the Purchaser shall be entitled to all the remedies to which it would be entitled for a breach of representation or warranty, including without limitation, the repurchase and indemnification requirements contained herein, notwithstanding the Company’s lack of knowledge with respect to the inaccuracy at the time the representation was made.

Notwithstanding any of the foregoing, no Mortgage Loan will be in breach of the representation and warranty set forth in Section 3.02(hhh) unless the application for such Mortgage Loan was taken by the Originator on or after January 10, 2014.

Within (i) sixty (60) days of the earlier of either discovery by or notice to the Company of a breach of a representation or warranty or (ii) ninety (90) days of the earlier of either discovery by or notice to the Company of any Defective Document, in either case, which materially and adversely affects the value of a Mortgage Loan or the interest of the Purchaser therein, the Company shall use its best efforts promptly to cure such breach in all material respects and, if such Defective Document or breach is not cured within such 60-day or 90-day period, as applicable, the Company shall, at the Purchaser’s option, repurchase such Mortgage Loan at the Repurchase Price within two (2) Business Days of Purchaser’s demand; subject to any extension granted by the Purchaser to the Company in connection with a Defective Document pursuant to Section 2.03(b). In the event that a breach shall involve any representation or warranty set forth in Section 3.01, and such breach cannot be cured within sixty (60) days of the earlier of either discovery by or notice to the Company of such breach and such breach materially and adversely affects the value of the Mortgage Loans or the Purchaser’s interests therein, then, all of the Mortgage Loans shall, at the Purchaser’s option, be repurchased by the Company at the Repurchase Price. Notwithstanding any of the foregoing and the provisions of Section 2.03(b), if a breach or Defective Document would cause the Mortgage Loan to be other than a “qualified mortgage,” as defined in Section 860G(a)(3) of the Code, any such repurchase must occur within forty-five (45) days from the date the breach or Defective Document was discovered unless such breach is cured during such period. In addition, for purposes of this Section 3.03, any document required to be included in a Mortgage File that is not executed as required or does not strictly comply with all Applicable Laws shall be deemed to materially and adversely affect the interests of the Purchaser. Notwithstanding the above, within five (5) Business Days after the earlier of either discovery by, or notice to, the Company of any breach of the representations or warranties set forth in Section 3.02 related to a predatory or abusive lending law, the Company shall repurchase such Mortgage Loan at the Repurchase Price.

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Any repurchase of a Mortgage Loan pursuant to the foregoing provisions of this Section 3.03 shall occur on a date designated by the Purchaser and shall be accomplished by wire transfer of the Repurchase Price in immediately available funds on the repurchase date to an account designated by the Purchaser.

(b)          At the time of repurchase, the Purchaser and the Company shall arrange for the reassignment of the Deleted Mortgage Loan to the Company and the delivery to the Company of the related Mortgage File previously delivered by the Company to the Purchaser or its designee. In the event of a repurchase, the Company shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase has taken place and amend the related Mortgage Loan Schedule to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement.

(c)          In addition to such repurchase obligation, the Company shall indemnify the Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach or alleged breach of the representations and warranties of the Company contained in this Agreement. It is understood and agreed that the obligations of the Company set forth in this Section 3.03 and Section 3.07 to cure or repurchase a defective Mortgage Loan and to indemnify the Purchaser as provided in this Section 3.03 constitute the sole remedies of the Purchaser respecting a breach of the representations and warranties set forth in Sections 3.01 and 3.02. For purposes of this paragraph, “Purchaser” shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were “Purchasers” under this Agreement.

Any cause of action against the Company relating to or arising out of the breach of any representations and warranties made in Sections 3.01 and 3.02 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by the Company to the Purchaser, (ii) failure by the Company to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Company by the Purchaser for compliance with this Agreement.

(d)          In the event that any Mortgage Loan is held by a REMIC, notwithstanding any contrary provision of this Agreement, with respect to any Mortgage Loan that is not in default or as to which no default is imminent, the Purchaser may, in connection with any repurchase of a Mortgage Loan pursuant to this Section 3.03, require that the Company deliver, at the Company’s expense, an Opinion of Counsel to the effect that such repurchase will not (i) result in the imposition of taxes on “prohibited transactions” of such REMIC (as defined in Section 860F of the Code) or otherwise subject the REMIC to tax, or (ii) cause the REMIC to fail to qualify as a REMIC at any time.

(e)          The Company and the Purchaser agree that the resolution of any controversy or claim arising out of or relating to an obligation or alleged obligation of the Company to repurchase a Mortgage Loan due to a breach of a representation or warranty contained in Section 3.02 hereof shall be, at the Purchaser’s sole option and/or upon a Rating Agency requirement, by Arbitration. The Company and the Purchaser agree that each Arbitration shall be conducted in accordance with the AAA’s Procedures for Large, Complex Commercial Disputes (the “Complex Arbitration Procedures”); provided, however, that to the extent the procedures set forth in Exhibit C attached hereto conflict with such Complex Arbitration Procedures, the procedures set forth in Exhibit C attached hereto shall govern unless the parties otherwise agree.

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Section 3.04         Repurchase of Mortgage Loans With Early Payment Defaults. If the first, second, or third Monthly Payment with respect to a Due Date subsequent to the later of (i) the Closing Date and/or (ii) the origination date of a Mortgage Loan, in each case, is not received by the Purchaser (or its subservicer), whether from the Mortgagor directly or forwarded by the Company if the Mortgagor has submitted the payment to the Company, by the last day of the month in which such payment is due, the Company shall repurchase such Mortgage Loan; provided that no such repurchase shall be required if such default was the result of a servicing issue that has subsequently been corrected and such default has been cured within sixty (60) days following the missed payment date. Company shall repurchase such Mortgage Loans from the Purchaser in accordance with Section 3.03 hereof except that there will be no cure period or opportunity to cure. In the event a Mortgagor exercises any right of rescission it may have with respect to the related Mortgage Loan that arises as a result of an act or omission prior to the related Closing Date, the Company shall repurchase such Mortgage Loan at the related Repurchase Price within thirty (30) days of receiving notice of such Mortgagor’s intention to rescind the Mortgage Loan. To the extent known, the Company shall notify the Purchaser of any such delinquency under this paragraph within thirty (30) days of any such Mortgage Loan becoming thirty (30) days or more Delinquent.

Section 3.05         Prepayment Protection. With respect to any Mortgage Loan that prepays in full at any time within (i) six (6) months following the related Closing Date or (ii) twelve (12) months following the related Closing Date (but not during the first six (6) months following the related Closing Date), the Company shall reimburse the Purchaser, within thirty (30) days following the prepayment in full of such Mortgage Loan, the amount (if any) by which the portion of the Purchase Price paid by the Purchaser to the Company for such Mortgage Loan (A) exceeded 100% of the Stated Principal Balance of the Mortgage Loan as of the Cut-off Date, with respect to any prepays that occur pursuant to clause (i) of this paragraph or (B) half (1/2) of the amount owed by the Company to the Purchaser in clause (A) of this paragraph, with respect to any prepays that occur pursuant to clause (ii) of this paragraph.

Section 3.06         Review of Mortgage Loans. The Purchaser or any assignee of the Purchaser shall have the right, in connection with any alleged breach of a representation or warranty or Defective Document with respect to a Mortgage Loan, to review the related Mortgage File at any time.

Section 3.07         PMI Policy. With respect to any Mortgage Loan listed on the Mortgage Loan Schedule as having a PMI Policy, in the event the related mortgage insurer rejects, denies, or rescinds a claim on the basis of any defect in connection with the origination of the Mortgage Loan or the servicing of the Mortgage Loan prior to the related Servicing Transfer Date (other than as a result of the mortgage insurer’s breach of its obligations or insolvency), the Company shall repurchase the Mortgage Loan at the Repurchase Price within thirty (30) days from such mortgage insurer rejection in accordance with Section 3.03 herein.

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ARTICLE IV

INTERIM SERVICING OF MORTGAGE LOANS

Section 4.01         Company to Act as Interim Servicer. The Mortgage Loans will be purchased by the Purchaser and sold by the Company on a servicing-released basis and the purchase of the Mortgage Loans by the Purchaser shall, for all purposes, include all Servicing Rights relating thereto. From the related Closing Date to the related Servicing Transfer Date, the Company, as independent contract servicer, shall service and administer the Mortgage Loans in accordance with Accepted Servicing Practices and Purchaser’s reliance on the Company, and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the Company may deem necessary or desirable and consistent with the terms of this Agreement. In the event of any conflict between the terms of Articles IV, V and/or VI of this Agreement and Applicable Law, Applicable Law shall control.

The Company shall not waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor without the prior written approval of the Purchaser.

Notwithstanding anything to the contrary herein, the Company shall comply with the written instructions of the Purchaser (including, without limitation, any changes necessary to comply with any regulatory requirements applicable to, or agreed to by, the Purchaser or any supervisory rules agreed to or imposed on the Purchaser) delivered by the Purchaser to the Company from time to time with respect to the servicing of the Mortgage Loans and it is understood by the parties hereto that in the event of any conflict between this Agreement and the Purchaser’s written instructions, Purchaser’s written instructions shall control; provided, however, that in the event that there is a conflict between the Purchaser’s written instructions and any Applicable Law, and Company has provided Purchaser notice of such conflict, Applicable Law shall control.

Section 4.02         Collection of Mortgage Loan Payments. Continuously from the date hereof until the earlier of (i) the date on which principal and interest on all Mortgage Loans are paid in full and (ii) related Servicing Transfer Date, the Company shall proceed diligently to collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any PMI Policy, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Further, the Company shall take special care in ascertaining and estimating annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

Until the related Servicing Transfer Date, in the event that any payment due under any Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Company shall so notify the Purchaser and shall take such action as it is directed by the Purchaser.

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Section 4.03         Realization Upon Defaulted Mortgage Loans: Environmental Issues.

(a)          With respect to any Mortgage Loan as to which the Company has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property the Company shall not either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action, with respect to, such Mortgaged Property if, as a result of any such action, the Purchaser would be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of such Mortgaged Property within the meaning of CERCLA, or any comparable law, unless the Company has also previously determined, based on its reasonable judgment and a prudent report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

(i)          such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Purchaser to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

(ii)         there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Purchaser to take such actions with respect to the affected Mortgaged Property.

The cost of the environmental audit report contemplated by this Section 4.03 shall be advanced by the Company, subject to the Company’s right to be reimbursed therefor from the Custodial Account as provided in Section 4.05.

(b)          If the Company determines, as described above, that it is in the best economic interest of the Purchaser to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, then the Company shall take such action as it deems to be in the best economic interest of the Purchaser; provided that the Company shall not expend more than $2,000 with respect to the foregoing without the consent of the Purchaser. The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Company, subject to the Company’s right to be reimbursed therefor from the Custodial Account as provided in Section 4.05.

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Section 4.04         Establishment of and Deposits to Custodial Account. The Company shall segregate and hold all funds collected and received pursuant to a Mortgage Loan separate and apart from any of its own funds and general assets and, if requested by the Purchaser, shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, titled “[NAME OF COMPANY], as servicer, in trust for [NAME OF PURCHASER] and/or subsequent purchasers of Mortgage Loans, and various Mortgagors - P & I.” The Custodial Account shall be established at a Qualified Depository. Upon request of the Purchaser and within ten (10) days thereof, the Company shall provide the Purchaser with written certification acceptable to the Purchaser of the existence of such Custodial Account. Any funds deposited in the Custodial Account shall at all times be insured to the fullest extent allowed by Applicable Law.

The Company shall deposit on a daily basis in the Custodial Account within one (1) Business Day of Company’s receipt, and retain therein, following payments and collections received by it subsequent to the Cut-off Date, or received by it prior to the Cut-off Date, but allocable to a period subsequent thereto:

(a)          all payments on account of principal, including Principal Prepayments received during the related Prepayment Period, on the Mortgage Loans;

(b)          all payments on account of interest on the Mortgage Loans, including all Prepayment Premiums received during the related Prepayment Period;

(c)          all Liquidation Proceeds;

(d)          all Insurance Proceeds including amounts required to be deposited pursuant to Sections 4.08, 4.10 and 4.11, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 4.17, Accepted Servicing Practices and the Mortgage Loan Documents;

(e)          all Condemnation Proceeds affecting any Mortgaged Property which are not released to the Mortgagor in accordance with Accepted Servicing Practices and the Mortgage Loan Documents;

(f)          all proceeds of any Mortgage Loan repurchased in accordance with Sections 3.03, 3.04 or 3.07 and all amounts required to be deposited by the Company in connection with Section 3.05;

(g)          any amounts required to be deposited by the Company pursuant to Section 4.11 in connection with the deductible clause in any blanket hazard insurance policy. Such deposit shall be made from the Company’s own funds, without reimbursement therefor;

(h)          any amounts required to be deposited by the Company in connection with any REO Property pursuant to Section 4.13; and

(i)          any amounts required to be deposited in the Custodial Account pursuant to Sections 4.18, 4.19 or 4.21.

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The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees need not be deposited by the Company in the Custodial Account, except as otherwise required under Section 4.18. Any interest or earnings on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Company and the Company shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 4.05(c).

The Company shall maintain adequate records with respect to all deposits and withdrawals made pursuant to this Section 4.04. All funds required to be deposited in the Custodial Account shall be held in trust for the Purchaser until withdrawn in accordance with this Agreement.

Section 4.05         Permitted Withdrawals From the Custodial Account. The Company may, from time to time, withdraw from the Custodial Account for the following purposes:

(a)          to make distributions to the Purchaser in the amounts and in the manner provided for in Section 4.14;

(b)          to reimburse itself for unreimbursed Servicing Advances, the Company’s right to reimburse itself pursuant to this subclause (b) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Company from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of such reimbursement, the Company’s right thereto shall be prior to the rights of the Purchaser, except that, where the Company is required to repurchase a Mortgage Loan, pursuant to Section 2.03, 3.03, 3.04, 3.07 or 6.01 or reimburse the Purchaser pursuant to Section 3.05, the Company’s right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price or reimbursement pursuant to Section 2.03, 3.03, 3.04, 3.07, 6.01 or Section 3.05, respectively, and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loans;

(c)          to pay to itself pursuant to Section 4.20 as servicing compensation (i) any interest earned on funds in the Custodial Account (all such interest to be withdrawn monthly not later than each Servicer Remittance Date), and (ii) the Servicing Fee from that portion of any payment or recovery as to interest on a particular Mortgage Loan;

(d)          to pay, or to reimburse itself for advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to Section 4.03(b), but only to the extent of amounts received in respect of the Mortgage Loans to which such expense is attributable; and

(e)          to clear and terminate the Custodial Account on the termination of this Agreement.

The Company shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such subclauses (b) - (d) above.

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Section 4.06         Establishment of Escrow Accounts; Deposits in Escrow Accounts. The Company shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and, if requested by the Purchaser, shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts titled “[NAME OF COMPANY], as servicer, in trust for [NAME OF PURCHASER] and/or subsequent purchasers of Mortgage Loans, and various Mortgagors - Escrow.” The Escrow Account shall be established at a Qualified Depository. Upon request of the Purchaser and within ten (10) days thereof, the Company shall provide the Purchaser with written certification acceptable to the Purchaser of the existence of such Escrow Account. Any funds deposited in the Escrow Account shall at all times be insured to the fullest extent allowed by Applicable Law.

The Company shall deposit in the Escrow Account on a daily basis, and retain therein, (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement, and (ii) all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property. The Company shall make withdrawals therefrom only to effect such payments as are required under this Agreement, and for such other purposes as shall be as set forth or in accordance with Section 4.07. The Company shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by law, the Company shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account is non-interest bearing or that interest paid thereon is insufficient for such purposes.

For avoidance of doubt, Escrow Payments that have been netted from the Purchase Price and held in the Company’s existing escrow accounts shall continue to be made available to the Mortgagors by the Company (or its designee) through the Servicing Transfer Date and such Escrow Payments shall not be required to be deposited in any Escrow Accounts.

Section 4.07         Permitted Withdrawals From Escrow Account. Withdrawals from the Escrow Account may be made by the Company (i) to effect timely payments of ground rents, taxes, assessments, water rates, hazard insurance premiums, PMI Policy premiums, if applicable, and comparable items, (ii) to reimburse the Company for any Servicing Advance made by the Company with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or collections of Escrow Payments thereunder, (iii) to refund to the Mortgagor any funds as may be determined to be in excess of the amounts required under the terms of the related Mortgage Loan, (iv) for transfer to the Custodial Account in accordance with the terms of this Agreement, (v) for application to restoration or repair of the Mortgaged Property, (vi) to pay to the Company, or to the Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account, (vii) to the extent permitted under the terms of the related Mortgage Note and Applicable Law, to pay late fees with respect to any Monthly Payment which is received after the applicable grace period, (viii) to withdraw suspense payments that are deposited into the Escrow Account, (ix) to withdraw any amounts inadvertently deposited in the Escrow Account or (x) to clear and terminate the Escrow Account on the termination of this Agreement.

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Section 4.08         Payment of Taxes, Insurance and Other Charges; Maintenance of PMI Policies; Collections Thereunder. With respect to each Mortgage Loan, the Company shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of PMI Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges, including insurance renewal premiums and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account or the Company’s escrow account, as applicable, which shall have been estimated and accumulated by the Company in amounts sufficient for such purposes, as allowed under the terms of the Mortgage or otherwise pursuant to Applicable Law. To the extent that the Mortgage does not provide for Escrow Payments, the Company shall determine that any such payments are made by the Mortgagor at the time they first become due. The Company assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments and shall make Servicing Advances to effect such payments and such amounts shall not be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. The obligation of the Company to make such Servicing Advances is mandatory, notwithstanding any other provision of this Agreement, and, with respect to any Mortgage Loan or REO Property, shall continue until a Final Recovery Determination in connection therewith; provided that, notwithstanding anything herein to the contrary, no Servicing Advance shall be required to be made hereunder by the Company if such Servicing Advance would, if made, constitute a Nonrecoverable Servicing Advance. The determination by the Company that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be evidenced by an Officer’s Certificate delivered to the Purchaser.

The Company shall maintain in full force and effect, a PMI Policy, issued by a Qualified Insurer, with respect to each Mortgage Loan for which such coverage is required. Such coverage shall be maintained until the Loan-to-Value Ratio of the related Mortgage Loan is reduced to that amount for which Fannie Mae no longer requires such insurance to be maintained. The Company will not cancel or refuse to renew any PMI Policy in effect on the related Closing Date that is required to be kept in force under this Agreement unless a replacement PMI Policy for such cancelled or non-renewed policy is obtained from and maintained with a Qualified Insurer. The Company shall not take any action which would result in non-coverage under any applicable PMI Policy of any loss which, but for the actions of the Company, would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 4.18, the Company shall promptly notify the insurer under the related PMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the PMI Policy. If such PMI Policy is terminated as a result of such assumption or substitution of liability, the Company shall obtain a replacement PMI Policy as provided above.

In connection with its activities as servicer, the Company agrees to prepare and present, on behalf of itself, and the Purchaser, claims to the insurer under any PMI Policy in a timely fashion in accordance with the terms of such policies and, in this regard, to take such action as shall be necessary to permit recovery under any PMI Policy respecting a defaulted Mortgage Loan. Pursuant to Section 4.04, any amounts collected by the Company under any PMI Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.

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Section 4.09         Transfer of Accounts. The Company may transfer the Custodial Account or the Escrow Account to a different depository institution from time to time. Such transfer shall be made only upon obtaining the consent of the Purchaser, which consent shall not be unreasonably withheld. In any case, the Custodial Account and Escrow Account shall be established at a Qualified Depository.

Section 4.10         Maintenance of Hazard Insurance. In connection with its activities as servicer, the Company agrees to prepare and present, on behalf of itself and the Purchaser, claims to the insurer under any hazard insurance policy in a timely fashion in accordance with the terms of such policies and, in this regard, to take such action as shall be necessary to permit recovery under any hazard insurance policy. The Company shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (i) the amount necessary to fully compensate for any damage or loss to the improvements which are a part of such property on a replacement cost basis and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount not less than such amount as is necessary to prevent the Mortgagor and/or the mortgagee from becoming a co-insurer. If the Mortgaged Property is in an area identified on a Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Flood Emergency Management Agency as having special flood hazards and such flood insurance has been made available, the Company will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance & Mitigation Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (i) the amount necessary to fully compensate for any damage or loss to the improvements which are part of such property on a replacement cost basis, (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount not less than such amount as is necessary to prevent the Mortgagor and/or the mortgagee from becoming a co-insurer, or (iii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, in each case in an amount not less than such amount as is necessary to prevent the Mortgagor and/or the mortgagee from becoming a co-insurer.

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The Company also shall maintain on any REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan at the time it became an REO Property plus accrued interest at the Mortgage Interest Rate and related Servicing Advances and (b) an amount not less than such amount as is necessary to prevent the Mortgagor and/or the mortgagee from becoming a co-insurer, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above. Pursuant to Section 4.04, any amounts collected by the Company under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property in accordance with Section 4.17, or released to the Mortgagor in accordance with the Company’s normal servicing procedures, shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05. Any cost incurred by the Company in maintaining any such insurance shall not, for the purpose of calculating distributions to the Purchaser, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance need be required by the Company or the Mortgagor or maintained on property acquired in respect of the Mortgage Loan, other than pursuant to such Applicable Laws as shall at any time be in force and as shall require such additional insurance. All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Company, or upon request to the Purchaser, and shall provide for at least thirty (30) days prior written notice of any cancellation, reduction in the amount of, or material change in, coverage to the Company. The Company shall not interfere with the Mortgagor’s freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Company shall not accept any such insurance policies from insurance companies unless such companies currently reflect a General Policy Rating of A:VI or better in Best’s Key Rating Guide and are licensed to do business in the state wherein the property subject to the policy is located.

Section 4.11         Maintenance of Mortgage Impairment Insurance Policy. In the event that the Company shall obtain and maintain a mortgage impairment or blanket policy issued by a Qualified Insurer that has a Best rating of A:X insuring against hazard losses on all Mortgaged Properties securing the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 4.10 and otherwise complies with all other requirements of Section 4.10, the Company shall conclusively be deemed to have satisfied its obligations as set forth in Section 4.10, it being understood and agreed that such policy may contain a deductible clause, in which case the Company shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with Section 4.10, and there shall have been one or more losses which would have been covered by such policy, deposit in the Custodial Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as servicer of the Mortgage Loans, the Company agrees to prepare and present, on behalf of the Purchaser, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy. The Company shall deliver to the Purchaser a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty (30) days prior written notice to the Purchaser.

Section 4.12         Fidelity Bond, Errors and Omissions Insurance. The Company shall maintain, at its own expense, a blanket fidelity bond and errors and omissions insurance policy, with broad coverage with responsible companies that would meet the requirements of Fannie Mae and Freddie Mac if the Company were servicing the Mortgage Loans for Fannie Mae or Freddie Mac, as the case may be, on all officers, employees or other Persons acting in any capacity with regard to the Mortgage Loans to handle funds, money, documents and papers relating to the Mortgage Loans. The fidelity bond and errors and omissions insurance shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Company against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such fidelity bond and errors and omissions insurance policy shall also protect and insure the Company against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.12 requiring the fidelity bond and errors and omissions insurance shall diminish or relieve the Company from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the amounts acceptable to Fannie Mae or Freddie Mac. Upon request of the Purchaser, the Company shall cause to be delivered to the Purchaser a certified true copy of the fidelity bond and insurance policy and a statement from the surety and the insurer that such fidelity bond or insurance policy shall in no event be terminated or materially modified without thirty (30) days’ prior written notice to the Purchaser. The Company shall provide copies of the fidelity bond and errors and omissions insurance policy within thirty (30) days from the effective renewal date.

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Section 4.13         Title, Management and Disposition of REO Property. In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the person designated by the Purchaser, or in the event such person is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Company from an attorney duly licensed to practice law in the state where the REO Property is located. Any Person or Persons holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the benefit of the Purchaser.

The Company shall either itself or through an agent selected by the Company, manage, conserve, protect and operate each REO Property (and may temporarily rent the same) in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. If a REMIC election is or is to be made with respect to the arrangement under which the Mortgage Loans and any REO Property are held, the Company shall manage, conserve, protect and operate each REO Property in a manner which does not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or result in the receipt by such REMIC of any “income from non-permitted assets” within the meaning of Section 860F(a)(2)(B) of the Code or any “net income from foreclosure property” within the meaning of Section 860G(c)(2) of the Code. The Company shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least monthly thereafter. The Company shall make or cause to be made a written report of each such inspection. Such reports shall be retained in the Mortgage File and copies thereof shall be forwarded by the Company to the Purchaser. The Company shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within one (1) year after title has been taken to such REO Property, unless the Company determines, and gives appropriate notice to the Purchaser, that a longer period is necessary for the orderly liquidation of such REO Property.

Section 4.14         Distributions. On each Servicer Remittance Date, the Company shall distribute to the Purchaser all amounts credited to the Custodial Account as of the close of business on the preceding Business Day, net of charges against or withdrawals from the Custodial Account pursuant to Section 4.05.

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Unless otherwise instructed by the Purchaser, all distributions made to the Purchaser on each Servicer Remittance Date will be made by wire transfer of immediately available funds to the account designated by the Purchaser.

With respect to any remittance received by the Purchaser after the Business Day on which such payment was due, the Company shall pay to the Purchaser interest on any such late payment at an annual rate equal to the prime lending rate as is publicly announced from time to time in the Wall Street Journal, or its successor, adjusted as of the date of each change, plus three percentage points (3%), but in no event greater than the maximum amount permitted by Applicable Law. Such interest shall be paid by the Company to the Purchaser on the date such late payment is made and shall cover the period commencing with the day following the day such payment was due and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with such late payment. The payment by the Company of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Company.

Section 4.15         Remittance Reports. No later than the fifth (5th) Business Day of the month prior to each Servicer Remittance Date, the Company shall furnish to the Purchaser or its designee a computer tape containing data in a form mutually acceptable to the Purchaser and the Company with respect to the Mortgage Loans for the most recently ended monthly period.

Section 4.16         Statements to the Purchaser. Not later than the fifteenth (15th) Business Day of the month after each Servicer Remittance Date, the Company shall forward to the Purchaser or its designee a statement prepared by the Company, in a mutually agreeable form, setting forth the status of the Custodial Account as of the close of business on such Servicer Remittance Date and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from the Custodial Account of each category of deposit specified in Section 4.04 and each category of withdrawal specified in Section 4.05. Company shall provide a detailed reconciliation schedule, on a line-item basis, of Servicing Advances to the Purchaser by the fifteenth (15th) Business Day of each month. Company shall maintain all appropriate supporting documentation relating to any Servicing Advances made under this Agreement.

The Company shall prepare and file any and all tax returns, information statements or other filings required to be delivered to any governmental taxing authority or to any Purchaser pursuant to any Applicable Law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Company shall provide the Purchaser with such information concerning the Mortgage Loans as is necessary for the Purchaser to prepare its federal income tax return as any Purchaser may reasonably request from time to time.

The Company shall, within five (5) days of knowledge thereof, notify the Purchaser of any suits, actions or proceedings received from governmental agencies, Mortgagors, consumer protection groups or other regulatory authorities specifically relating to the Mortgage Loans and cooperate fully with the Purchaser to respond promptly and completely to any such matters and similarly to any such matters received by the Purchaser relating to the Company or the servicing of the Mortgage Loans.

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Section 4.17         Restoration of Mortgaged Property. The Company need not obtain the approval of the Purchaser prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices. For claims greater than $15,000, at a minimum, the Company shall, to the extent permitted by the terms of the related Mortgage Note and Applicable Law, comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

(a)          the Company shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

(b)          the Company shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics’ and materialmen’s liens;

(c)          the Company shall verify that the Mortgage Loan is not in default; and

(d)          pending repairs or restoration, the Company shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

If the Purchaser is named as an additional loss payee, the Company is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Purchaser.

Section 4.18         Assumption Agreements. The Company shall, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of the Mortgaged Property (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under any “due-on-sale” clause applicable thereto; provided, however, that the Company shall not exercise any such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related PMI Policy, if any. If the Company reasonably believes it is unable under Applicable Law to enforce such “due-on-sale” clause, the Company shall enter into an assumption agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by Applicable Law, the Mortgagor remains liable thereon. Where Applicable Law requires a release of the Mortgagor, the Company, with the prior written consent of the insurer under the PMI Policy, if any, is authorized to enter into a substitution of liability agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the related Mortgage Note. Any such substitution of liability agreement shall be in lieu of an assumption agreement.

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In connection with any such assumption or substitution of liability, the Company shall follow the underwriting practices and procedures of prudent mortgage lenders in the state in which the related Mortgaged Property is located. With respect to an assumption or substitution of liability, the Mortgage Interest Rate, the amount of the Monthly Payment, and the final maturity date of such Mortgage Note may not be changed. The Company shall notify the Purchaser that any such substitution of liability or assumption agreement has been completed by forwarding to the Purchaser the original of any such substitution of liability or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Company for entering into an assumption or substitution of liability agreement in excess of 1% of the outstanding principal balance of the Mortgage Loan shall be deposited in the Custodial Account pursuant to Section 4.04.

Notwithstanding the foregoing paragraphs of this section or any other provision of this Agreement, the Company shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Company may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 4.18, the term “assumption” is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

Section 4.19         Satisfaction of Mortgages and Release of Mortgage Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Company of a notification that payment in full will be escrowed in a manner customary for such purposes, the Company will immediately notify the Purchaser by a certification of a servicing officer of the Company (a “Servicing Officer”), which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 4.04 have been or will be so deposited, and shall request execution of any document necessary to satisfy the Mortgage Loan and delivery to it of the portion of the Mortgage File held by the Purchaser or the Purchaser’s designee. Upon receipt of such certification and request, the Purchaser shall promptly release the related Mortgage documents to the Company and the Company shall prepare and process any satisfaction or release. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account or the Purchaser.

In the event the Company satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should it otherwise prejudice any right the Purchaser may have under the mortgage instruments, the Company, upon written demand, shall remit to the Purchaser the then outstanding principal balance of the related Mortgage Loan by deposit thereof in the Custodial Account. The Company shall maintain the fidelity bond insuring the Company against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

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From time to time and as appropriate for the servicing or foreclosure of the Mortgage Loan, including for this purpose collection under any PMI Policy, the Purchaser shall, upon request of the Company and delivery to the Purchaser of a servicing receipt signed by a Servicing Officer, release the requested portion of the Mortgage File held by the Purchaser to the Company. Such servicing receipt shall obligate the Company to return the related Mortgage documents to the Purchaser when the need therefor by the Company no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Company has delivered to the Purchaser a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated, the servicing receipt shall be released by the Purchaser to the Company.

Section 4.20         Servicing Compensation. As compensation for its services hereunder, the Company shall be entitled to withdraw from the Custodial Account or to retain from interest payments on the Mortgage Loans the amounts provided for as the Company’s Servicing Fee. Additional servicing compensation in the form of assumption fees, as provided in Section 4.18, and late payment charges or otherwise shall be retained by the Company to the extent not required to be deposited in the Custodial Account. The Company shall not be permitted to retain any portion of the Prepayment Premiums collected on the Mortgage Loans, which Prepayment Premiums shall be remitted to the Purchaser. The Company shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

Section 4.21         Notification of Adjustments. On each Adjustment Date, the Company shall make interest rate adjustments for each Adjustable Rate Mortgage Loan in compliance with the requirements of the related Mortgage and Mortgage Note. The Company shall execute and deliver the notices required by the Mortgage, Mortgage Note and Applicable Law regarding interest rate adjustments. The Company also shall provide timely notification to the Purchaser of all applicable data and information regarding such interest rate adjustments and the Company’s methods of implementing such interest rate adjustments in accordance with Applicable Law. Upon the discovery by the Company or the Purchaser that the Company has failed to adjust a Mortgage Interest Rate or a Monthly Payment pursuant to the terms of the related Mortgage Note and Mortgage, the Company shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss caused thereby without reimbursement therefor.

Section 4.22         Access to Certain Documentation. The Company shall provide to the FDIC and any other federal or state banking or insurance regulatory authority that may exercise authority over the Purchaser access to the documentation regarding the Mortgage Loans serviced by the Company required by Applicable Laws. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Company. In addition, access to the documentation will be provided to the Purchaser and any Person identified to the Company by the Purchaser without charge, upon reasonable request during normal business hours at the offices of the Company.

Section 4.23         Reports and Returns to be Filed by the Company. The Company shall file information reports with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

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Section 4.24         Subservicing Agreements Between the Company and Subservicers. The Company, as servicer, may arrange for the subservicing of any Mortgage Loan by a Subservicer pursuant to a Subservicing Agreement; provided that such subservicing arrangement and the terms of the related Subservicing Agreement must provide for the servicing of such Mortgage Loans in a manner consistent with the servicing arrangements contemplated hereunder. Each Subservicer shall be (i) authorized to transact business in the state or states where the related Mortgaged Properties it is to service are situated, if and to the extent required by Applicable Law to enable the Subservicer to perform its obligations hereunder and under the Subservicing Agreement and (ii) a Freddie Mac or Fannie Mae approved mortgage servicer. Notwithstanding the provisions of any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Company or a Subservicer or reference to actions taken through the Company or otherwise, the Company shall remain obligated and liable to the Purchaser and its successors and assigns for the servicing and administration of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Company alone were servicing and administering the Mortgage Loans. Every Subservicing Agreement entered into by the Company shall contain a provision giving the successor servicer the option to terminate such agreement in the event a successor servicer is appointed. All actions of each Subservicer performed pursuant to the related Subservicing Agreement shall be performed as an agent of the Company with the same force and effect as if performed directly by the Company.

For purposes of this Agreement, the Company shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans that are received by a Subservicer regardless of whether such payments are remitted by the Subservicer to the Company.

Section 4.25         Successor Subservicers. Any Subservicing Agreement shall provide that the Company shall be entitled to terminate any Subservicing Agreement and to either itself directly service the related Mortgage Loans or enter into a Subservicing Agreement with a successor Subservicer which qualifies under Section 4.24. Any Subservicing Agreement shall include the provision that such agreement may be immediately terminated by any successor to the Company without fee, in accordance with the terms of this Agreement, in the event that the Company (or any successor to the Company) shall, for any reason, no longer be the servicer of the related Mortgage Loans.

Section 4.26         No Contractual Relationship Between Subservicer and Purchaser. Any Subservicing Agreement and any other transactions or services relating to the Mortgage Loans involving a Subservicer shall be deemed to be between the Subservicer and the Company alone and the Purchaser shall not be deemed a party thereto and shall have no claims, rights, obligations, duties or liabilities with respect to any Subservicer except as set forth in Section 4.24.

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Section 4.27         Assumption or Termination of Subservicing Agreement by Successor Servicer. In connection with the assumption of the responsibilities, duties and liabilities and of the authority, power and rights of the Company hereunder by a successor servicer pursuant to Section 9.02 of this Agreement, it is understood and agreed that the Company’s rights and obligations under any Subservicing Agreement then in force between the Company and a Subservicer shall be assumed simultaneously by such successor servicer without act or deed on the part of such successor servicer; provided, however, that any successor servicer may terminate the Subservicer.

The Company shall, upon the reasonable request of the Purchaser, but at its own expense, deliver to the assuming party documents and records relating to each Subservicing Agreement and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreements to the assuming party.

ARTICLE V

TRANSFER OF SERVICING

Section 5.01         Transfer of Servicing. The Company agrees to act reasonably, in good faith and in accordance with all Applicable Laws and to do all things necessary to effect the transfer of the servicing to the Purchaser on the related Servicing Transfer Date including, without limitation, complying with all servicing transfer instructions and all other instructions provided by the Purchaser relating to the transfer of the servicing. The Company shall transfer the servicing responsibilities for the Mortgage Loans no later than the Servicing Transfer Date set forth in the related Purchase Confirmation, or such other date as the Purchaser may select upon reasonable notice to the Company. With respect to each Mortgage Loan registered with the MERS System, the Company shall, by the Servicing Transfer Date, cause the MERS System to reflect the Purchaser as the sole owner of the Servicing Rights related to such Mortgage Loans and shall designate the Custodian as the new document custodian of the Mortgage Loan Documents with respect to such Mortgage Loans.

Section 5.02         Obligations of the Company Prior to the Servicing Transfer Date. Without limiting the generality of Section 5.01, the Company shall take, or cause to be taken, the following actions with respect to the Mortgage Loans prior to the related Servicing Transfer Date (or within such time as may otherwise be specified below) in order to effect the transfer of the servicing to the Purchaser on the related Servicing Transfer Date:

(a)          Preliminary Test Tape. On or prior to the related Closing Date, the Company shall forward to the Purchaser a preliminary test tape (including master file, escrow file, payee file, ARM master file, ARM history, all HMDA data required by Fannie Mae and Freddie Mac, name, address, and telephone number of Mortgagor, etc.) containing all of the Mortgage Loans as of the date mutually agreed upon by the Company and the Purchaser. The preliminary test tape shall include all field descriptions and record layouts;

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(b)          Notice to Hazard Insurers. The Company shall inform by written notice all hazard insurance companies and/or their agents of the transfer and request a change in the loss payee mortgage endorsement clause to the Purchaser’s name. The Company shall provide the Purchaser with a copy of the notification letter and an officer’s written certification that all hazard insurance companies have been notified by an identical letter;

(c)          Notice to Mortgage Insurance Companies. The Company shall inform by written notice all mortgage insurance companies providing any PMI Policy of the change in insured's name on each such policy to the Purchaser’s name. The Company shall provide the Purchaser with a copy of one notification letter and an officer's written certification that all such mortgage insurance companies have been notified by an identical letter;

(d)          Tax Service Contracts. The Company shall have obtained a life of loan, transferable real estate tax service contract with a tax service company reasonably acceptable to the Purchaser on all of the Mortgage Loans and shall assign all such contracts to the Purchaser or, in the alternative, the Company shall notify the Purchaser as to any Mortgage Loans for which it has not procured the requisite contract and shall pay to the Purchaser a fee for each such Mortgage Loan equal to the fee or premium that is customarily charged for each such contract, as determined by the Purchaser in its reasonable discretion;

(e)          Flood Certifications. The Company shall have obtained a paid in full, life of loan, transferable flood certification contract with a company reasonably acceptable to the Purchaser for each Mortgage Loan at no cost to the Purchaser and shall assign each such contract to the Purchaser;

(f)          Notice to Mortgagors. The Company shall, no later than fifteen (15) days prior to the related Servicing Transfer Date, inform in writing all Mortgagors of the change in servicer from the Company to the Purchaser or its designee, all in accordance with Applicable Law. The Company shall obtain the Purchaser’s approval of the form of such notifications prior to their mailing. The Company acknowledges that the Purchaser’s review of this notice shall not be a review for statutory or regulatory compliance purposes, and that the Company shall have the sole responsibility for such compliance. The Company shall provide the Purchaser with a copy of one notification letter and an officer’s written certification that all Mortgagors have been notified by an identical letter;

(g)          Payment of Real Estate Taxes. With respect to Mortgage Loans subject to an Escrow Account, the Company shall make or cause to be made all payments of all real estate taxes on the Mortgage Loans which (i) will be delinquent on or prior to the related Servicing Transfer Date, (ii) are required to be paid within thirty (30) days after the related Servicing Transfer Date to receive a discount, or (iii) will be delinquent within thirty (30) days after the related Servicing Transfer Date. If tax bills have not been received by the Company by the related Servicing Transfer Date on any Mortgage Loans subject to this subsection, the Company shall obtain and pay all tax bills subsequent to the related Servicing Transfer Date and the Purchaser will promptly reimburse the Company upon receipt from the Company of documentation evidencing such payment. On non-impounded accounts, the Company shall ensure that all taxes which would otherwise be delinquent by the related Servicing Transfer Date, if not paid by such date, have been paid. With respect to each of the Mortgage Loans which do not have an impound or escrow account maintained for the payment of taxes and insurance, the Company shall hold harmless and indemnify the Purchaser against any and all costs, expenses, penalties, fines, damages and judgments of whatever kind arising from the Company’s failure to pay, or cause to be paid, any delinquent taxes or tax penalties outstanding as of the related Servicing Transfer Date;

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(h)          Payment of Insurance Premiums. The Company shall pay all hazard and flood insurance and PMI Policy premiums required to be paid prior to the Servicing Transfer Date or within thirty (30) days after the Servicing Transfer Date on all impounded accounts relating to the Mortgage Loans and shall ensure that all premiums required to be paid prior to the Servicing Transfer Date by the Mortgagors on non-impounded accounts have been paid. With respect to any Mortgage Loan subject to force-placed insurance, the Company shall maintain such insurance in accordance with Applicable Law, which shall be in full force and effect through thirty (30) days after the Servicing Transfer Date. With respect to each of the Mortgage Loans which do not have an impound or escrow account maintained for the payment of taxes and insurance, the Company shall hold harmless and indemnify the Purchaser against any and all costs, expenses, penalties, fines, damages and judgments of whatever kind arising from the Company’s failure to ensure that the related Mortgagor is maintaining adequate insurance coverage on the Mortgaged Property at all times prior to the Servicing Transfer Date in accordance with the terms of any document contained in the Mortgage File or any Applicable Law including, without limitation, adequate flood insurance coverage for all Mortgaged Properties located within an "A" or "V" flood hazard area;

(i)          ARM Adjustments. With respect to each Adjustable Rate Mortgage Loan whose index value for any Adjustment Date is available on or prior to the related Servicing Transfer Date, the Company shall make all such adjustments and shall inform the related Mortgagors of such adjustments; and

(j)          Notice to Subservicers. On or prior to the related Closing Date, the Company shall inform by written notice all Subservicers who perform servicing obligations with respect to the Mortgage Loans of the sale of the Mortgage Loans and the Servicing Rights to the Purchaser and of the transfer of the servicing to the Purchaser on the related Servicing Transfer Date. The Company shall provide the Purchaser with a copy of the notification letter and an officer’s written certification that all Subservicers have been notified by an identical letter.

Section 5.03         Obligations of the Company After the Servicing Transfer Date. Without limiting the generality of Section 5.01 and except as otherwise provided for in the servicing transfer instructions provided by the Purchaser or its agent described in Section 5.01, the Company shall take, or cause to be taken, the following actions with respect to the Mortgage Loans within three (3) Business Days following the related Servicing Transfer Date (or within such time as may otherwise be specified below):

(a)          Tape. The Company shall furnish to the Purchaser all available computer or like records requested by the Purchaser reflecting the status of payments, balances and other pertinent information with respect to the Mortgage Loans as of the related Servicing Transfer Date (including, without limitation, (i) master file, (ii) escrow file, (iii) payee file, which includes comprehensive tax and insurance information identifying payee, payee address, next payment due date, next amount payable and policy number/parcel number, (iv) ARM master file, (v) ARM history, (vi) name, address, and telephone number of Mortgagor, and (vii) all HMDA data required by Fannie Mae and Freddie Mac). Such records shall include magnetic tapes reflecting all computer files maintained on the Mortgage Loans and shall include hard copy trial balance reports as specifically requested by the Purchaser;

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(b)          Mortgage File. If the Company has not already done so, the Company shall have forwarded a complete Mortgage File with respect to each Mortgage Loan;

(c)          Accounting Reports. The Company shall furnish to the Purchaser copies of all accounting reports relating to the Mortgage Loans as of the related Servicing Transfer Date including, without limitation, a trial balance and reports of collections, delinquencies, prepaids, curtailments, escrow payments, escrow balances, partial payments, partial payment balances and other like information with respect to the Mortgage Loans;

(d)          Other Documentation. The Company shall provide the Purchaser any and all further documents reasonably required by the Purchaser in order to fully transfer to the Purchaser possession of all tangible evidence of the Servicing Rights and escrow, impound and trust funds transferred hereunder;

(e)          Transfer of Escrow Funds and Other Proceeds. If applicable, the Company shall transfer to the Purchaser, by wire transfer to the account designated by the Purchaser, an amount equal to the sum of all Escrow Payments currently held by the Company in respect of the Mortgage Loans, (i) all undistributed insurance loss draft funds, (ii) all unapplied funds received by the Company, (iii) all unapplied interest on escrow balances accrued through the related Servicing Transfer Date, and (iv) all other amounts held by the Company with respect to the Mortgage Loans as of the related Servicing Transfer Date that the Company is not entitled to retain (collectively, the “Escrow Proceeds”). Within five (5) Business Days following the Purchaser’s receipt of the Escrow Proceeds, the Company and the Purchaser shall resolve any discrepancies between the Company’s accounting statement and the Purchaser’s reconciliation with respect thereto. No later than ten (10) Business Days following the related Servicing Transfer Date, the Company or the Purchaser, as the case may be, shall transfer to the other, by wire transfer to the designated account, any amounts to which the other party is entitled. To the extent there are any negative Escrow Payments due back to the Company after such transfer as reimbursement for prior advances actually made by the Company, such amounts shall be returned to the Company by the Purchaser upon receipt of reasonable supporting documentation from the Company. The Purchaser will not be required to reimburse the Company for any other advances, including, but not limited to, corporate advances and similar-type advances; and

(f)          Mortgage Payments Received After Servicing Transfer Date. The Company shall forward to the Purchaser within two (2) Business Days of receipt any payment received by it after the related Servicing Transfer Date with respect to any of the Mortgage Loans, whether such payment is in the form of principal, interest, taxes, insurance, loss drafts, insurance refunds, etc., in the original form received, unless such payment has been received in cash or by the Company’s lock box facility, in which case the Company shall forward such payment in a form acceptable to the Purchaser. The Company shall notify the Purchaser of the particulars of the payment, which notification shall set forth sufficient information to permit timely and appropriate processing of the payment by the Purchaser.

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Section 5.04         Right to Examine Company Records. The Purchaser, or its designee, shall have the right to examine and audit any and all of the related books, records, or other information of the Company, whether held by the Company or by another on its behalf, with respect to or concerning this Agreement or the Mortgage Loans, during business hours or at such other times as may be reasonable under applicable circumstances, in each case upon reasonable advance notice. The Purchaser shall pay its own out-of-pocket expenses associated with such examination.

Section 5.05         Compliance with REMIC Provisions. If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, the Company shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on “prohibited transactions” as defined in Section 860(F)(a)(2) of the Code and the tax on “contributions” to a REMIC set forth in Section 860(G)(d) of the Code) unless the Company has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

ARTICLE VI

COMPANY TO COOPERATE

Section 6.01         Provision of Information. During the term of this Agreement, the Company shall furnish to the Purchaser such periodic, special, or other reports or information, and copies or originals of any documents contained in the Servicing File for each Mortgage Loan provided for herein. All other special reports or information not provided for herein as shall be necessary, reasonable, or appropriate with respect to the Purchaser or any regulatory agency will be provided at the Purchaser’s expense. All such reports, documents or information shall be provided by and in accordance with all reasonable instructions and directions which the Purchaser may give. Upon request from the Purchaser, the Company shall deliver no later than sixty (60) days after such request any Servicing File or document therein (to the extent not previously delivered), or copies thereof, to the Purchaser at the direction of the Purchaser. In the event that the Company fails to make delivery of the requested Servicing File or document therein, or copies thereof, as required under this Agreement, the Company shall repurchase, pursuant to Section 3.03 of this Agreement, the related Mortgage Loan within thirty (30) days of a request to do so by the Purchaser.

The Company shall execute and deliver all such instruments and take all such action as the Purchaser may reasonably request from time to time, in order to effectuate the purposes and to carry out the terms of this Agreement.

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Section 6.02         Annual Review and Certification; Financial Statements; Company Facility.

(a)          Each year, the Company shall deliver the financial statements and any annual certifications required to be delivered to the Purchaser under the Seller Guide within the time frames specified therein. The Company shall permit the Purchaser to deliver any financial information obtained from the Company by the Purchaser to a prospective purchaser of the Mortgage Loans.

(b)          The Company also shall make available to the Purchaser or prospective purchaser a knowledgeable financial or accounting officer for the purpose of answering questions respecting recent developments affecting the Company or the financial statements of the Company and to permit any prospective purchaser to inspect the Company’s facilities for the purpose of satisfying such prospective purchaser’s reasonable due diligence requirements.

Section 6.03         Cooperation with Third-party Service Providers. The Company shall cooperate with the Purchaser in servicing the Mortgage Loans in accordance with the usual and customary requirements of any credit enhancement, risk management and other service providers and shall otherwise cooperate with the Purchaser in connection with such third-party service providers and the provision of third-party services. Any additional costs and/or expenses will be paid by the requesting party.

ARTICLE VII

THE COMPANY

Section 7.01         Indemnification; Third Party Claims. The Company shall indemnify the Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of the Company to perform its duties and obligations hereunder and interim service the Mortgage Loans in strict compliance with the terms of this Agreement. The Company immediately shall notify the Purchaser if a claim is made by a third party with respect to this Agreement or the Mortgage Loans. Notwithstanding anything to the contrary contained herein, for purposes of clarification, the parties hereto acknowledge and agree that the Company’s agreement to indemnify Purchaser for each obligation set forth in this Agreement, including but not limited to the obligations set forth in this Section 7.01, is in consideration for, and is a material inducement to, the Purchaser’s entry into this Agreement. For purposes of further clarification, such consideration is the same for each and every obligation set forth in this Agreement. The provisions of this Section 7.01 shall survive the sale of any Mortgage Loan to a subsequent purchaser, the repurchase of any Mortgage Loan by the Company or the termination of this Agreement.

Section 7.02         Merger or Consolidation of the Company. The Company shall keep in full effect its existence, rights and franchises as a corporation, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

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Any person into which the Company may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Company shall be a party, or any Person succeeding to the business of the Company, or, subject to Section 7.04, any Person to whom the Company shall sell or otherwise dispose of all or substantially all of its property or assets, shall be the successor of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that the successor or surviving Person shall be an institution (i) having a GAAP net worth of not less than $25,000,000, (ii) who is a Fannie Mae or Freddie Mac-approved company in good standing, and (iii) having a servicer rating from each Rating Agency at least as high as the servicer rating of the Company as of the date hereof. Furthermore, in the event the Company transfers or otherwise disposes of all or substantially all of its property or assets to an affiliate of the Company, such affiliate shall satisfy the conditions above and in Section 7.04, and shall also be fully liable to the Purchaser for all of the Company’s obligations and liabilities hereunder.

Section 7.03         Limitation on Liability of Company and Others. Neither the Company nor any of the directors, officers, employees or agents of the Company shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment, provided, however, that this provision shall not protect the Company or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement or any other liability which would otherwise be imposed under this Agreement. The Company and any director, officer, employee or agent of the Company may rely in good faith on any servicing document of any kind prima facie properly executed and submitted by the Purchaser respecting any matters arising hereunder. The Company shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability, provided, however, that the Company may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the Company shall be entitled to reimbursement from the Purchaser of the reasonable legal expenses and costs of such action, unless any such costs result from a breach of the Company’s representations and warranties made herein or its failure to perform its obligations in compliance with this Agreement.

Section 7.04         Limitation on Resignation and Assignment by Company. The Purchaser has entered into this Agreement with the Company and subsequent purchasers will purchase the Mortgage Loans in reliance upon the independent status of the Company, and the representations as to the adequacy of its origination and servicing facilities, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. Therefore, the Company shall not assign this Agreement or delegate its rights or duties hereunder or any portion hereof or sell or otherwise dispose of all or substantially all of its property or assets (i) without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld and (ii) unless the Person to whom any such assignment, delegation, sale, or disposal is made meets the requirements of Section 7.02.

Except to the extent provided in Section 7.02, the Company shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Company and the Purchaser.

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Without in any way limiting the generality of this Section 7.04 and except as otherwise permitted in this Agreement, in the event that the Company either shall assign this Agreement or the interim servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written consent of the Purchaser, then the Purchaser shall have the right to terminate this Agreement upon written notice to the Company, without any payment of any penalty or damages and without any liability whatsoever to the Company or any third party.

ARTICLE VIII

WHOLE LOAN TRANSFERS AND SECURITIZATIONS

Section 8.01         Removal of Mortgage Loans from Inclusion Under this Agreement Upon Whole Loan Transfer or Securitization. The Purchaser and the Company agree that with respect to some or all of the Mortgage Loans, the Purchaser, at its sole option, may effect one or more Whole Loan Transfers or Securitizations.

The Company shall cooperate with the Purchaser in connection with each Whole Loan Transfer or Securitization in accordance with this Section 8.01. In connection therewith the Company shall:

(a)          unless otherwise waived in writing by the Purchaser, satisfy all outstanding repurchase requests relating to any Mortgage Loan subject to a Whole Loan Transfer or Securitization prior to the related Reconstitution Date, and deliver to Purchaser, on a quarterly basis, an Officer’s Certificate, reasonably satisfactory to the Purchaser, detailing the basis for any denial of any repurchase request;

(b)          on the closing date of each Whole Loan Transfer or Securitization, (i) make all representations and warranties set forth in Section 3.01 with respect to the Company itself as of the closing date of each Whole Loan Transfer or Securitization and (ii) make all representations and warranties set forth in Section 3.02 with respect to the Mortgage Loans as of the related Servicing Transfer Date;

(c)          provide any data, documents or information required by any Rating Agency in connection with a Whole Loan Transfer or Securitization;

(d)          (i) execute an Assignment, Assumption and Recognition Agreement (Whole Loan Transfer) in the form of Exhibit A-1, with respect to a Whole Loan Transfer, or (ii) execute an Assignment, Assumption and Recognition Agreement (Securitization) in the form of Exhibit A-2, in connection with a Securitization;

(e)          make representations and warranties (i) that the Company has serviced the Mortgage Loans in accordance with the terms of this Agreement, provided accurate reports to the Purchaser and otherwise complied with all covenants and obligations hereunder, (ii) that the Company has taken no action nor omitted to take any required action the omission of which would have the effect of impairing any mortgage insurance or guarantee on the Mortgage Loans, and (iii) regarding the accuracy of the information provided to the Purchaser by the Company on or before the closing date of the applicable Whole Loan Transfer or Securitization, including the information required to be provided under Section 8.01 (which shall include the information required in the Regulation AB Compliance Addendum with respect to the Originator);

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(f)          provide as applicable:

(i)          any and all information and appropriate verification of information which may be reasonably available to the Company, including information regarding the Company’s foreclosure, delinquency and loss experience and the Company’s underwriting standards, whether through letters of its auditors and counsel or otherwise, as the Purchaser shall request; and

(ii)         such additional Opinions of Counsel, letters from auditors, and certificates of public officials or officers of the Company, as the Purchaser, the trustee, any Rating Agency or any credit enhancement provider, as the case may be, reasonably believes is necessary to provide in connection with any Whole-Loan Transfer or Securitization; provided, however, that the Purchaser shall pay the reasonable and documented third-party costs associated with the preparation of the foregoing.

(g)          in connection with each Whole Loan Transfer or Securitization, agree to permit (i) any prospective assignees of the Purchaser who have entered into a commitment to purchase any of the Mortgage Loans or (ii) any independent third-parties selected by the Purchaser to conduct Pre-Securitization TPR, Post-Securitization TPR (collectively, “Third Parties”), to assess loan information and review the Company’s servicing and origination operations, upon reasonable prior notice to the Company, and the Company shall cooperate with such reviews and underwriting to the extent such prospective assignees or independent third-parties request information and documents (in electronic form or otherwise) that are reasonably available. Subject to any Applicable Laws, the Company shall make all documents related to the Mortgage Loans held by the Company available for review by any such prospective assignees or independent third-party during normal business hours upon reasonable prior notice to the Company (in no event fewer than two (2) Business Days’ prior notice);

(h)          agree and consent that all information provided by the Company to any Rating Agency for the purpose of determining and which is used in connection with the initial rating of a rated securitization including the Mortgage Loans, or for undertaking credit rating surveillance on such securitization, may be posted on a website which complies with the requirements of Rule 17g-5 of the Exchange Act on request of the Purchaser. Upon request of the Purchaser, the Company shall provide all such information in electronic form as needed to effect such posting. To the extent any Rating Agency conducts an originator review, servicer review, or other review of the operations of the Company which may be used in connection with the initial rating of a securitization or the surveillance thereof, on request of the Purchaser, the Company shall provide to Purchaser in electronic form all information that was provided to the Rating Agency in connection with such review;

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(i)          indemnify the Purchaser, each affiliate designated by the Purchaser, each Person who controls the Purchaser or such affiliate and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that each of them may sustain in any way related to (i) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, data, accountants’ letter or other material provided by or on behalf of the Company, or provided under this Agreement by or on behalf of any Subservicer, subcontractor, independent third party or third-party originator (so long any such party is or was at any point in time retained by the Company, sold mortgage loans to the Company, or originated mortgage loans on behalf of the Company), regarding the Company, the Mortgage Loans or the Underwriting Guidelines which is set forth in any offering document prepared in connection with any Securitization (collectively, the “Company Information”), or (ii) the omission or alleged omission to state in the Company Information a material fact required to be stated in the Company Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (ii) of this paragraph shall be construed solely by reference to the Company Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Company Information or any portion thereof is presented together with or separately from such other information, or (iii) the failure by the Company to make any required filings or provide the information needed by Purchaser for any required filings under the Exchange Act or under any other applicable securities law and regulation. For purposes of the previous sentence, “Purchaser” shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were “Purchasers” under this Agreement;

(j)          indemnify the Purchaser, each affiliate designated by the Purchaser, each Person who controls the Purchaser or such affiliate and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that each of them may sustain in any way related to (i) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, data, accountants’ letter or other material provided by or on behalf of the Company (including by the Purchaser), or provided under this Agreement by or on behalf of any Subservicer, subcontractor, independent third party or third-party originator (so long any such party is or was at any point in time retained by the Company, sold mortgage loans to the Company, or originated mortgage loans on behalf of the Company), regarding the Company, the Mortgage Loans or the Underwriting Guidelines which is provided to any Rating Agency in connection with any initial ratings issued in connection with any Securitization or the surveillance of such ratings (collectively, the “Rating Agency Disclosure”) or (ii) the omission or alleged omission to state in the Rating Agency Disclosure a material fact required to be stated in the Rating Agency Disclosure or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. For purposes of the previous sentence, “Purchaser” shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were “Purchasers” under this Agreement; and

(k)          represent and warrant to each Rating Agency providing a rating in a separate writing that (i) the Company shall promptly provide to each Rating Agency all information requested by each Rating Agency in accordance with its published ratings criteria, (ii) all information provided to the Rating Agency contains no untrue statement of a material fact and does not omit a material fact necessary in order to make such information, in light of the circumstances in which it was provided, not misleading, and (iii) make any other representations or warranties or provide any other information required by any Rating Agency.

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In order to facilitate compliance with Regulation AB promulgated under the Securities Act, the Company agrees to comply with the provisions of the Regulation AB Compliance Addendum. The Company further covenants to provide Purchaser on request all information the Purchaser deems necessary in order to comply with any amendments to Regulation AB and any other securities laws and regulations with respect to information provided in connection with a securitization of the Mortgage Loans and shall enter into any necessary amendments to this Agreement required to comply with same.

All Mortgage Loans not sold or transferred pursuant to Whole Loan Transfers or Securitizations shall remain subject to this Agreement and with respect thereto this Agreement shall remain in full force and effect.

ARTICLE IX

Termination and Successor Servicers

Section 9.01         Termination Without Cause. The respective obligations and responsibilities of the Company, as servicer, shall terminate at the expiration of the Interim Servicing Period unless terminated on an earlier date at the option of the Purchaser pursuant to this Section 9.01 or pursuant to Article X. Upon written request from the Purchaser in connection with any such termination, the Company shall prepare, execute and deliver, any and all documents and other instruments, place in the Purchaser’s possession all Mortgage Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Company’s sole expense. The Company agrees to cooperate with the Purchaser and such successor in effecting the termination of the Company’s responsibilities and rights hereunder as servicer, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Company to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

Section 9.02         Successor to the Company. Prior to termination of Company’s responsibilities and duties under this Agreement pursuant to Sections 7.04, 8.01, 9.01 or Article X, the Purchaser shall (i) succeed to and assume all of the Company’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Company as servicer under this Agreement. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree. In the event that the Company’s duties, responsibilities and liabilities as servicer under this Agreement should be terminated pursuant to the aforementioned Sections, the Company shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of the Purchaser or such successor. The termination of the Company as servicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 9.02 and shall in no event relieve the Company of the representations and warranties made pursuant to Sections 3.01 and 3.02, the remedies available to the Purchaser under Sections 2.03, 3.03, 3.04, 3.05, 3.07, 6.01 and 7.01, and the Company’s obligations under Section 7.02, it being understood and agreed that the provisions of such Sections 2.03, 3.01, 3.02, 3.03, 3.04, 3.05, 3.07, 6.01, 7.01 and 7.02 shall be applicable to the Company notwithstanding any such resignation or termination of the Company, or the termination of this Agreement.

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Any successor appointed as provided herein shall execute, acknowledge and deliver to the Company and to the Purchaser an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Company, with like effect as if originally named as a party to this Agreement provided, however, that such successor shall not assume, and Company shall indemnify such successor for, any and all liabilities arising out of the Company’s acts as servicer. Any termination of the Company as servicer pursuant to Sections 7.04, 8.01, 9.01 or Article X shall not affect any claims that the Purchaser may have against the Company arising prior to any such termination or resignation or remedies with respect to such claims.

The Company shall timely deliver to the successor the funds in the Custodial Account and the Escrow Account and the Mortgage Files and related documents and statements held by it hereunder and the Company shall account for all funds. The Company shall execute and deliver such instruments and do such other things all as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Company as servicer, including making any transfers on the MERS System. The successor shall make arrangements as it may deem appropriate to reimburse the Company for amounts the Company actually expended as servicer pursuant to this Agreement which the successor is entitled to retain hereunder and which would otherwise have been recovered by the Company pursuant to this Agreement but for the appointment of the successor servicer.

ARTICLE X

DEFAULT

Section 10.01         Events of Default. In case one or more of the following events of default (each, an “Event of Default”) by the Company shall occur and be continuing:

(a)          any failure by the Company to remit to the Purchaser any payment or advance required to be made under the terms of this Agreement which continues unremedied for a period of one (1) Business Day following the day on which such payment should have been remitted; or

(b)          any failure to deliver the remittance report required pursuant to Section 4.15 in accordance with such Section which failure continues unremedied for a period of two (2) Business Days after the date upon which written notice requiring the same to be remedied shall have been given to the Company by the Purchaser or its designee; or

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(c)          failure by the Company to maintain licenses to do business or service residential mortgage loans in any jurisdiction where the Mortgaged Properties are located, to the extent required under Applicable Law; or

(d)          failure on the part of the Company duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Company set forth in this Agreement which continues unremedied for a period of thirty (30) days (except that such number of days shall be fifteen (15) in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser; or

(e)          a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against the Company and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

(f)          the Company shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to all or substantially all of its property; or

(g)          the Company shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(h)          (A) the Company ceases to be (1) a HUD approved mortgagee pursuant to Section 203 of the National Housing Act or (2) a Fannie Mae or Freddie Mac approved servicer or HUD, Fannie Mae or Freddie Mac, as applicable, suspends, rescinds, halts, eliminates, withdraws, annuls, repeals, voids or terminates the status of the Company or a third-party subservicer used by the Company as either (1) a HUD approved mortgagee pursuant to Section 203 of the National Housing Act or (2) a Fannie Mae or Freddie Mac approved servicer or (B) the Company or a third-party subservicer used by the Company receives notice that HUD, Fannie Mae or Freddie Mac may take such action set forth in clause (A); or

(i)          a Change in Control of the Company or a material change in the management of the Company shall have occurred, except to the extent permissible under Section 7.02, which has not been approved by the Purchaser; or

(j)          any representation or warranty made by the Company shall prove to be untrue or incomplete in any material respect and continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser; or

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(k)          the Company attempts to assign its right to servicing compensation hereunder or the Company attempts, without the consent of the Purchaser, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof; or

(l)          to the extent any Mortgage Loan is a MERS Designated Mortgage Loan, the Company’s membership in MERS is terminated for any reason; or

(m)          a Material Adverse Change shall have occurred to the Company or the failure on the part of the Company to maintain a Net Worth of at least $5,000,000; or

(n)          any failure to provide the financial statements and any annual certifications required to be delivered by the Company to the Purchaser under the Seller Guide within the required time frames.

then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Purchaser, by notice in writing to the Company may, in addition to whatever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Company as servicer under this Agreement.

On or after the receipt by the Company of such written notice, all authority and power of the Company to service the Mortgage Loans under this Agreement shall on the date set forth in such notice pass to and be vested in the successor appointed in accordance with and subject to the terms and provisions of Section 9.02. Upon written request from the Purchaser, the Company shall prepare, execute and deliver to a successor any and all documents and other instruments, place in such successor’s possession all Servicing Files and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including, but not limited to, the transfer and endorsement or assignment of the Mortgage Loans and related documents to the successor at the Company’s sole expense.

If any of the Mortgage Loans are MERS Designated Mortgage Loans, in connection with the termination or resignation (as described in this Section or Section 7.04) of the Company hereunder, either (i) the successor servicer shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, or (ii) the Company shall cooperate with the successor servicer either (x) in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Purchaser and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS System to the successor servicer or (y) in causing MERS to designate on the MERS System the successor servicer as the servicer of such Mortgage Loan.

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Section 10.02          Waiver of Defaults. The Purchaser may waive any default by the Company in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01         Amendment. This Agreement and any provision or part thereof may be modified, waived or amended from time to time only by a separate written agreement executed by all parties to this Agreement that expressly so modifies, waives or amends this Agreement.

Section 11.02         Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

EACH OF THE COMPANY AND THE PURCHASER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF OR ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY OTHER DOCUMENTS AND INSTRUMENTS EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF THE COMPANY OR THE PURCHASER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PURCHASER TO ENTER INTO THIS AGREEMENT.

Section 11.03         Duration of Agreement. This Agreement shall continue in existence and effect until terminated as herein provided. This Agreement shall continue notwithstanding transfers of the Mortgage Loans by the Purchaser.

Section 11.04         Notices.

All demands, notices and communications hereunder shall be in writing (which may be delivered by electronic transmission to the e-mail address(es) set forth below) and shall be deemed delivered only when received by the party to which it is sent. Any such demand, notice or communication not delivered via electronic transmission shall be delivered in person or transmitted by a recognized private courier service or deposited with the United States Postal Service, certified mail, postage prepaid, return receipt requested, addressed as follows, unless such address is changed by written notice hereunder:

(a)	if to the Company:

[NAME OF COMPANY]

[ADDRESS OF COMPANY]

Attention: __________________

69

Telephone: _________________

Fax: _______________________

Email: _____________________

or such other address as may hereafter be furnished to the Purchaser in writing by the Company;

(b)	if to Purchaser:

[NAME OF PURCHASER]

[ADDRESS]
Attention: [_______]
Telephone: _________________

Fax: _______________________

Email: _____________________

or such other address as may hereafter be furnished to the Company in writing by the Purchaser.

Section 11.05         Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement. For the avoidance of doubt, this Agreement and each provision thereof are agreed to for the sole purpose of effectuating the sale of the Mortgage Loans to the Purchaser. The consideration for each party’s agreement may not and is not intended to be apportioned among specific rights or obligations set forth in this Agreement which rights and obligations are interrelated and dependent.

Section 11.06         Relationship of Parties. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of the Company shall be rendered as an independent contractor and not as agent for the Purchaser.

Section 11.07         Execution; Successors and Assigns. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. The Company and the Purchaser agree that this Agreement and signature pages may be transmitted between them by facsimile or by electronic mail and that faxed and PDF signatures may constitute original signatures and that a faxed or PDF signature page containing the signature (faxed, PDF or original) is binding upon the parties. Subject to Sections 7.02 and 7.04, this Agreement shall inure to the benefit of and be binding upon the Company and the Purchaser and their respective successors and assigns.

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Section 11.08         Recordation of Assignments of Mortgage. To the extent permitted by Applicable Law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected at the Company’s expense, in the event recordation is either necessary or advisable in accordance with Accepted Servicing Practices or under Applicable Law or is requested by the Purchaser at its sole option in the case of Mortgage Loans that are not registered on MERS. Each Assignment of Mortgage shall be delivered to the address designated by the Purchaser.

Section 11.09         Assignment by Purchaser. The Purchaser shall have the right, without the consent of the Company, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any person to exercise any rights of the Purchaser hereunder, by executing an Assignment, Assumption and Recognition Agreement (Whole Loan Transfer) or Assignment, Assumption and Recognition Agreement (Securitization) and the assignee or designee shall accede to the rights and obligations hereunder of the Purchaser with respect to such Mortgage Loans. All references to the Purchaser in this Agreement shall be deemed to include its assignee or designee. In the event the Purchaser assigns this Agreement, and the assignee assumes any of the Purchaser’s obligations hereunder, the Company acknowledges and agrees to look solely to such assignee, and not the Purchaser, for performance of the obligations so assumed and the Purchaser shall be relieved from any liability to the Company with respect thereto.

Section 11.10         Solicitation of Mortgagor. From and after the Closing Date, the Company agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors or independent mortgage brokerage companies on the Company’s behalf, to personally, by telephone, mail or electronic mail, solicit the Mortgagor under any Mortgage Loan for the purpose of refinancing such Mortgage Loan. It is understood and agreed that (i) promotions undertaken by the Company or any of its affiliates which are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists, newspaper, internet, radio or television advertisements shall not constitute solicitation under this Section, nor is the Company prohibited from responding to unsolicited requests or inquiries made by a Mortgagor or an agent of a Mortgagor and (ii) all rights and benefits relating to the solicitation of any Mortgagors to refinance any Mortgage Loans and the attendant rights, title and interest in and to the list of such Mortgagors and data relating to their mortgages (including insurance renewal dates) shall be transferred to the Purchaser on the Closing Date and the Company shall take no action to undermine these rights and benefits.

Section 11.11         Further Agreements. The Purchaser and the Company each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

Section 11.12         Confidential Information; Protection of Consumer Information. The Company shall keep confidential and shall not divulge to any party, without the Purchaser’s prior written consent, the price paid by the Purchaser for the Mortgage Loans, except to the extent that it is reasonable and necessary for the Company to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies.

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Each party hereto agrees that it (i) shall comply with all Applicable Laws regarding the privacy and/or security of Consumer Information, (ii) shall not use Consumer Information in any manner inconsistent with any Applicable Laws regarding the privacy and/or security of Consumer Information, (iii) shall maintain adequate physical, technical and administrative safeguards to protect Consumer Information from unauthorized access and (v) shall immediately notify the other party in writing upon becoming aware of any actual or suspected breach of the confidentiality of Consumer Information. Each party shall indemnify and defend the other party against, and shall hold the other party harmless from, any cost, expense, loss, claim or other liability that such other party may suffer as a result of or in connection with its failure to comply with or perform the obligations set forth in this section. The restrictions set forth herein shall survive the termination of this Agreement.

Section 11.13         Exhibits. The exhibits and the Regulation AB Compliance Addendum to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 11.14         General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)          the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)          accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(c)          references herein to “Articles”, “Sections”, “Subsections”, “Paragraphs”, and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d)          a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e)          the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision;

(f)          the term “include” or “including” shall mean without limitation by reason of enumeration; and

(g)          section headings contained in this Agreement are for convenience of reference only, and they shall not be used in the interpretation hereof.

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Section 11.15         Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 11.16         Purchase Confirmation. The terms and conditions set forth in the Purchase Confirmation between the Purchaser and the Company with respect to each Closing Date, shall be incorporated herein. In the event of any conflict between the terms of this Agreement and the Purchase Confirmation, the Purchase Confirmation shall control.

Section 11.17         Intention of the Parties. The Purchaser and the Company recognize that each purchase and sale of the Mortgage Loans hereunder is a “securities contract” as that term is defined in Section 741 of the Bankruptcy Code. The parties hereby agree that any provisions hereof or in any other document, agreement or instrument that is related in any way to the servicing of the Mortgage Loans shall be deemed “related to” this Agreement within the meaning of Sections 101(38A) and 101(47)(a)(v) of the Bankruptcy Code and part of the “contract” as such term is used in Section 741 of the Bankruptcy Code.

Section 11.18         Power of Attorney. The Company hereby authorizes Purchaser, at the Company’s expense, to perform all acts which the Purchaser deems appropriate to protect, preserve and realize upon the Mortgage Loans, including, but not limited to, the right to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any mortgage insurance or with respect to any Mortgage Note, complete blanks in documents, transfer servicing (including, but not limited, to sending “good-bye letters” to any Mortgagor) and execute assignments on behalf of the Company as its attorney in fact. This power of attorney is coupled with an interest and is irrevocable without Purchaser’s consent. Notwithstanding anything to the contrary contained herein, pursuant to this Section 11.18, to the extent that a power of attorney is required by Applicable Law or if the Purchaser otherwise requests a power of attorney, the Company agrees to execute a power of attorney substantially in the form of Exhibit E hereto.

[Intentionally Blank - Next Page Signature Page]

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IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

[NAME OF PURCHASER]	[NAME OF COMPANY]

Purchaser	Company

By:	By:

Name:	Name:

Title:	Title:

Flow Sale and Interim Servicing Agreement

EXHIBIT A-1

FORM OF ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

(WHOLE LOAN TRANSFER)

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT dated ___________________ (the “Agreement”), dated _____________ (the “Closing Date”), among _________________, a _________________ corporation having an office at _________________ (the “Assignor”), _________________, having an office at _________________ (the “Assignee”) and [NAME OF COMPANY], having an office at [INSERT COMPANY ADDRESS] (the “Company”).

For valuable consideration the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.          With respect to the mortgage loans listed on Exhibit A hereto (the “Mortgage Loans”), as of the Closing Date and upon Assignor’s receipt of the Purchase Price (as defined below), the Assignor hereby sells, grants, transfers and assigns to the Assignee, without representation, warranty, covenant or recourse except to the extent provided herein, all of the right, title and interest of Assignor, as “Purchaser”, in, to and under (i) that certain Flow Sale and Interim Servicing Agreement, dated as of [INSERT DATE OF AGREEMENT], by and between the Assignor and the Company (the “Master Agreement”) and (ii) the Mortgage Loans (together with the servicing rights related thereto) delivered thereunder by the Company to the Assignor.

Assignor and Assignee intend that the transaction hereunder be a sale to Assignee; however, in order to preserve Assignee’s rights under this Agreement in the event that a court or other forum re-characterizes the transaction hereunder as other than a sale, and as security for Assignee’s performance hereunder, Assignor hereby grants Assignee a perfected first-priority interest in all of Assignor’s right, title and interest in and to the Mortgage Loans and under the Master Agreement.

2.          Consideration.

In consideration for the sale of the Mortgage Loans to the Assignee, the Assignee agrees to pay to the Assignor an amount equal to the sum of (a) the product of (i) the Purchase Price Percentage (as defined in that certain [commitment letter] dated [INSERT DATE] (the “Commitment Letter”), by and between the Assignor and the Assignee) and (ii) the aggregate unpaid principal balance of the Mortgage Loans as of [INSERT DATE] (the “Cut-off Date”) and (b) accrued and unpaid interest (at the gross weighted average coupon rate) on the Mortgage Loans from the last paid-through date through and including the day prior to the Closing Date (collectively, the “Purchase Price”). The Assignee shall pay the Purchase Price to the Assignor by wire transfer of immediately available funds to the account designated by the Assignor on or before the Closing Date.

The Assignee shall be entitled to all principal received on or after the Cut-off Date, all other recoveries of principal received on or after the Cut-off Date and all payments of interest on the Mortgage Loans received on or after the Cut-off Date.

Exhibit A-1-1

3.          The Assignor warrants and represents to, and covenants with, the Assignee that:

(a)          Except with respect to any amendment to the Master Agreement shared with the Assignee, the Assignor has not expressly waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Master Agreement (except with respect to issues relating from servicing transfer from the Company to the Assignor);

(b)          The Assignor has not terminated and shall not terminate the Master Agreement with respect to the Mortgage Loans;

(c)          Assignor is the lawful owner of the Mortgage Loans with full right to transfer the Mortgage Loans (including the related servicing rights thereto) and any and all of its interests, rights and obligations under the Master Agreement to the extent of the Mortgage Loans free and clear from any and all claims and encumbrances whatsoever. For avoidance of doubt, this representation and warranty concerns ownership interests in the Mortgage Loans and is not applicable to liens, claims and encumbrances that attach to Mortgaged Properties;

(d)          The Assignor has not received written notice of, and has no actual knowledge of, any offsets, counterclaims or other defenses available to the Company with respect to the Master Agreement;

(e)          Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act of 1933, as amended (the “Securities Act”) or which would render the disposition of the Mortgage Loans a violation of Section 5 of the Securities Act or require registration pursuant thereto;

(f)          Assignor is duly organized, validly existing and in good standing under the laws of Delaware;

(g)          The Assignor has full power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions set forth herein. The execution by the Assignor of this Agreement is in the ordinary course of Assignor’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignor’s organizational documents or any legal restriction, or any material agreement or instrument to which Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Assignor or its property is subject. The execution, delivery and performance by Assignor of this Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Assignor. This Agreement has been duly executed and delivered by Assignor, and, upon the due authorization, execution and delivery by Assignee and Company will constitute the valid and legally binding obligation of Assignor, enforceable against Assignor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

Exhibit A-1-2

(h)          No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignor in connection with the execution, delivery or performance by Assignor of this Agreement, or the consummation by it of the transactions contemplated hereby; and

No action or fact relating solely to the origination or underwriting of one or more Mortgage Loan(s) shall constitute a breach of any representation or warranty set forth in Section 3 of this Agreement.

4.          The Assignee warrants and represents to, and covenants with, the Assignor and the Company pursuant to Section 11.09 of the Master Agreement that:

(a)          The Assignee agrees to be bound, as “Purchaser”, by all of the terms, covenants and conditions of the Master Agreement in respect of the Mortgage Loans, and from and after the Closing Date, the Assignee assumes for the benefit of each of the Company and the Assignor all of the Assignor’s obligations as “Purchaser” thereunder;

(b)          The Assignee understands that the Mortgage Loans have not been registered under the Securities Act or the securities laws of any state;

(c)          The Assignee is acquiring the Mortgage Loans for investment for its own account only and not for any other person. In this connection, neither the Assignee nor any person authorized to act therefor has offered to sell the Mortgage Loans by means of any general advertising or general solicitation within the meaning of Rule 502(c) of Regulation D, promulgated under the Securities Act;

(d)          The Assignee considers itself a substantial sophisticated institutional investor having such knowledge and experience in financial and business matters and that it is capable of evaluating the merits and risks of investment in the Mortgage Loans;

(e)          The Assignee has been furnished with all information regarding the Mortgage Loans that it has requested from the Assignor or the Company;

(f)          Neither the Assignee nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security to, or solicited any offer to buy or accepted a transfer, pledge or other disposition of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans or any other similar security with, any person in any manner which would constitute a distribution of the Mortgage Loans under the Securities Act or which would render the disposition of the Mortgage Loans a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans;

Exhibit A-1-3

(g)          Either (i) the Assignee is not an employee benefit plan (“Plan”) within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or a plan (“Plan”) within the meaning of section 4975(e)(1) of the Internal Revenue Code of 1986 (“Code”), and the Assignee is not directly or indirectly purchasing the Mortgage Loans on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with assets of, a Plan; or (ii) the Assignee’s purchase of the Mortgage Loans will not result in a prohibited transaction under section 406 of ERISA or section 4975 of the Code;

(h)          The Assignee is duly organized, validly existing and in good standing under the laws of [_____];

(i)          Assignee has full power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions set forth herein. The execution by the Assignee of this Agreement is in the ordinary course of Assignee’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignee’s organizational documents or any legal restriction, or any material agreement or instrument to which Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignee or its property is subject. The execution, delivery and performance by Assignee of this Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Assignee. This Agreement has been duly executed and delivered by Assignee and, upon the due authorization, execution and delivery by Assignor and Company, will constitute the valid and legally binding obligation of Assignee enforceable against Assignee in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(j)          No material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignee in connection with the execution, delivery or performance by the Assignee of this Agreement, or the consummation by it of the transactions contemplated hereby; and

(k)          The Assignee’s address for purposes of all notices and correspondence related to the Mortgage Loans and the Master Agreement is:

[NAME AND ADDRESS OF ASSIGNEE]
Attention:
Telephone:
Fax:
Email:

Exhibit A-1-4

[The Assignee’s wire transfer instructions for purposes of all remittances and payments related to the Mortgage Loans and the Master Agreement is:

For the account of [NAME OF ASSIGNEE]
A/C#:
ABA#:
Attention:
Taxpayer ID#:	]

5.          The Company warrants and represents to, and covenants with, Assignor and the Assignee that as of the Closing Date:

(a)          The Company is a [corporation] duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation;

(b)          The Company has full power and authority to execute, deliver and perform under this Agreement and to perform its obligations under the Master Agreement and consummate the transactions set forth herein. The execution by the Company of this Agreement is in the ordinary course of the Company’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Company’s organizational documents, or any legal restriction, or any material agreement or instrument to which the Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject. The execution, delivery and performance by the Company of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company enforceable against the Company in accordance with its respective terms except as enforceability thereof may be limited by bankruptcy, insolvency, or reorganization or other similar laws now or hereinafter in effect relating to creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or in law;

(c)          No material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Company in connection with the execution, delivery or performance by the Company of this Agreement, or the consummation by it of the transactions contemplated hereby;

(d)          As of the Closing Date, the Company is not in default under the Master Agreement;

(e)          The Company has serviced the Mortgage Loans in accordance with the terms of the Master Agreement, provided accurate reports to the Assignor and otherwise complied with all covenants and obligations hereunder;

(f)          The Company has taken no action nor omitted to take any required action the omission of which would have the effect of impairing any mortgage insurance or guarantee on the Mortgage Loans;

Exhibit A-1-5

(g)          The information provided to the Assignor by the Company on or before the date hereof, including without limitation the information required to be provided under Section 8.01 of the Master Agreement, is accurate; and

(h)          Pursuant to Section 8.01 of the Master Agreement, all of the representations and warranties set forth in Section 3.01 of the Master Agreement are true and correct as of the date hereof and (ii) all of the representations and warranties set forth in Section 3.02 with respect to the Mortgage Loans were true and correct as of the date the Company service transferred the related Mortgage Loans to [NAME OF PURCHASER] or its designee.

The Company acknowledges and agrees that the mortgage loan schedule attached hereto as Exhibit A is the Mortgage Loan Schedule that is relevant to the representation and warranty made by the Company in Section 3.02(a) of the Master Agreement.

6.          Accuracy of the Master Agreement.

The Company and the Assignor represent and warrant to the Assignee that (i) attached hereto as Exhibit B is a true, accurate and complete copy of the Master Agreement and all amendments and modifications, if any, thereto, (ii) the Master Agreement has not been amended or modified in any respect, except as set forth in this Agreement, and (iii) no notice of termination has been given to the Company under the Master Agreement.

7.          Recognition of Assignee.

From and after the Closing Date, (i) the Company shall note the transfer of the Mortgage Loans to the Assignee in its books and records, and the Company shall recognize the Assignee as the owner of the Mortgage Loans and (ii) the Assignee shall succeed to all rights and obligations of the Assignor under the Master Agreement to the extent of the Mortgage Loans and (iii) the Master Agreement, to the extent of the Mortgage Loans, shall be deemed to be a separate and distinct agreement between the Company and the Assignee. It is the intention of the Assignor, the Company and the Assignee that the Master Agreement shall be binding upon and inure to the benefit of the Company and the Assignee and their respective successors and assigns.

[The Company acknowledges that it has been informed by the Assignee that the Assignee intends to include some or all the Mortgage Loans in a Securitization following the Closing Date. The Company agrees to cooperate with the Assignee with respect to any such Securitization as required pursuant to the Master Agreement, including but not limited to, entering into Assignment, Assumption and Recognition Agreement (Securitization) and providing such disclosures and indemnification as required pursuant to the Master Agreement.]

8.          MERS.

The Company hereby agrees that, in connection with each Mortgage Loan of which the related Mortgage has been recorded in the name of MERS or its designee, it shall cooperate, to the extent reasonably requested by the Assignee and to the extent reasonably necessary, to cause the Assignee to be shown as the owner of such Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

Exhibit A-1-6

9.          Interim Servicing

[On or before [INSERT DATE], or upon the date which the actual transfer of servicing responsibilities for any Mortgage Loans is transferred from Assignor to Assignee (each such date, a “Servicing Transfer Date”), Assignor shall transfer the servicing with respect to the Mortgage Loans to Assignee or its designee in accordance with the servicing transfer guidelines of Assignor. From the Closing Date to the Servicing Transfer Date, Assignor shall service, or cause to be serviced, the Mortgage Loans for Assignee on an “actual/actual” basis. Assignor shall have full power and authority, acting alone or through the Company as an interim servicer, to do any and all things in connection with such servicing and administration which Assignor may deem necessary or desirable, consistent with the terms of this Agreement and (A) to the extent the Assignor is directly interim servicing the Mortgage Loans, those mortgage servicing practices which are in accordance with (i) customary and usual standards of practice of mortgage servicers, (ii) all applicable federal, state or local laws and (iii) the terms of the Mortgage Note, the Mortgage and any other Mortgage Loan Documents or (B) to the extent the Company is interim servicing the Mortgage Loans, those mortgage servicing practices which are in accordance with the terms of the Master Agreement. Until the Servicing Transfer Date, Assignor shall be entitled to retain from payments on the Mortgage Loans, an interim servicing fee equal to the amount set forth in the Commitment Letter and all reasonable out-of-pocket expenses borne by Assignor (or the Company) in connection with its servicing of the Mortgage Loans up to the Servicing Transfer Date that constitute servicing advances or corporate advances. In the event that the payments on the Mortgage Loans are not sufficient for the Assignor (or the Company) to fully recover all amounts payable to the Assignor (or the Company) pursuant to the preceding sentence, the Assignee shall pay those amounts within two (2) business days of its receipt of an invoice from the Assignor or the Company, as applicable. Within twenty (20) business days following the Servicing Transfer Date, Assignor shall (i) remit to Assignee the total of funds collected by the Assignor and due to the Assignee (net of the Assignor’s or Company’s interim servicing fee and, if any, unreimbursed servicing advances or corporate advances) up to the Servicing Transfer Date, less any amounts Assignor (or the Company) is authorized to retain pursuant to this Agreement and accepted servicing practices, and (ii) provide to Assignee (or its assignee) a reconciliation report related thereto. Each remittance made by the Assignor to the Assignee shall be made by wire transfer of immediately available funds to the account designated by Assignee.]

10.         Trailing Documents.

Notwithstanding anything set forth to the contrary in the Master Agreement, including, without limitation, Section 2.03 therein, with respect to any trailing documents required to be forwarded to the Assignor by the Company pursuant to the Master Agreement, the Company hereby acknowledges and agrees that as of the Closing Date, solely with respect to the Mortgage Loans, the Company shall forward any and all documents related to the Mortgage Loans to the Assignee promptly upon the Company’s receipt of such documents. The Assignee hereby acknowledges and agrees that following the Closing Date, the Assignor shall have no responsibility, liability or obligation to deliver any additional document related to the Mortgage Loans to the Assignee.

Exhibit A-1-7

11.         THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS RULES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL GOVERN) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

EACH OF THE COMPANY, THE ASSIGNOR AND THE ASSIGNEE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY OTHER DOCUMENTS AND INSTRUMENTS EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF THE COMPANY, THE ASSIGNOR OR THE ASSIGNEE. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO THIS AGREEMENT.

12.         No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

13.         This Agreement shall inure to the benefit of the successors and assigns of the parties hereto. Any entity into which Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

14.         Each of this Agreement and the Master Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Master Agreement (to the extent assigned hereunder) by Assignor to Assignee.

15.         This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument. The parties hereto agree that this Agreement and signature pages may be transmitted among them by facsimile or by electronic mail and that faxed and PDF signatures may constitute original signatures and that a faxed or PDF signature page containing the signature (faxed, PDF or original) is binding upon the parties.

16.         In the event that any provision of this Agreement conflicts with any provision of the Master Agreement with respect to the Mortgage Loans, the terms of this Agreement shall control.

17.         Capitalized terms used in this Agreement (including the exhibits hereto) but not defined in this Agreement shall have the meanings given to such terms in the Master Agreement.

[Signatures Follow]

Exhibit A-1-8

IN WITNESS WHEREOF, the parties have caused this Agreement be executed by their duly authorized officers as of the date first above written.

[NAME OF ASSIGNOR]	[NAME OF ASSIGNEE]

By:	By:

Name:	Name:

Title:	Title:

[NAME OF COMPANY]
Company

By:

Name:

Title:

Exhibit A-1-9

EXHIBIT A
to the Assignment, Assumption and Recognition Agreement

MORTGAGE LOAN SCHEDULE

Exhibit A-1-10

EXHIBIT B
to the Assignment, Assumption and Recognition Agreement

EXECUTION COPY OF MASTER AGREEMENT

Exhibit A-1-11

EXHIBIT A-2

FORM OF ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

(SECURITIZATION)

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT dated ___________________ (the “Agreement”) among [Five Oaks Acquisition Corp.] having an office at _________________ (the “Assignor”), [NAME OF DEPOSITOR], having an office at _________________ (the “Depositor”), [NAME OF TRUSTEE], not in its individual capacity but solely as trustee (including its successors in interest and any successor trustees under the Pooling and Servicing Agreement (as defined below)), having an office at _________________ (the “Trustee” or the “Assignee”) and [NAME OF COMPANY], having an office at [INSERT COMPANY ADDRESS] (the “Company”).

For valuable consideration the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.          The parties hereto agree that those mortgage loans listed on the schedule (the “Mortgage Loan Schedule”) attached hereto as Exhibit A (the “Mortgage Loans”) sold by the Company to the Assignor pursuant to that certain Flow Sale and Interim Servicing Agreement, dated [INSERT DATE], between the Assignor and the Company (the “Master Agreement”) are subject to the terms of the Master Agreement as modified or supplemented by this Agreement. Assignor will sell the Mortgage Loans to the Depositor pursuant to a [Mortgage Loan Purchase and Sale Agreement], dated the date hereof between the Assignor and the Depositor (the “MLPA”), and Depositor will sell the Mortgage Loans to Assignee pursuant to the Pooling and Servicing Agreement, dated as of [INSERT DATE] (the “Pooling and Servicing Agreement”), among [the Depositor, [Servicer] the Trustee, and [_____], as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”)].

2.          The Assignor hereby conveys, sells, grants, transfers and assigns to the Depositor, without representation, warranty, covenant or recourse except to the extent provided herein, all of the right, title and interest of the Assignor, as purchaser, in, to and under the Master Agreement, except as described below, and Depositor hereby accepts such assignment. The Assignor specifically reserves and does not assign to the Depositor hereunder any and all right, title and interest in, to and under and any obligations of the Assignor with respect to [(a) Section 3.05 of the Master Agreement, (b) the principal portion of the Repurchase Price of a Mortgage Loan paid by the Company in excess of 100% of the unpaid principal balance of the Mortgage Loan, if any] and any mortgage loans subject to the Master Agreement that are not the Mortgage Loans set forth on the Mortgage Loan Schedule and are not the subject of this Agreement. The Depositor hereby conveys, sells, grants, transfers and assigns to the Assignee all of the right, title and interest of the Depositor, in, to and under the Master Agreement with respect to the Mortgage Loans, the Depositor is released from all obligations under the Master Agreement, and the Assignee hereby accepts such assignment from the Depositor.

Exhibit A-2-1

3.          Recognition of the Assignee.

From and after the date hereof (the “Securitization Closing Date”), the Company shall and does hereby recognize that the Assignor will (i) transfer the Mortgage Loans to the Depositor, and the Depositor will transfer the Mortgage Loans to the Trustee on behalf of [INSERT NAME OF TRUST] (the “Trust”) created pursuant to the Pooling and Servicing Agreement and (ii) assign its rights under the Master Agreement (solely to the extent set forth herein) to the Trustee on behalf of the Trust. The Company hereby acknowledges and agrees that, from and after the date hereof, (i) the Trustee on behalf of the Trust will be the owner of the Mortgage Loans, (ii) the Company shall look solely to the Trust for performance of any obligations of the Assignor insofar as they relate to the Mortgage Loans, (iii) the Trust (including the Trustee and the Master Servicer acting on the Trust’s behalf) shall have all the rights and remedies available to the Assignor, insofar as they relate to the Mortgage Loans, under the Master Agreement (solely to the extent set forth herein), including, without limitation, the enforcement of the document delivery requirements set forth in Article II of the Master Agreement and the repurchase obligations set forth in Section 3.03 of the Master Agreement, and shall be entitled to enforce all of the obligations of the Company thereunder insofar as they relate to the Mortgage Loans and (iv) all references to the Purchaser under the Master Agreement insofar as they relate to the Mortgage Loans, shall be deemed to refer to the Trust (including the Trustee and the Master Servicer acting on the Trust’s behalf). Neither the Company nor the Assignor shall amend or agree to amend, modify, waive or otherwise alter any of the terms or provisions of the Master Agreement which amendment, modification, waiver or other alteration would in any way affect the Mortgage Loans or the Company’s performance under the Master Agreement with respect to the Mortgage Loans without the prior written consent of the Trustee.

4.          The Assignor warrants and represents to the Company, the Depositor, the Assignee and the Trust as of the date hereof that:

(a)          The Assignor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

(b)          The Assignor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans free from any and all claims and encumbrances whatsoever. For avoidance of doubt, this representation and warranty concerns ownership interests in the Mortgage Loans and is not applicable to liens, claims and encumbrances that attach to Mortgaged Properties;

(c)          The Assignor has not received written notice of, and has no actual knowledge of, any offsets, counterclaims or other defenses available to the Company with respect to the Master Agreement or the Mortgage Loans; and

Exhibit A-2-2

(d)          The Assignor has full power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions set forth herein. The execution by the Assignor of this Agreement is in the ordinary course of the Assignor’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Assignor’s organizational documents or any legal restriction, or any material agreement or instrument to which the Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Assignor or its property is subject. The execution, delivery and performance by the Assignor of this Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Assignor. This Agreement has been duly executed and delivered by the Assignor, and, upon the due authorization, execution and delivery by the Assignee, the Depositor, the Trustee and the Company will constitute the valid and legally binding obligation of the Assignor, enforceable against the Assignor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law.

5.          The Company warrants and represents to the Assignor, the Depositor, the Assignee and the Trust as of the date hereof that:

(a)          The Company is a [corporation] duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation;

(b)          The Company has full power and authority to execute, deliver and perform under this Agreement and to perform its obligations under the Master Agreement and consummate the transactions set forth herein. The execution by the Company of this Agreement is in the ordinary course of the Company’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Company’s organizational documents, or any legal restriction, or any material agreement or instrument to which the Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject. The execution, delivery and performance by the Company of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company enforceable against the Company in accordance with its respective terms except as enforceability thereof may be limited by bankruptcy, insolvency, or reorganization or other similar laws now or hereinafter in effect relating to creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or in law;

(c)          No material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Company in connection with the execution, delivery or performance by the Company of this Agreement, or the consummation by it of the transactions contemplated hereby;

(d)          As of the Securitization Closing Date, the Company is not in default under the Master Agreement;

Exhibit A-2-3

(e)          The Company has serviced the Mortgage Loans in accordance with the terms of the Master Agreement, provided accurate reports to the Assignor and otherwise complied with all covenants and obligations thereunder;

(f)          The Company has taken no action nor omitted to take any required action the omission of which would have the effect of impairing any mortgage insurance or guarantee on the Mortgage Loans;

(g)          The information provided to the Assignor by the Company on or before the date hereof, including without limitation the information required to be provided under Section 8.01 of the Master Agreement, is accurate; and

(h)          Pursuant to Section 8.01 of the Master Agreement, all of the representations and warranties set forth in Section 3.01 of the Master Agreement are true and correct as of the Securitization Closing Date and (ii) all of the representations and warranties set forth in Section 3.02 with respect to the Mortgage Loans were true and correct as of the date the Company service transferred the related Mortgage Loans to [NAME OF PURCHASER] or its designee.

[Note: The representation above in Section 5(h) is consistent with the representation in Section 8.01(b) of the Master Agreement.]

6.          Remedies for Breach of Representations and Warranties.

The Company hereby acknowledges and agrees that any subsequent purchaser of a Mortgage Loan from the Assignee or the Trust, to the extent of such Mortgage Loan, shall have all of the rights and remedies of the “Purchaser” (as defined in the Master Agreement) under the Master Agreement, including, without limitation, the right to enforce the representations and warranties set forth in Section 3.01 and Section 3.02 of the Master Agreement with respect to the Company and the Mortgage Loans and the right to enforce the cure and repurchase obligation of the Company in respect of defective missing documents pursuant to Section 2.03 of the Master Agreement against the Company; provided, however, that in no event shall the Company be required to pay the Repurchase Price with respect to any Mortgage Loan more than once in connection with the repurchase of a Mortgage Loan pursuant to Section 3.03 or Section 3.04 of the Master Agreement.

The Company hereby acknowledges and agrees that the remedies available to the Assignor, the Assignee, the Trust (including the Trustee and the Master Servicer acting on the Trust’s behalf) and any subsequent purchaser of a Mortgage Loan from the Assignee or the Trust in connection with any breach of the representations and warranties made by the Company set forth in Section 5 hereof shall be as set forth in Section 3.03 of the Master Agreement as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein).

[The parties hereto acknowledge and agree that Exhibit B attached hereto identifies Mortgage Loans with exceptions to the Assignor's purchase criteria and related compensating factors as set forth in the related Purchase Confirmation.]

Exhibit A-2-4

In addition, the Company shall indemnify the Assignor, the Depositor and [List of Underwriters or Initial Purchasers] and/or any other investment banking firm that acts as an initial purchaser in connection with the offering of any securities issued pursuant to the Pooling and Servicing Agreement (the “Initial Purchaser”), each affiliate of the Assignor, the Depositor and any Initial Purchaser, each Person who controls the Assignor, the Depositor and any Initial Purchaser or such affiliates and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that each of them may sustain in any way related to (A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, data, accountants’ letter or other material provided by or on behalf of the Company, or provided under this Agreement by or on behalf of any Subservicer, Subcontractor, Independent Third-Party or Third-Party Originator, regarding the Company, the Mortgage Loans or the Underwriting Guidelines which is set forth in any offering document prepared in connection with the Securitization (collectively, the “Company Information”), (B) the omission or alleged omission to state in the Company Information a material fact required to be stated in the Company Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Company Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Company Information or any portion thereof is presented together with or separately from such other information, or (C) the failure by the Company to make any required filings or provide the information needed by Assignor for any required filings under the Exchange Act or under any other applicable securities law and regulation.

7.          [Controlling Certificateholder Rights.

(a)          The Company agrees and acknowledges that [INSERT NAME OF ENTITY], an Affiliate of the Depositor, in its capacity as the initial Controlling Certificateholder pursuant to the Pooling and Servicing Agreement, and for so long as it is the Controlling Certificateholder, may exercise some or all of Assignee’s rights as Purchaser under Section 3.03 of the Master Agreement.

(b)          If there is no Controlling Certificateholder under the Pooling and Servicing Agreement, or to the extent that the Controlling Certificateholder is not exercising the rights referenced in Section 7(a), then all rights and responsibilities of the Purchaser under Section 3.03 of the Master Agreement will be exercised by the Assignee.]

8.          [Amendments to the Master Agreement]. [IF ANY AMENDMENT IS REQUIRED FOR SECURITIZATION/ E.G. RATING AGENCY REQUIREMENTS]

9.          Notices

The Assignee’s address for purposes of all notices and correspondence related to the Mortgage Loans and the Master Agreement is:

[NAME AND ADDRESS OF ASSIGNEE]

Exhibit A-2-5

Attention:
Telephone:
Fax:
Email:

10.         Accuracy of the Master Agreement.

The Company and the Assignor represent and warrant to the Assignee that (i) attached hereto as Exhibit [C] is a true, accurate and complete copy of the Master Agreement, all amendments and modifications, if any, thereto, which Master Agreement is in full force and effect as of the date hereof, (ii) the Master Agreement has not been waived, amended or modified in any respect, except as set forth in this Agreement, and (iii) no notice of termination has been given to the Company under the Master Agreement.

11.         Third-Party Beneficiary.

For purposes of this Agreement, any Initial Purchaser shall be considered a third party beneficiary under this Agreement entitled to all the rights and benefits accruing to such parties herein as if it were a direct party to this Agreement. [The Controlling Certificateholder under the Pooling and Servicing Agreement is also an express third party beneficiary of this Agreement, and shall have the same power and ability to exercise and enforce the rights stated to be provided to it hereunder as if it were a signatory hereto. The Company hereby consents to such exercise and enforcement.]

12.         THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS RULES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL GOVERN) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

EACH OF THE COMPANY, THE ASSIGNOR AND THE ASSIGNEE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY OTHER DOCUMENTS AND INSTRUMENTS EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF THE COMPANY, THE ASSIGNOR OR THE ASSIGNEE. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO THIS AGREEMENT.

13.         No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced, with the prior written consent of the Trustee.

Exhibit A-2-6

14.         This Agreement shall inure to the benefit of (i) the successors and assigns of the parties hereto and (ii) the Trust (including the Trustee and the Master Servicer acting on the Trust’s behalf). Any entity into which Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

15.         Each of this Agreement and the Master Agreement shall survive the conveyance of the Mortgage Loans pursuant to the MLPA and the Pooling and Servicing Agreement and the assignment of the Master Agreement (to the extent assigned hereunder) by Assignor to the Trust, as applicable.

16.         This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument. The parties hereto agree that this Agreement and signature pages may be transmitted among them by facsimile or by electronic mail and that faxed and PDF signatures may constitute original signatures and that a faxed or PDF signature page containing the signature (faxed, PDF or original) is binding upon the parties.

17.         In the event that any provision of this Agreement conflicts with any provision of the Master Agreement with respect to the Mortgage Loans, the terms of this Agreement shall control.

18.         It is expressly understood and agreed by the parties hereto that insofar as this Agreement is executed by the Trustee (i) this Agreement is executed and delivered by [TRUSTEE] not in its individual capacity but solely as Trustee on behalf of the Trust created by the Pooling and Servicing Agreement referred to herein in the exercise of the powers and authority conferred upon and vested in it, and as directed in the Pooling and Servicing Agreement, (ii) each of the undertakings and agreements herein made on behalf of the Trust is made and intended not as a personal undertaking or agreement of or by [TRUSTEE] but is made and intended for purposes of binding only the Trust, (iii) nothing herein contained shall be construed as creating any liability on the part of [TRUSTEE], individually or personally, to perform any covenant either express or implied in this Agreement, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, and (iv) under no circumstances shall [TRUSTEE] in its individual capacity or in its capacity as Trustee be personally liable for the payment of any indebtedness, amounts or expenses owed by the Assignor under the Master Agreement, as modified or supplemented by this Agreement (such indebtedness, expenses and other amounts being payable solely from and to the extent of funds of the Trust) or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made under this Agreement or any other related documents.

19.         The Company hereby acknowledges that the Assignee has appointed [_____] to act as master servicer and securities administrator under the Pooling and Servicing Agreement and hereby agrees to treat all inquiries, demands, instructions, authorizations and other communications from the Master Servicer as if the same had been received from the Assignee. The Master Servicer, acting on behalf of the Assignee, shall have the rights of the Assignee as the Purchaser under this Agreement, including, without limitation, the right to enforce the obligations of the Company hereunder and under the Master Agreement and the right to exercise the remedies of the Purchaser hereunder and under the Master Agreement.

Exhibit A-2-7

20.         The Company hereby agrees that it shall provide information with respect to the Mortgage Loans or the origination thereof to any Rating Agency or nationally recognized statistical rating organization (“NRSRO”) via electronic mail at [EMAIL ADDRESS], with a subject reference of “[____]” and an identification of the type of information being provided in the body of such electronic mail. The Securities Administrator, as the initial Rule 17g-5 Information Provider (the “Rule 17g-5 Information Provider”) shall notify the Company in writing of any change in the identity or contact information of the Rule 17g-5 Information Provider. The Company shall have no liability for (i) the Rule 17g-5 Information Provider’s failure to post information provided by it in accordance with the terms of this Agreement or (ii) any malfunction or disabling of the website maintained by the Rule 17g-5 Information Provider. None of the foregoing restrictions in this Section 20 prohibit or restrict oral or written communications, or providing information, between the Company, on the one hand, and any Rating Agency or NRSRO, on the other hand, with regard to (i) such Rating Agency’s or NRSRO’s review of the ratings it assigns to the Company or (ii) such Rating Agency’s or NRSRO’s evaluation of the Company’s operations in general; provided, however, that the Company shall not provide any information relating to the Mortgage Loans to such Rating Agency or NRSRO in connection with such review and evaluation by such Rating Agency or NRSRO unless: (x) borrower, property or deal specific identifiers are redacted; or (y) such information has already been provided to the Rule 17g-5 Information Provider.

21.         Capitalized terms used in this Agreement (including the exhibits hereto) but not defined in this Agreement shall have the meanings given to such terms in the Master Agreement.

[Signatures Follow]

Exhibit A-2-8

IN WITNESS WHEREOF, the parties have caused this Agreement be executed by their duly authorized officers as of the date first above written.

[NAME OF ASSIGNOR]	[NAME OF ASSIGNEE]

By:	By:

Name:	Name:

Title:	Title:

[NAME OF COMPANY]	[NAME OF DEPOSITOR]

By:	By:

Name:	Name:

Title:	Title:

Exhibit A-2-9

EXHIBIT A
to the Assignment, Assumption and Recognition Agreement

MORTGAGE LOAN SCHEDULE

Exhibit A-2-10

[EXHIBIT B
to the Assignment, Assumption and Recognition Agreement

UNDERWRITING EXCEPTIONS AND COMPENSATING FACTORS]

Exhibit A-2-11

EXHIBIT [C]
to the Assignment, Assumption and Recognition Agreement

EXECUTION COPY OF THE MASTER AGREEMENT

Exhibit A-2-12

EXHIBIT B

FORM OF PURCHASE CONFIRMATION

[DATE]

[COMPANY]

[ADDRESS]

Re:	Purchase Confirmation

Ladies and Gentlemen:

This purchase confirmation (the “Purchase Confirmation”) between [NAME OF PURCHASER] (the “Purchaser”) and [Seller] (the “Company”) sets forth the agreement pursuant to which the Purchaser is purchasing, and the Company is selling, on a servicing released basis, those certain mortgage loans identified in Exhibit A hereto (the “Mortgage Loans”).

The purchase, sale and servicing of the Mortgage Loans as contemplated herein shall be governed by that certain Flow Sale and Interim Servicing Agreement, dated as of [________], between the Purchaser and the Company (as amended herein and otherwise, the “Agreement”). By executing this Purchase Confirmation, each of the Purchaser and the Company again makes, with respect to itself and each Mortgage Loan as of the Closing Date (as defined herein), all of the covenants, representations and warranties made by each such party in the Agreement, except as the same may be amended by this Purchase Confirmation.

All exhibits hereto are incorporated herein in their entirety. In the event there exists any inconsistency between the Agreement and this Purchase Confirmation, the latter shall be controlling notwithstanding anything contained in the Agreement to the contrary. All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

Transaction Terms:

A. Assignment and Conveyance:	Upon the Purchaser’s payment of the Purchase Price in accordance with Section 2.01 of the Agreement and pursuant to the terms of this Purchase Confirmation, the Company hereby sells, transfer, assigns and conveys to the Purchaser, without recourse, but subject to the terms of this Purchase Confirmation and the Agreement, all right, title and interest of the Company in and to the Mortgage Loans having an aggregate Stated Principal Balance as set forth herein, together with all related Servicing Rights and all documents maintained as part of the related Mortgage Files, all Mortgaged Properties which secure any Mortgage Loan but are acquired by foreclosure, deed in lieu of foreclosure after the Cut-off Date (as defined herein) or otherwise, all payments of principal and interest received on the Mortgage Loans after the Cut-off Date (as defined herein), all other unscheduled collections collected in respect of the Mortgage Loans after the Cut-off Date (as defined herein), and all proceeds of the foregoing, subject, however, to the rights of the Company under the Agreement. The Mortgage Loans are being sold by the Company on a servicing released basis.

Exhibit B-1

B. Closing Date:	[DATE].

C. Cut-off Date:	[DATE].

D. Servicing Transfer Date:	[DATE].

E. Purchase Price:	As set forth on the funding schedule attached hereto as Exhibit B.

F. Aggregate Stated Principal Balance:	$[•].

G. Mortgage Loan Schedule:	THE COMPANY HEREBY AGREES AND ACKNOWLEDGES THAT THE MORTGAGE LOAN SCHEDULE ATTACHED HERETO AS EXHIBIT A IS THE MORTGAGE LOAN SCHEDULE IDENTIFIED IN SECTION 3.02(A) OF THE AGREEMENT AND REAFFIRMS ITS REPRESENTATIONS AND WARRANTIES CONTAINED THEREIN, including, but not limited to, THAT SUCH MORTGAGE LOAN SCHEDULE IS complete, true and correct as of the Closing Date and that the information on the Mortgage Loan Schedule correctly and accurately reflects the information contained in the originator’s records (including, without limitation, the mortgage file) in all material respects AND SUCH MORTGAGE LOAN SCHEDULE SUPERSEDES ANY PRIOR MORTGAGE LOAN SCHEDULE RELATED TO THE MORTGAGE LOANS PROVIDED BY COMPANY FOR PURPOSES OF THE AGREEMENT AND THIS PURCHASE CONFIRMATION.

Exhibit B-2

H. Governing Law:	As set forth in Section 11.02 of the Agreement.

I. Execution	This Purchase Confirmation may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument. The Company and the Purchaser agree that this Purchase Confirmation may be transmitted between them by facsimile or by electronic mail and that faxed and PDF signatures may constitute original signatures and that a faxed or PDF signature page containing the signature (faxed, PDF or original) is binding upon the parties.

[Signature Page Follows]

Exhibit B-3

IN WITNESS WHEREOF, the parties hereto, by the hands of their duly authorized officers, execute this Purchase Confirmation as of the Closing Date referred to above.

[NAME OF PURCHASER],
Purchaser

By:
Name:
Title:

[_______________],
Seller

By:
Name:
Title:

Exhibit B-4

EXHIBIT A

to the Purchase Confirmation

MORTGAGE LOAN SCHEDULE

Exhibit B-5

EXHIBIT B

to the Purchase Confirmation

FUNDING SCHEDULE

Exhibit B-6

EXHIBIT C

ARBITRATION PROCEDURES

If any allegation of a breach of a representation or warranty made in Section 3.02 has not been resolved to the satisfaction of both the Purchaser and the Company, either party may commence Arbitration to resolve the dispute. To commence Arbitration, the moving party shall deliver written notice to the other party that it has elected to pursue Arbitration in accordance with this Section 3.02; provided that, neither the Company nor the Purchaser shall commence Arbitration with respect to an alleged breach of representation or warranty made in Section 3.02 before one hundred twenty (120) days following notification by the Purchaser to the Company of the alleged breach unless Company has not provided a response to Purchaser’s notification of such an alleged breach within sixty (60) days thereof, in which case Purchaser may commence Arbitration prior to the end of such one hundred twenty (120) day period. Within ten (10) Business Days after a party has provided notice that it has elected to pursue Arbitration, each party may submit the names of one or more proposed Arbitrators to the other party in writing. If the parties have not agreed on the selection of an Arbitrator within five (5) Business Days after the first such submission, then the party commencing Arbitration shall, within the next five (5) Business Days, notify the AAA in New York, NY (the “AAANY”) and request that it appoint a single Arbitrator with experience in arbitrating disputes arising in the financial services industry and who has not been previously rejected by either party.

Upon a showing of good cause, a party may request the Arbitrator to direct the production of such information, evidence and/or documentation from the parties that the Arbitrator deems appropriate. If requested by the Arbitrator or any party, any hearing with respect to an Arbitration shall be conducted by video conference or teleconference except upon the agreement of both parties or the request of the Arbitrator.

The finding of the Arbitrator shall be final and binding upon the parties. Judgment upon any arbitration award rendered may be entered and enforced in any court of competent jurisdiction. The costs of the Arbitrator shall be shared equally between both parties. Each party, however, shall bear its own attorney’s fees and costs in connection with the Arbitration. Nothing herein shall be construed as an agreement or consent to Arbitrate any disputes arising between the Company or the Purchaser other than in connection with an allegation of a breach of a representation or warranty made in Section 3.02.

Exhibit C-1

EXHIBIT D

FORM OF COMPANY’S OFFICER’S CERTIFICATE

I, ________________________, hereby certify that I am the duly elected ______________ of [SELLER], a ______________ (the “Company”), and further certify, on behalf of the Company as follows:

1.          Attached hereto as Attachment I are a true and correct copy of the Certificate of Incorporation and by-laws of the Company as are in full force and effect on the date hereof.

2.          No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Company are pending or contemplated.

3.          Each person who, as an officer or attorney-in-fact of the Company, signed (a) the Flow Sale and Interim Servicing Agreement (the “Sale and Servicing Agreement”), dated as of _______ __, 20_ _ by and between the Company and [NAME OF PURCHASER] (the “Purchaser”); and (b) any other document delivered prior hereto or on the date hereof in connection with the sale and servicing of the Mortgage Loans in accordance with the Sale and Servicing Agreement was, at the respective times of such signing and delivery, and is as of the date hereof, duly elected or appointed, qualified and acting as such officer or attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures.

4.          Attached hereto as Attachment II is a true and correct copy of the resolutions duly adopted by the board of directors of the Company on ____________, 20_ _ (the “Resolutions”) with respect to the authorization and approval of the sale and servicing of the Mortgage Loans; said Resolutions have not been amended, modified, annulled or revoked and are in full force and effect on the date hereof.

5.          Attached hereto as Attachment III is a Certificate of Good Standing of the Company dated ____________, 20_ _. No event has occurred since ____________, 20_ _ which has affected the good standing of the Company under the laws of the State of ___________.

6.          Attached hereto as Attachment IV is a list of the Company’s licenses to originate and sell the Mortgage Loans. Such a list of licenses may be obtained at www.nmlsconsumeraccess.org or another appropriate source. No such licenses have been suspended or revoked by any court, administrative agency, arbitrator or governmental body and no proceedings are pending which might result in such suspension or revocation.

7.          All of the representations and warranties of the Company contained in Sections 3.01 and 3.02 of the Sale and Servicing Agreement were true and correct in all material respects as of the date of the Sale and Servicing Agreement and are true and correct in all material respects as of the date hereof.

Exhibit D-1

8.          The Company has performed all of its duties and has satisfied all the material conditions on its part to be performed or satisfied prior to the related Closing Date pursuant to the Sale and Servicing Agreement and the related Purchase Confirmation.

9.          Each person whose name, title and signature appears on Attachment V hereto is duly authorized to execute on behalf of the Company any and all documents in connection with the sale and servicing of the Mortgage Loans in accordance with the Sale and Servicing Agreement.

All capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Sale and Servicing Agreement.

[signature page follows]

Exhibit D-2

IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:
By:
Name:
Title: Vice President

I, _______________________, Secretary of the Company, hereby certify that _________________________ is the duly elected, qualified and acting Vice President of the Company and that the signature appearing above is genuine.

IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:
By:
Name:
Title: [Assistant] Secretary

Exhibit D-3

Attachment I

Certificate of Incorporation and By-Laws

Exhibit D-4

Attachment II

Resolutions of the Board

Exhibit D-5

Attachment III

Certificate of Good Standing

Exhibit D-6

Attachment IV

Licenses of the Company

Exhibit D-7

Attachment V

AUTHORIZED SIGNATORIES

Name	Title	Signature

Exhibit D-8

EXHIBIT E

FORM OF POWER OF ATTORNEY

RECORDING REQUESTED BY

AND WHEN RECORDED MAIL TO:

FIVE OAKS ACQUISITION CORP.

[______________]

[______________]

[______________]

Attn:

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that _______________________, a ________________ corporation organized and existing under the laws of the State of ________ and having its principal place of business at __________________________________ as servicer (the “Company”) pursuant to that Flow Sale and Interim Servicing Agreement, between __________________ (the “Owner”) and the Company, dated as of __________ __, 20_ _ (the “Agreement”), hereby constitutes and appoints the Owner, by and through the Owner’s officers, the Company’s true and lawful Attorney-in-Fact, in the Company’s name, place and stead in connection with all mortgage loans and REO properties subject to the terms of the Agreement for the purpose of performing all acts and executing all documents in the name of the Company as may be customarily and reasonably necessary and appropriate to effectuate any transactions, including but not limited to those enumerated below, in respect of any of the mortgages or deeds of trust (the “Mortgages” and the “Deeds of Trust” respectively) and promissory notes secured thereby (the “Mortgage Notes”) for which the undersigned is the Company (whether the undersigned is named therein as mortgagee or beneficiary or has become mortgagee by virtue of endorsement of the Mortgage Note secured by any such Mortgage or Deed of Trust) and for which the Company is performing servicing activities.

This appointment shall include without limitation the following transactions:

1.	The modification or re-recording of a Mortgage or Deed of Trust, where said modification or re-recording is for the purpose of correcting the Mortgage or Deed of Trust to conform same to the original intent of the parties thereto or to correct title errors discovered after such title insurance was issued.

2.	The subordination of the lien of a Mortgage or Deed of Trust to an easement in favor of a public utility company of a United States governmental agency or unit with powers of eminent domain; this section shall include, without limitation, the execution of partial satisfactions/releases, partial reconveyances or the execution or requests to trustees to accomplish same.

Exhibit E-1

3.	The conveyance of the properties to the mortgage insurer, or the closing of the title to the property to be acquired as real estate owned, or conveyance of title to real estate owned.

4.	The completion of loan assumption agreements.

5.	The full satisfaction/release of a Mortgage or Deed of Trust or full conveyance upon payment and discharge of all sums secured thereby, including, without limitation, cancellation of the related Mortgage Note.

6.	The assignment of any Mortgage or Deed of Trust and the related Mortgage Note, in connection with the repurchase of the mortgage loan secured and evidenced thereby.

7.	The full assignment of a Mortgage or Deed of Trust upon payment and discharge of all sums secured thereby in conjunction with the refinancing thereof, including, without limitation, the assignment of the related Mortgage Note.

8.	With respect to a Mortgage or Deed of Trust, the foreclosure, the taking of a deed in lieu of foreclosure, or the completion of judicial or non-judicial foreclosure or termination, cancellation or rescission of any such foreclosure, including, without limitation, any and all of the following acts:

a.	the substitution of trustee(s) serving under a Deed of Trust, in accordance with state law and the Deed of Trust;

b.	the preparation and issuance of statements of breach or non-performance;

c.	the preparation and filing of notices of default and/or notices of sale

d.	the cancellation/rescission of notices of default and/or notices of sale;

e.	the taking of a deed in lieu of foreclosure; and

f.	the preparation and execution of such other documents and performance such other actions as may be necessary under the terms of the Mortgage, Deed of Trust or state law to expeditiously complete said transactions in paragraphs 8(a) through 8(e), above.

9.	To take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any mortgage insurance or with respect to any Mortgage Note and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Owner for the purpose of collecting any and all such moneys due under any such mortgage insurance or with respect to any Mortgage Note, Mortgage or Deed of Trust whenever payable.

Exhibit E-2

10.	To take all other actions in connection with the transfer of servicing including the delivery of “goodbye” letters to mortgagors.

The undersigned gives said Attorney-in-Fact full power and authority to execute such instruments and to do and perform all and every act and thing necessary and proper to carry into effect the power or powers granted by or under this Power of Attorney, as fully as the undersigned might or could do, and hereby does ratify and confirm to all that said Attorney-in-Fact shall lawfully do or cause to be done by authority hereof. This Power of Attorney shall be effective as of ____________ ___, 20_ __. This Power of Attorney is a power coupled with an interest and shall be irrevocable.

Exhibit E-3

IN WITNESS WHEREOF, ________________________, as Company pursuant to that Flow Sale and Interim Servicing Agreement between the Company and the Owner, dated as of __________ __, 20_ _, has these presents to be signed and acknowledged in its name and behalf by ____________, its duly elected and authorized ______________ this ___ day of ____________, 20_ _

By:
Name:
Title:

ATTEST:

By:
Name:
Title:

ATTEST:

By:
Name:
Title:

Exhibit E-4

STATE OF
COUNTY OF

On ____________ __, _____, before me, the undersigned, a Notary Public in and for said state, personally appeared _______________ of _________________________, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that [she/he] executed that same in [her/his] authorized capacity, and that by [her/his] signature on the instrument the entity upon behalf of which the person acted and executed the instrument.

WITNESS my hand and official seal.

(SEAL)

Notary Public

Exhibit E-5

EXHIBIT F

FORM OF OPINION OF COUNSEL

[NAME OF PURCHASER]
[ADDRESS]
Attention: [_________]

Re: [NAME OF COMPANY]

Dear Sir/Madam:

I am [General Counsel] of [COMPANY] (the “Company”), with respect to certain matters in connection with the sale by the Company of certain mortgage loans (the “Mortgage Loans”) pursuant to that certain Flow Sale and Interim Servicing Agreement by and between the Company and [NAME OF PURCHASER] (the “Purchaser”), dated as of [Month] [Day], 20[_] (the “Agreement”), which sale is in the form of whole Mortgage Loans. Capitalized terms not otherwise defined herein have the meanings set forth in the Agreement.

I have examined the following documents:

1.	the Agreement; and

2.	such other documents, records and papers as I have deemed necessary and relevant as a basis for this opinion.

To the extent I have deemed necessary and proper, I have relied upon the representations and warranties of the Company contained in the Agreement. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents.

Based upon the foregoing, it is my opinion that;

1.	The Company is a [corporation] duly organized, validly existing and in good standing under the laws of the state of [STATE OF COMPANY’S INCORPORATION].

2.	The Company has the power to engage in the transactions contemplated by the Agreement and all requisite power, authority and legal right to execute and deliver the Agreement and the Mortgage Loans, and to perform and observe the terms and conditions of such instruments.

3.	Each person who, as an officer or attorney-in-fact of the Company, signed (a) the Agreement, and (b) any other document delivered prior hereto or on the date hereof in connection with the sale and servicing of the Mortgage Loans in accordance with the Agreement and the person was, at the respective times of such signing and delivery, and is, as of the date hereof, duly elected or appointed, qualified and acting and as such officer or attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures.

Exhibit F-1

4.	The Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement enforceable in accordance with its terms, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance, none of which will materially interfere with the realization of the benefits provided thereunder or with the Purchaser’s ownership of the Mortgage Loans.

5.	The Company has been duly authorized to allow any of its officers to execute any and all documents by original signature in order to complete the transactions contemplated by the Agreement, and by original or facsimile signature in order to execute the endorsements to the Mortgage Notes and the assignments of the Mortgages, and the original or facsimile signature of the officer at the Company executing the endorsements to the Mortgage Notes and the assignments of the Mortgages represents the legal and valid signature of said officer of the Company.

6.	Either (i) no consent, approval, authorization or order of any court or Governmental Authority is required for the execution, delivery and performance by the Company of or compliance by the Company with the Agreement or the sale and delivery of the Mortgage Loans or the consummation of the transactions contemplated by the Agreement; or (ii) any required consent, approval, authorization or order has been obtained by the Company.

7.	Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of the Agreement, will conflict with or results in or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Company, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or violates any statute or order, rule, regulations, writ, injunction or decree of any court, Governmental Authority or regulatory body to which the Company is subject or by which it is bound.

8.	There is no action, suit, proceeding or investigation pending or, to the best of my knowledge, threatened against the Company which, in my opinion, either in any one instance or in the aggregate, may result in any Material Adverse Change in the business, operations, financial condition, properties or assets of the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted or in any material liability on the part of the Company or which would draw into question the validity of the Agreement, or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be likely to impair materially the ability of the Company to perform under the terms of the Agreement.

Exhibit F-2

9.	The sale of each Mortgage Note and Mortgage as and in the manner contemplated by the Agreement is sufficient fully to transfer all right, title and interest of the Company thereto as noteholder and mortgagee.

10.	The form of endorsement that is to be used with respect to the Mortgage Loans is legally valid and sufficient to duly endorse the Mortgage Notes to the Purchaser. Upon the completion of the endorsement of the Mortgage Notes and the completion of the assignments of the Mortgages, and the recording thereof, the endorsement of the Mortgage Notes, the delivery to the Custodian of the completed assignments of the Mortgages, and the delivery of the original endorsed Mortgage Notes to the Custodian would be sufficient to permit the entity to which such Mortgage Note is initially endorsed at the Purchaser’s direction, and to whom such assignment of Mortgages is initially assigned at the Purchaser’s direction, to avail itself of all protection available under Applicable Law against the claims of any present or future creditors of the Company, and would be sufficient to prevent any other sale, transfer, assignment, pledge or hypothecation of the Mortgages and the Mortgage Notes by the Company from being enforceable.

This opinion is given to you for your sole benefit, and no other person or entity is entitled to rely hereon except that the purchaser or purchasers to which you initially and directly resell the Mortgage Loans may rely on this opinion as if it were addressed to them as of its date.

Sincerely,

Exhibit F-3

Addendum 1

REGULATION AB COMPLIANCE ADDENDUM

TO FLOW SALE AND INTERIM SERVICING AGREEMENT

ARTICLE I
DEFINED TERMS

Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement. The following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

Company Information: As defined in Section 2.04(a)(1)(A).

Reconstitution: Any Securitization or Whole Loan Transfer.

Regulation AB: Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,631 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Static Pool Information: Static pool information as described in Item 1l05(a)(l)-(3) and 1105(c) of Regulation AB.

Third-Party Originator: Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Company.

ARTICLE II
COMPLIANCE WITH REGULATION AB

Section 2.01         Intent of the Parties; Reasonableness.

The Purchaser and the Company acknowledge and agree that the purpose of Article II of this Regulation AB Compliance Addendum is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission and that the provisions of this Regulation AB Compliance Addendum shall be applicable to all Mortgage Loans included in a Securitization closing on or after January 1, 2006, regardless whether the Mortgage Loans were purchased by the Purchaser from the Company prior to the date hereof. Although current Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act, the Company acknowledges that (i) investors in privately offered securities may require that the Purchaser or any Depositor provide comparable disclosure in unregistered offerings and (ii) it is currently contemplated that comparable disclosure in unregistered offerings may soon be required under proposed regulations. References in this Agreement to compliance with Regulation AB include provision of comparable disclosure in private offerings.

Addendum 1-1

Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Company acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Purchaser or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Securitization, the Company shall cooperate fully with the Purchaser to deliver to the Purchaser (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Purchaser or any Depositor to permit the Purchaser or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Company, any Third-Party Originator and the Mortgage Loans reasonably believed by the Purchaser or any Depositor to be necessary in order to effect such compliance.

The Purchaser (including any of its assignees or designees) shall cooperate with the Company by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Purchaser’s reasonable judgment, to comply with Regulation AB.

Section 2.02         Additional Representations and Warranties of the Company.

(a)	The Company thereby represents to the Purchaser and to any Depositor, as of the date on which information is first provided to the Purchaser or any Depositor under Section 2.03 that, except as disclosed in writing to the Purchaser or such Depositor prior to such date: (i) the Company is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Company; (ii) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Company or any Third-Party Originator; and (iii) there are no affiliations, relationships or transactions relating to the Company or any Third-Party Originator with respect to any Securitization and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB.

(b)	If so requested by the Purchaser or any Depositor on any date following the date on which information is first provided to the Purchaser or any Depositor under Section 2.03, the Company shall, within five (5) Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

Section 2.03         Information to Be Provided by the Company.

Addendum 1-2

In connection with any Securitization, the Company shall (i) within five (5) Business Days following request by the Purchaser or any Depositor, provide to the Purchaser and such Depositor (or cause each Third-Party Originator to provide), in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, the information and materials specified in paragraphs (a) and (b) of this Section, and (ii) as promptly as practicable following notice to or discovery by the Company, provide to the Purchaser and any Depositor (in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor) the information specified in paragraph (c) of this Section.

(a)	If so requested by the Purchaser or any Depositor, the Company shall provide such information regarding (i) the Company, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), or (ii) each Third-Party Originator, as is requested for the purpose of compliance with Items 1103(a)(1), 1105, 1110, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

(i)	the originator’s form of organization;

(ii)	a description of the originator’s origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator’s experience in originating mortgage loans of a similar type as the Mortgage Loans; information regarding the size and composition of the originator’s origination portfolio; and information that may be material, in the good faith judgment of the Purchaser or any Depositor, to an analysis of the performance of the Mortgage Loans, including the originators’ credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

(iii)	a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Company and each Third-Party Originator; and

(iv)	a description of any affiliation or relationship between the Company and each Third-Party Originator and any of the following parties to a Securitization, as such parties are identified to the Company by the Purchaser or any Depositor in writing in advance of such Securitization:

(1)         the sponsor;

(2)         the depositor;

(3)         the issuing entity;

(4)         any servicer;

(5)         any trustee;

(6)         any originator;

(7)         any significant obligor;

Addendum 1-3

(8)         any enhancement or support provider; and

(9)         any other material transaction party.

(b)	If so requested by the Purchaser or any Depositor, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Purchaser as provided below) originated by (i) the Company, if the Company is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), and/or (ii) each Third-Party Originator. Such Static Pool Information shall be prepared by the Company (or Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB. To the extent that there is reasonably available to the Company (or Third-Party Originator) Static Pool Information with respect to more than one mortgage loan type, the Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph. The content of such Static Pool Information may be in the form customarily provided by the Company, and need not be customized for the Purchaser or any Depositor. Such Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool. The most recent periodic increment must be as of a date no later than one hundred thirty five (135) days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference. The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format reasonably required by the Purchaser or the Depositor, as applicable.

Promptly following notice or discovery of a material error in Static Pool Information provided pursuant to the immediately preceding paragraph (including an omission to include therein information required to be provided pursuant to such paragraph), the Company shall provide corrected Static Pool Information to the Purchaser or any Depositor, as applicable, in the same format in which Static Pool Information was previously provided to such party by the Company.

If so requested by the Purchaser or any Depositor, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such statements and agreed-upon procedures letters of certified public accountants reasonably acceptable to the Purchaser or Depositor, as applicable, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Company’s or Third-Party Originator’s originations or purchases, to calendar months commencing January 1, 2006, as the Purchaser or such Depositor shall reasonably request. Such statements and letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which may include, by way of example, any sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.

Addendum 1-4

(c)	For the purpose of satisfying the reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Company shall (or shall cause each Third-Party Originator to) (i) provide prompt notice to the Purchaser and any Depositor in writing of (A) any material litigation or governmental proceedings involving the Company or any Third-Party Originator and (B) any affiliations or relationships that develop following the closing date of a Securitization between the Company or any Third-Party Originator and any of the parties specified in clause (D) of paragraph (a) of this Section (and any other parties identified in writing by the requesting party) with respect to such Securitization, and (ii) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships.

Section 2.04         Indemnification; Remedies.

(a)	The Company shall indemnify the Purchaser, each affiliate of the Purchaser, and each of the following parties participating in a Securitization: each sponsor and issuing entity; each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees, agents and affiliates of each of the foregoing and of the Depositor (each, an “Indemnified Party”), and shall hold each of them harmless from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(1)	(A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, data, accountants’ letter or other material provided under this Article II by or on behalf of the Company, or provided under this Article II by or on behalf of any Third-Party Originator (collectively, the “Company Information”), or (B) the omission or alleged omission to state in the Company Information a material fact required to be stated in the Company Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Company Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Company Information or any portion thereof is presented together with or separately from such other information;

Addendum 1-5

(2)	any breach by the Company of its obligations under this Article II, including particularly any failure by the Company or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Article II;

(3)	any breach by the Company of a representation or warranty set forth in Section 2.02(a) or in a writing furnished pursuant to Section 2.02(b) and made as of a date prior to the closing date of the related Securitization, to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing furnished pursuant to Section 2.02(b) to the extent made as of a date subsequent to such closing date; or

(4)	the negligence, bad faith or willful misconduct of the Company in connection with its performance under this Article II.

If the indemnification provided for herein is unavailable or insufficient to hold harmless an Indemnified Party, then the Company agrees that it shall contribute to the amount paid or payable by such Indemnified Party as a result of any claims, losses, damages or liabilities incurred by such Indemnified Party in such proportion as is appropriate to reflect the relative fault of such Indemnified Party on the one hand and the Company on the other.

In the case of any failure of performance described in clause (a)(ii) of this Section, the Company shall promptly reimburse the Purchaser, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Company or any Third-Party Originator.

This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

Addendum 1-6